Exhibit 10.28

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND ARE BEING FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN A CONFIDENTIAL TREATMENT REQUEST UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THE SYMBOL “[***]” IN THIS EXHIBIT INDICATES THAT INFORMATION HAS BEEN OMITTED.

Contract # TEI11362

MASTER CONTRACT FOR SEISMIC ACQUISITION SERVICES IN WESTERN CANADA

THIS CONTRACT made as of Apr-15-2013 (the “Effective Date”),

Between TALISMAN SASOL MONTNEY PARTNERSHIP (“Company” or “Talisman”) and SAEXPLORATION (CANADA) LTD. (“Contractor”),

TALISMAN SASOL MONTNEY PARTNERSHIP	SAEXPLORATION (CANADA) LTD.
c/o TALISMAN ENERGY INC.	3rd floor, 3333 – 8 Street SE
2000, 888 – 3rd Street SW	Calgary, Alberta T2G 3A4
Calgary, Alberta T2P 5C5	Attention: Forrest Burkholder
Attention: Fernando Torres	Email: fburkholder@saexploration.com
Email: ftorres@talisman-energy.com	Type of Entity: Corporation
Type of Entity: Corporation	Jurisdiction of Formation: Alberta
Jurisdiction of Formation: Canada

In consideration for the mutual promises and conditions contained herein, and any other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Company and Contractor hereby agree as follows:

A.	Capitalized terms used in this Signature Page and not otherwise defined are defined in Schedule “A” hereto.

B.	Contractor shall perform all Services as described in Schedule “B” in accordance with the terms and conditions of this Contract.

C.	Subject to the terms and conditions of this Contract, Company agrees to compensate Contractor for the performance of Services as described in Schedule “C”.

D.	This Contract consists of this Signature Page, Schedule “A” – General Terms & Conditions, Schedule “B” –Scope of Work (including any currently effective Scope of Work, each of which shall form a subpart to Schedule “B”), Schedule “C” – Contract Price (including any subparts relating to a specific Scope of Work), Schedule “D” – Company Policies and Procedures (including any subparts relating to a specific Scope of Work) and Schedule “E” – Form of Performance Guarantee (collectively, the “Contract”). Each such part shall be read and construed as an integral part of this Contract. In the event of any ambiguity or conflict between the parts, the order of precedence shall be as follows: Signature Page, Schedule “A”, Schedule “D”, Schedule “B” (except as to any Scope of Work of Schedule “B” which expressly alters, amends or adds a provision to Schedule “A”, in which case such specific provisions of Schedule “B” shall take precedence over the referenced provisions of Schedule “A” in respect of the specific Scope of Work), Schedule “C” and Schedule “E”.

E.	This Contract forms the entire agreement between Company and Contractor relating to the Services described herein and supersedes all prior negotiations, representations, agreements, understandings and dealings between the Parties in respect thereof other than the non-disclosure/confidentiality agreement executed by the Parties, if any, which shall remain in full force and effect and shall survive completion of the Services and the expiration or termination of this Contract. All obligations, rights and remedies: (i) are in addition to any that the Parties may have in law or in equity; (ii) are cumulative; and (iii) may be exercised concurrently; and this Contract shall be read as a whole. No prior or subsequent agreement between the Parties, written or otherwise, shall alter the terms of this Contract or the relationship of the Parties (and the terms of this Contract shall take precedence over any such prior or subsequent agreement), except as described in Paragraph F of this Signature Page.

[Remainder of page intentionally left blank; signature page follows]

1 of 156

F.	Contractor shall acknowledge its acceptance of this Contract in writing by signing this Signature Page and returning one (1) copy of this Contract to Company. Acceptance by Contractor is limited to acceptance of the express terms of this Contract. Any amendments, modifications or qualifications shall only form part of this Contract if they are included in this Contract by way of (i) a Change Order, (ii) an Amending Agreement issued by Company and accepted by Contractor, or (iii) the addition of a duly authorized Scope of Work (Schedule “B” subpart) executed by an authorized representative of each Party in accordance with Clause 8.2 hereof (including any Schedule “C” and/or Schedule “D” subparts relating to a specific Scope of Work).

G.	Concurrently with Contractor’s execution and delivery of this Contract, Contractor shall deliver to Company a performance guarantee executed by its parent company, SAExploration, Inc., in the form attached as Schedule “E” – Form of Performance Guarantee.

Executed by the Parties’ duly authorized representatives:

TALISMAN SASOL MONTNEY PARTNERSHIP	SAEXPLORATION (CANADA) LTD.
By its Managing Partner
TALISMAN ENERGY INC.

Signed this 17 day of April, 2013.	Signed this 15 day of April, 2013.

/s/ Paul Smith	/s/ Jeff Mackie Jeff Mackie Operations Manager
Signature Above, Print Name and Title	Signature Above, Print Name and Title

2 of 156

SCHEDULE “A”

attached to and made part of the Master Contract for Seismic Acquisition Services in Western Canada (No. TEI11362) dated the Apr-15-2013 between TALISMAN SASOL MONTNEY PARTNERSHIP and SAEXPLORATION (CANADA)

LTD.

GENERAL TERMS AND CONDITIONS

1	INTERPRETATION

1.1	Definitions

“Affiliate” means with respect to a Person, another Person directly or indirectly controlling, controlled by or under common control with such Person. For these purposes, control means the power to direct or cause the direction of the management and policies of the other Person, whether directly or indirectly, and whether by virtue of the ownership of shares or other equity interests, the holding of voting rights or contractual rights or partnership interests, as trustee or executor or otherwise, For certainty, a partnership which is comprised of corporations which are Affiliates, as described above, shall be deemed to be an Affiliate of each such corporation and its other Affiliates;

“Applicable Laws” means all applicable federal, territorial, provincial, local and municipal statutes, laws, by-laws, ordinances, rules, orders (including court orders), regulations, directives, codes, guidelines, policies, safety standards, requirements and specifications in effect from time to time, and any amendments or re-enactments thereto, issued by any Authorities having jurisdiction over Company Group, Contractor Group, the Services, the Worksite, or any of the foregoing;

“Authorities” means any nation or government, or any federal, provincial, municipal, county or regional government or governmental authority or other law, regulation or rule making entity, and includes any court, department, commission, bureau, board, agency or regulatory body of any of the foregoing, having jurisdiction over the Services, the Worksite, any member(s) of Contractor Group or Company Group, or any matter arising under this Contract;

“Business Day” means any day on which Company is open for normal business in Calgary, Alberta, but does not include a Saturday or Sunday or a statutory holiday under the laws of Alberta;

“Change Order” means a written agreement signed after the Effective Date by Company and Contractor, changing the Services or otherwise revising the terms of this Contract;

“Claims” means all claims, actions, causes of action, suits, proceedings, liabilities and demands, of any kind or type whatsoever and all costs and expenses associated therewith, including without limitation, regulatory fines or enforcement actions, judgments, penalties, interest, settlement fees, court costs and legal fees, and shall include claims of strict liability, absolute liability and liability or fault imposed by Applicable Laws;

“Company Contracts Representative” means the individual listed as the Company contact on the Signature Page, who is responsible for and has authority to act on behalf of Company on matters such as: contract expiration, termination, amendment and Change Orders and to revise the Schedules or body of this Contract including the addition of Scopes of Work and any Schedule “C” and Schedule “D” subparts relating to a specific Scope of Work;

“Company Equipment” means any Equipment furnished by Company Group from time to time;

“Company Group” means Company, its Affiliates and each of the foregoing parties’ shareholders, Personnel (excluding Contractor and Contractor’s Subcontractors) and Company’s Invitees;

“Company Intellectual Property” means all Intellectual Property Rights owned by Company Group, provided that Company Intellectual Property shall not include Developments;

“Company Related Party” means any member of Company Group and any of their co-venturers, joint venture partners, co-interest owners, co-lessors, working interest partners in the project and/or facility where the Services are provided and their respective Affiliates and the shareholders, partnership interest holders, Personnel and Invitees of each of them;

3 of 156

“Company Worksite Representative” means the individual (and any alternate individuals) appointed by Company to act on Company’s behalf in all matters relating to the Services, except for modifying any provision of this Contract;

“Confidential Information” means all information and data (whether written, oral or electronic or any other form) received, reviewed or otherwise acquired, learned or obtained by any member(s) of Contractor Group from any Company Related Party or otherwise during the course of, or incidental to, the performance of this Contract, and which in any way concerns the assets, business, operations, opportunities, activities, affairs, undertakings, finances, liabilities or prospects of any Company Related Party, including without limitation: trade secrets, improvements, know-how, discoveries, inventions and patent applications, software, programs, data, codes, methods, processes, proprietary information, data or materials, technology, test procedures and results, drilling, well and facility information, land holdings, land data and land interests, financial and budget information, accounting reports and data, interpretive data, maps, products and business plans, strategies and proposals, personal information regarding customers, employees, workers and landowners, as well as design concepts, engineering drawings, process models, specifications, techniques, and geological, geophysical, geochemical, exploration, development, production, engineering, processing, transportation, marketing or operating information of any kind regarding property or lands on or in the vicinity of property and lands on which a Company Related Party may be conducting operations;

“Consequential Damages” means any special, indirect, consequential, exemplary or punitive damages or losses and includes damages for loss of profits, goodwill or anticipated business;

“Contract Price” means a description of the compensation payable to Contractor attached and forming a subpart of Schedule “C” executed by an authorized representative of each Party in accordance with Clause 8.2 hereof;

“Contractor Equipment” means any Equipment furnished by Contractor Group from time to time, regardless of whether such Equipment is intended to be consumed or expended in the performance of the Services;

“Contractor Group” means Contractor, its Affiliates and Subcontractors, and each of the foregoing parties’ Personnel, who are in any way involved with the Services or any other matters arising under this Contract, and shall also include Persons who are the heirs and successors of Contractor and its Affiliates, in addition to any Invitees of Contractor Group;

“Contractor Intellectual Property” means all Intellectual Property Rights owned by Contractor;

“Developments” means all inventions, improvements, discoveries, formulae, processes, algorithms and know-how produced or developed by Contractor or its Personnel in the performance of this Contract; but excludes Company Intellectual Property, Confidential Information and Documentation;

“Documentation” means all reports, data, tapes, logs, charts, drawings, tracings, documents, calculations, computer printouts, and items of a similar nature, that Contractor is required by this Contract to produce or develop in connection with the performance of the Services;

“Equipment” means any facilities, equipment, personal protective equipment, machinery, tools, instruments, apparatus, appliances, computers, communication apparatus, software, boilers, electronics, vehicles, parts, structures, temporary structures, vessels, tanks, trailers, rentals and other goods, including items rented by Company from Contractor, used in association with the provision of the Services hereunder;

“Good Industry Practice” means those good, sound and professional practices, methods and acts engaged in, approved or followed by a significant proportion of the industry in Canada which is involved in providing services similar to the Services and any other practices, methods or acts, which accomplish the desired results at a reasonable cost, in an expedient manner and are consistent with Applicable Laws, prudent practice, reliability and safety;

4 of 156

“Gross Negligence” means willful, wanton or reckless disregard of harmful, avoidable or foreseeable consequences;

“Intellectual Property Rights” means intellectual, industrial or other proprietary rights, including all rights in all jurisdictions within or outside Canada to patents, copyrights, trademarks, service marks, industrial designs, know-how and trade secrets, howsoever arising in law or equity and whether registered or unregistered in any jurisdiction;

“Invitee” means any Person not a Party to this Contract whose presence is at the invitation of a Party to this Contract as a guest and not under employment, retainer, contract or subcontract;

“Liens” means all liens, claims, charges, security interests and encumbrances arising pursuant to Applicable Laws in respect of the performance of the Services by Contractor Group, against the Worksite, premises, personal and real property of any Company Related Party;

“Losses” means all losses, costs, charges, penalties, fines, interest, liabilities, expenses and damages (whether contractual or tortious), of any kind or type whatsoever including reasonable legal fees and expenses;

“Parties” means Contractor and Company, and “Party” means either one of them, as the context may require;

“Permits” means all permits, consents, approvals, authorizations, certificates, licenses, memberships in professional associations and similar instruments issued by the proper Authorities or other Person(s) that may be applicable to or are required in association with the provision of the Services by a member of the Contractor Group;

“Person” means any natural person, sole proprietorship, corporation of any kind, unincorporated organization, partnership of any kind, company of any kind, joint venture, association, firm, trust, bank or other organization, whether or not a “legal entity” and includes any Authority;

“Personnel” means a party’s directors, officers, employees, workers, consultants, agents, partners, representatives, suppliers, vendors and Subcontractors in any tier and the employees, workers and agents of all such Persons;

“Policies and Procedures” means the policies and procedures of Company Group listed in Schedule “D”, including Company’s Additional HSE Terms and Conditions (Exhibit “D-1”), Company’s Alcohol and Drug Policy Expectations for Contractors (Exhibit “D-2”), Company’s NAO Driving Policy (Exhibit “D-3”), Aviation Safety Terms and Conditions for Onshore Heliportable Seismic (Exhibit “D-4”), Company’s Policy on Business Conduct and Ethics (Exhibit “D-5”), Company’s Golden Rules for Safe Operations (TLM Safety Culture Global Standard) (Exhibit “D-6”), Company’s HSE Management System Questionnaire (Exhibit “D-7”), Company’s HSE Interface Document Template (Exhibit “D-8”) and Company’s Local Benefits and Stakeholder Relations Requirements (Exhibit “D-9”) and other policies and procedures communicated to Contractor and which are either provided to or are accessible to Contractor on the Company’s external website at www.talisman-energy.com and shall include any additional or modified policies which are determined, adopted or implemented by Company Group from time to time and communicated to Contractor;

“Schedule” means a schedule referenced in paragraph “D” of the Signature Page;

“Scope of Work” means a scope of Services attached and forming a subpart of Schedule “B” executed by an authorized representative of each Party in accordance with Clause 8.2 hereof;

“Services” means any services or work which are to be provided by Contractor under this Contract, including delivery of all Documentation to Company;

“Signature Page” means the first page(s) of this Contract evidencing the execution of both Parties;

5 of 156

“Subcontractor” means any Person to whom execution of any part of the obligations of Contractor hereunder is subcontracted directly or indirectly by Contractor and includes its Affiliates, sub-suppliers, sub-vendors and sub-subcontractors and all of the foregoing parties’ Personnel;

“Warranty Period” means the period described in Clause 2.6; and

“Worksite” means the lands, waters and other places on, under, in or through which Services are to be conducted, as may be further described in Schedule “B”.

1.2	Matters of Interpretation

In this Contract, unless specifically stated otherwise:

1.2.1	the phrase “Contractor Group shall” means that Contractor itself shall abide by such term of the Contract, and in addition, Contractor shall ensure that each member of Contractor Group shall abide by such term of the Contract. Conversely, the phrase “no member of Contractor Group shall” means that Contractor itself shall not do as specified in the Contract, and Contractor shall ensure that each member of Contractor Group shall not do as specified in the Contract;

1.2.2	“herein”, “hereby”, “hereunder”, “hereof” and similar expressions are references to this Contract and not to any particular clause, article, or Schedule;

1.2.3	“Article”, “Clause” and “Subclause” are references to an Article, Clause or Subclause contained in Schedule “A” of this Contract unless specifically stated otherwise;

1.2.4	“including” and similar terms mean “including without limitation”;

1.2.5	“$”, “dollars” or other sums of money shall mean Canadian currency, unless specifically stated otherwise;

1.2.6	words importing the singular shall include the plural and vice versa, and words importing the masculine gender shall include the feminine and neuter genders;

1.2.7	headings are for convenience of reference only and shall not affect the construction or interpretation of this Contract; and

1.2.8	where a word or phrase is defined, its derivatives or other grammatical forms have a corresponding meaning.

2	PERFORMANCE OF THE SERVICES; DELIVERY OF THE DOCUMENTATION

2.1	Performance of Services

2.1.1	Strict Compliance

Company hereby engages Contractor to perform the Services. Contractor Group shall strictly comply with and perform all Services in accordance with the requirements of this Contract, all Applicable Laws and Policies and Procedures. In the event of differing standards or a conflict between any Applicable Laws, Policies and Procedures and this Contract, Contractor Group shall meet the higher standard in the performance of Services and in all activities relating to and in support of the Services, whether at the Worksite or offsite.

2.1.2	Due Diligence

Contractor Group shall perform the Services with due diligence, in a competent, careful, efficient and professional manner and in accordance with Good Industry Practice.

6 of 156

2.1.3	Services Schedule & Deadlines

Contractor Group shall perform the Services in accordance with the time schedule, deadlines and Services coordination procedures set out in Schedule “B”, if any, or as otherwise directed by the Company Worksite Representative.

2.1.4	Key Personnel

Contractor Group shall supply personnel who are qualified to perform the Services, including the key personnel, if any, specified in Schedule “B” (“Key Personnel”). Contractor Group shall not remove, reassign or replace any Key Personnel in connection with the Services without Company’s prior written consent, unless the engagement of any Key Personnel with Contractor Group has been terminated, in which case Contractor Group shall promptly replace such Key Personnel with other personnel approved by Company, who thereafter shall be deemed to be Key Personnel.

2.1.5	Use of Equipment

Contractor Group shall:

2.1.5.1	supply and mobilize, at its own expense and cost, all necessary Contractor Equipment suitable for the safe, legal and efficient performance of the Services other than such items Company specifically agrees to furnish;

2.1.5.2	maintain all Contractor Equipment in a neat, clean, mechanically safe and first class operating condition, fit for the use for which they are intended and capable of the degree of performance specified in this Contract. Contractor Group shall use all Equipment only for the manufactured use intended, and in a safe and cost effective manner; and

2.1.5.3	at its own cost, keep at the Worksite adequate quantities of spare parts to be able to maintain and repair the Contractor Equipment.

2.1.6	Acceptance of Equipment

Company shall have the right at any time to inspect and reject any Contractor Equipment that Company deems unsuitable and Contractor Group shall replace or repair the same immediately at no cost to Company, and in particular Company will not pay any transportation, mobilization, demobilization, standby or other charges in relation to such replacement or repair. Failure by Company to exercise this right shall not relieve Contractor of any of its obligations or liabilities under this Contract, including any warranty obligations.

2.2	Delivery of Documentation

2.2.1	Delivery of Documentation

Contractor shall deliver the Documentation to Company as specified in Schedule “B” (if so specified), or as otherwise directed by Company in writing. Unless otherwise specified in Schedule “B”, all Documentation shall be delivered with all costs of shipping, importation and taxes incurred or accrued prior to such delivery paid by Contractor.

2.2.2	Shipping Instructions

A packing list shall accompany all shipments of Documentation, indicating the Contract number and fully describing all enclosed Documentation. All shipments must be packed or crated to protect the Documentation from damage or destruction during transit, and in accordance with any special conditions stated in Schedule “B”.

2.2.3	Title and Risk

Title to the Documentation shall pass to Company upon Company’s receipt of the Documentation or as and to the extent that Company makes any payments for the Services, whichever occurs earlier.

7 of 156

Risk of loss or damage to any Documentation shall pass to Company upon Company’s receipt of such Documentation unless expressly stated to the contrary in Schedule “B”. Contractor shall be responsible for the safekeeping of all Documentation while in the custody of any member of Contractor Group, until such time as such Documentation is received by Company. Contractor shall maintain copies of all Documentation until Company has confirmed to Contractor in writing that the integrity of the Documentation received by Company has been verified by Company or its processing service company, at which time Company may provide Contractor with written instructions regarding the shipping or disposal of such backup/archival Documentation.

2.2.4	Acceptance of Documentation

Company shall have the right at any time within thirty (30) days after delivery to inspect and reject any Documentation that Company deems unsuitable and Contractor Group shall replace or repair the same immediately at no cost to Company, and in particular Company will not pay any transportation, mobilization, demobilization, standby or other charges in relation to such replacement or repair. Failure by Company to exercise this right shall not relieve Contractor of any of its obligations or liabilities under this Contract, including any warranty obligations.

2.3	Subcontracting

Contractor shall not subcontract the whole or any part of this Contract without Company’s prior written consent, which may be withheld in Company’s sole discretion. No subcontract shall relieve Contractor of any of its duties, obligations or liabilities under this Contract, and Contractor shall be liable for the acts, defaults and omissions of its Subcontractors as fully as if they were the acts, defaults or omissions of Contractor, whether or not such acts, defaults or omissions were known to or authorized by Contractor.

2.4	Independent Contractor

2.4.1	Contractor shall be an independent contractor with respect to all Services performed hereunder. No member of Contractor Group shall be deemed for any purpose to be the agent, employee, servant, partner, representative, subcontractor or joint venture partner of any Company Related Party. This Contract does not create an employment, agency, partnership, joint venture or other joint relationship between the Parties. Company Group shall have no direction or control over Contractor Group except in the results to be obtained. Contractor Group shall be under the complete control and direction of Contractor and shall not be deemed or construed to be employees, agents, representatives or subcontractors of Company or any Company Related Party. For clarity, nothing contained in this Contract shall be construed to create any contractual relationship between any Company Related Party and the employees, agents, representatives and Subcontractors of Contractor.

2.4.2	Further to Subclause 2.4.1 above, Company shall not make any deductions from fees payable to Contractor, nor shall Company Group be in any way responsible to Contractor Group for any employment insurance, workers' compensation or pension plan contributions, income tax or any other responsibilities or payments required by Authorities in respect of employees. All such amounts shall be the responsibility of Contractor Group and Contractor shall provide Company with proof of compliance with these requirements upon request. Contractor Group shall be solely responsible for ensuring that each Person associated with it complies with all immigration requirements and obtains all necessary Permits to enable performance of its obligations hereunder.

2.5	Warranties

2.5.1	Contractor represents and warrants that:

2.5.1.1	the Services shall be suitable for the particular purposes, if any, for which Company intends to use such Services, as specified in this Contract;

2.5.1.2	Contractor Group has the resources, skills and ability to perform the Services in accordance with this Contract and Services performed and Equipment used in connection therewith shall comply strictly with Applicable Laws, Policies and Procedures, Good Industry Practice and the specifications referred to in this Contract or as hereafter furnished by Company Group. Without limiting the generality of the foregoing, all Equipment shall be uncontaminated;

2.5.1.3	the Services shall be free from material errors, omissions, defects and deficiencies; and

8 of 156

2.5.1.4	the Services to be provided pursuant to the provisions of this Contract shall conform to the specifications set forth in Schedule “B”.

2.5.2	Without limitation of any other rights or remedies of the Company Related Parties, if any error, omission, defect or deficiency in the Equipment or Services, in violation of the foregoing warranties arises within the Warranty Period, Contractor Group shall promptly furnish, at no cost to Company, all Equipment and Services necessary to repair, replace or otherwise correct to the full satisfaction of Company, such error, omission, defect or deficiency, as well as any damage caused to any part of Company’s facilities, property or Worksite and shall cause the Equipment and Services to comply fully with the foregoing warranties and guarantees, otherwise Company shall have the right to correct, or to have such errors, omissions, defects, deficiencies and damage corrected by another Person, and all costs and Losses thereby incurred by Company shall be reimbursed by Contractor within thirty (30) days of Company’s request, or such amounts may be immediately set off by Company against Contractor’s invoices.

2.5.3	Except for the foregoing warranties, Contractor assumes no responsibility and makes no warranty or representation as to the merchantability, fitness, productivity or profitability of the Services and expressly denies and negates any such warranties.

2.6	Warranty Period

Contractor’s warranties set forth in Clause 2.5 shall terminate twelve (12) months after the earlier of: (i) the completion of the Services; or (ii) termination of this Contract. The Warranty Period in respect of any repaired, replaced or corrected Services shall recommence for a further period of twelve (12) months from the date of completion of the entire repair, replacement or correction of the error, omission, defect, deficiency or damage.

2.7	Inspection of Others’ Services by Contractor

If any Services to be performed by Contractor are dependent upon the quality and/or completeness of work performed by others (other than Subcontractors), Contractor Group shall inspect such other work and promptly report to Company any defects therein which render such work unsuitable for the proper execution of the Services under this Contract. Failure to make such inspections or to report any such defects to Company shall mean that Contractor Group shall, at its own expense, be required to make required repairs/corrections to its own Services regardless of underlying causes; provided that Contractor Group shall not be responsible for defects which could not have reasonably been detected.

2.8	Inspection of Worksite by Contractor

Contractor represents and warrants that, prior to commencing any Services, it shall be familiar with the physical aspects and local conditions of the Worksite, and shall ensure that it has the necessary information, equipment and personnel to perform its obligations in a safe and efficient manner at the Worksite in accordance with this Contract.

2.9	Inspection of Services by Company

Without limiting any of Contractor’s obligations and liabilities hereunder, all Services shall be subject to inspection by Company Group at the Worksite or the facilities of Contractor or its Subcontractors during normal business hours upon reasonable prior notice to Contractor. Contractor shall provide Company and its representatives with reasonable access to the facilities of Contractor and its Subcontractors for such purpose. Company shall provide, at its own expense, the equipment, facilities and personnel necessary for the performance of any tests specified in this Contract to determine that the Services conform to the requirements of this Contract.

2.10	Progress Reporting

Contractor Group shall continuously monitor, report, forecast and control the progress of the performance of the Services under this Contract. If Contractor Group’s monitoring activities indicate a delay or a potential for a delay, Contractor shall promptly give written notice thereof to Company and Contractor Group shall take appropriate corrective measures, subject to Company’s approval, to avoid or recover from such delay. If, in the reasonable judgment of Company, Contractor Group fails to take such measures, Company may direct Contractor to accelerate work in order to recover from the delay and maintain the delivery date(s) and time schedule(s) set out in Schedule “B”. All costs incurred by Contractor Group to accelerate the work shall be borne by Contractor.

9 of 156

3	TERMINATION, SUSPENSION AND TERM

3.1	Termination

3.1.1	Termination Without Cause

Company may terminate this Contract or any applicable Scope of Work, in whole or in part, at any time for its convenience and without cause by giving written notice to Contractor to that effect, and in such event the effective date of termination of this Contract or applicable Scope of Work shall be the date set out in such notice. Company shall pay Contractor the early termination fee stipulated in Schedule “C”, provided that in no event shall Company Group be liable to Contractor for any other Losses or Consequential Damages incurred by Contractor Group as a result of the termination or any unperformed Services.

3.1.2	Termination with Cause by Either Party

Either Party shall have the right to immediately terminate this Contract at any time upon notice to the other Party in the event that:

3.1.2.1	the other Party becomes insolvent;

3.1.2.2	dissolution, winding-up, bankruptcy, liquidation or similar proceedings are commenced or are proposed in respect of the other Party;

3.1.2.3	the other Party takes the benefit of any bankruptcy or insolvency legislation or files any plan of arrangement thereunder; or

3.1.2.4	a receiver is appointed for such other Party or any of its property.

3.1.3	Termination for Cause by Company

If Company is or becomes aware of any default by Contractor or failure to comply in full with its obligations set forth in this Contract (a “default”), Company will give Contractor written notice describing the default and demanding that immediate corrective action be taken to cease and remedy the default (the “Corrective Action Notice”). Upon receipt of the Corrective Action Notice from Company, Contractor shall immediately correct any such default to Company’s satisfaction and Contractor shall make no claim against any Company Related Party for compensation or damages in respect of the same. If, in the sole opinion of Company acting reasonably, Contractor fails to take immediate action satisfactory to Company to remedy such default, and/or to prevent or mitigate damage to property or harm to people arising from such default and to diligently complete such remedy thereafter, Company may, without prejudice to its other legal or contractual rights, issue a written notice to Contractor terminating this Contract in whole or in part. In addition, Company may, without prejudice to its other legal or contractual rights, terminate this Contract at any time without notice and with immediate effect if, in the reasonable opinion of Company: Contractor is Grossly Negligent and/or engages in willful misconduct and/or practices that do not comply with Applicable Laws, Policies and Procedures or Good Industry Practice. Contractor shall not be entitled to any costs incurred as a result of such termination other than as specified in Subclause 3.1.4.

3.1.4	Right to Payment upon Termination

In the event of any expiration or termination of this Contract, Company shall be liable for payment for Services performed to the date of termination subject to any remedies Company Group may be entitled to under the terms of this Contract.

10 of 156

3.2	Suspension

3.2.1	Suspension without Cause

Company may suspend performance of this Contract, in whole or in part, at any time for its convenience and without cause and Company shall pay Contractor’s reasonable costs incurred as a direct result of such suspension, provided that in no event shall Company Group be liable to Contractor for any other Losses or Consequential Damages incurred by Contractor Group as a result of the suspension. Upon notice by Company as to resumption of performance, Contractor shall promptly resume performance of this Contract to the extent requested by Company, and any time schedules for performance shall be extended by a period equal to the period of suspension, unless otherwise agreed to by the Parties in writing.

3.2.2	Suspension for Cause

If Contractor’s performance of this Contract involves a hazardous or unsafe condition which is not promptly abated or eliminated, or a failure to comply with Applicable Laws or Policies and Procedures, Company may, without prejudice to its other legal or contractual rights, issue an order immediately stopping all or any part of the performance of this Contract, in which case Contractor shall not be entitled to any further compensation or damages by reason of or in connection with such stoppage. If performance is stopped hereunder, Contractor shall not be permitted to restart performance until such hazard has been abated or eliminated.

3.2.3	Conduct Upon Suspension

In the event of any suspension or stoppage of performance of this Contract, Contractor Group shall, except as otherwise directed by Company, take all necessary steps to preserve and protect the Services in progress, the completed Services, and the Equipment purchased for or committed to the Services, whether located at the Worksite or offsite and cooperate with Company to minimize the impact of the suspension or stoppage.

3.3	Conduct Upon Termination

Upon any expiration or termination of this Contract, Contractor Group shall immediately discontinue performance of this Contract and:

3.3.1	preserve and protect the Services and Documentation in progress and the completed Services and Documentation, whether located at the Worksite or offsite, and deliver the possession and title to all of the foregoing to Company or another party, in accordance with Company’s instructions;

3.3.2	return to Company any Company Equipment, materials, Confidential Information and other property (including keys and access cards which are the property of Company Group); remove any Contractor Equipment, people and other property from the Worksite, camps and any storage areas, including all refuse and waste materials resulting from performance of this Contract and all Contractor Group’s temporary structures, facilities; leave the Worksite, camps and storage areas in a safe and clean condition; and remedy any environmental damage caused by Contractor Group to the satisfaction of Company and in accordance with Applicable Laws;

3.3.3	cooperate with any incoming contractor in order to provide for effective knowledge transfer and a seamless transition; and

3.3.4	Contractor Group shall make no Claim against any Company Related Party for compensation or Losses incurred by reason of or in connection with Company’s Contract termination except as expressly provided for herein.

3.4	Term

The term of this Contract shall commence on the Effective Date and terminate on the later of the date:

3.4.1	that is five (5) years from the Effective Date; or

3.4.2	on which all Scopes of Work under this Contract have been completed;

unless earlier terminated in accordance with the terms hereof.

11 of 156

4	PAYMENT PROVISIONS

4.1	Contract Price

4.1.1	As full and final consideration for the Services, Company agrees to pay Contractor the Contract Price and Contractor waives any right to claim for other compensation. For greater certainty, unless otherwise specified in Schedule “C”, the Contract Price shall include: (i) all costs, expenses or amounts associated with the Services, including without limitation, any amounts in respect of meals, accommodation, transportation, telephone charges, photocopying, travel time, standby time (such as weekend layovers near the Worksite) and incremental overtime rates, and, with respect to the Documentation, packing, crating, labeling, storage, insurance, freight, delivery, customs duties or tarries and excise taxes to the delivery point.

4.1.2	The Contract Price set out in Schedule “C” may be revised from time to time during the term of this Contract upon agreement by the Parties. In the event of a Contract Price revision, the Parties shall enter into a Change Order to evidence such Contract Price, and such revised Contract Price shall replace the relevant Contract Price set out in Schedule “C”.

4.2	Invoicing

4.2.1	Contractor shall invoice as specified in Schedule “C”, provided that if Schedule “C” does not specify an invoicing schedule, Contractor shall, on a monthly basis, submit to Company one (1) invoice in respect of each Scope of Work. Submitted invoices shall be in a form satisfactory to Company Accounts Payable Department and must comply with this Clause 4.2 and the requirements set out in Schedule “C”.

4.2.2	Contractor shall have ninety (90) days after the completion of its obligations hereunder or expiration or termination of this Contract, to invoice Company for all amounts due and outstanding relating to any Services after completion (as determined on a site-specific basis) of the relevant Services under this Contract. In the event Contractor fails to invoice Company for all amounts due within such period, Contractor shall release Company from any obligation to pay such amounts.

4.2.3	No invoice shall include gross-up amounts in respect of any amounts withheld pursuant to Applicable Laws or this Contract, and Contractor shall ensure that such ‘no gross-up’ clause is included in any contract with Subcontractors in respect of the Services.

4.3	Payment

4.3.1	In the event that Company disputes any invoice, Company shall provide a written notice of fees in dispute including details to Contractor in a timely manner and Company shall be entitled to withhold payment of the portion of the invoiced amount relating to the dispute.

4.3.2	Subject to the acceptance of the Services by Company, and permitted or required offsets or withholdings, Company will pay to Contractor, within thirty (30) calendar days from receipt by Company of an invoice in accordance with Clause 4.2, the net invoice amount less: amounts in dispute, amounts subject to Liens, amounts paid by Company to remedy any default by Contractor, and amounts withheld or set off pursuant to this Contract or Applicable Laws. Non-payment by Company Group of any amount in dispute shall not alleviate or modify in any respect, Contractor’s obligations to perform all Services in accordance with this Contract.

4.3.3	Unless otherwise mutually agreed, each payment by Company to Contractor shall be made by a wire transfer to Contractor’s bank account number and bank as specified on the invoice. If such bank account and bank is not specified on the invoice, then payment shall be made by cheque posted to Contractor’s address for notices.

4.3.4	If Contractor has not received payment of an invoice within thirty (30) days, it shall notify Company of the same in writing.

4.4	Payment not Waiver or Acceptance

Payment of an invoice(s) by a member of Company Group shall not constitute “acceptance by conduct” of rates or fees charged by Contractor which are not in accordance with Schedule “C” and have not been agreed to by a Change Order; nor shall such payment constitute: (i) acceptance by Company of an amendment to this Contract; (ii) the formation of a new contract; (iii) waiver by Company of the provisions of this Contract regarding rate changes, invoicing, right to audit, warranties, Warranty Period, default; or (iv) acceptance by Company of the Services or any part(s) thereof. Final payment to Contractor shall not relieve Contractor of any of its obligations or liabilities under this Contract. The payment of any invoice shall not prejudice Company Group’s right to dispute such invoice.

12 of 156

4.5	Right to Withhold

Any payments required to be made under this Contract are subject to any holdbacks or withholding required by Applicable Laws or expressly permitted by the terms of this Contract. Subject to the indemnity and insurance provisions herein, Company shall be entitled to offset any amount including premiums payable for workers’ compensation or equivalent insurance that it believes in good faith is owed by Contractor to Company or an Affiliate of Company, pursuant to this Contract, against any amount due to Contractor hereunder.

4.6	Electronic Procurement

Contractor acknowledges that Company is implementing an electronic procurement process which includes electronic commercial transactions such as purchase orders and invoices. Contractor agrees to conduct business using such electronic procurement process and to cooperate with Company in the implementation and use of electronic procurement processes. Contractor understands that it may be required to input information into the Company’s system of purchase orders and invoices and other documents and/or be required to register with and work with third party system or network providers.

4.7	Right to Audit

4.7.1	Contractor Group shall maintain all records pertaining to the performance of its obligations under this Contract for a period of thirty-six (36) months after such performance. Company Group, upon reasonable notice in writing to Contractor, shall have the right at any time within such thirty-six (36) month period to audit such records as may be reasonably necessary for the purposes of ensuring that the obligations of Contractor are being performed in accordance with this Contract and for substantiating any charges appearing on invoices rendered by Contractor. Notwithstanding the foregoing, Contractor shall have the right to exclude any cost components of Contractor’s fixed rates or to cost information for any Services performed on a lump sum or unit price basis, so long as the amounts invoiced are consistent with the agreed fixed, lump sum or unit price.

4.7.2	Contractor shall, within thirty (30) days of receiving notice from Company of an overcharge disclosed by such an audit, either: (i) reimburse Company for the amount of such overcharge if such amount has already been paid by Company, including interest on such overcharge at an annual rate equal to the rate of interest established from time to time by the Royal Bank of Canada as its “Prime Rate” plus 2% from the date such amount was originally paid by Company; or (ii) dispute the amount of such claim in good faith and in writing to Company. Failure of Contractor to respond to any such notice within such thirty (30) day period shall be deemed to an acceptance by Contractor of the amount claimed, and the amount claimed shall be immediately due and payable to Company.

4.7.3	Company shall bear all costs arising from such an audit unless such audit discloses an overcharge of 15% or more in the accuracy of any invoice, in which case Contractor shall reimburse Company for the actual costs of the audit.

5	RESPONSIBILITIES OF CONTRACTOR

5.1	Confidential Information and Third Party Data

5.1.1	Contractor covenants and agrees that it shall not, and shall require that Contractor Group shall not, at any time during or after the term of this Contract, reveal, divulge, or otherwise make known to any Person, or use for its own account or for any purpose other than the performance of its obligations hereunder, any Confidential Information, unless such Confidential Information has become part of the public domain through no fault of any member(s) of Contractor Group. Upon completion of all Services hereunder or upon expiration or termination of this Contract, Contractor Group shall immediately return all Confidential Information, delete all computer files and shall not copy and retain any Confidential Information by any means or media.

13 of 156

5.1.2	If, in connection with a specific Scope of Work, Company gives Contractor access to any LiDAR data or other imagery licensed by any member of Company Group from a third party (“Imagery”), Contractor:

5.1.2.1	agrees that the provisions of Subclause 5.1.1 shall apply to the Imagery, mutatis mutandis, and that Contractor shall keep the Imagery confidential in accordance therewith;

5.1.2.2	shall receive, retrieve and access the Imagery solely for the purpose of performing its obligations with respect to such Scope of Work;

5.1.2.3	shall promptly notify Company of any unauthorized use of the Imagery;

5.1.2.4	shall not alter the Imagery in any way and shall promptly advise Company of any errors in the Imagery of which it becomes aware;

5.1.2.5	shall not alter any trademark, logo, copyright or other or proprietary notices, legends, symbols or labels in the Imagery; and

5.1.2.6	acknowledges and agrees that all Intellectual Property Rights in the Imagery shall at all times be, and remain, the exclusive property of its licensors.

5.2	Ownership of Intellectual Property

5.2.1	Company Group shall retain full ownership of Company Intellectual Property and Contractor Group shall retain full ownership of Contractor Intellectual Property.

5.2.2	Company shall be the exclusive owner of the Documentation and all Intellectual Property Rights in and to the Documentation. Contractor Group shall cooperate fully with Company with respect to signing further documents and doing such acts and other things reasonably requested by Company to confirm the transfer of ownership of the Documentation, the waiver of moral rights therein, and to obtain or enforce any Intellectual Property Rights or other property rights therein.

5.2.3	Contractor shall be the exclusive owner of the Developments and of all Intellectual Property Rights in and to the Developments. Company shall cooperate fully with Contractor with respect to signing further documents and doing such acts and other things reasonably requested by Contractor to confirm the transfer of ownership of the Developments, the waiver of moral rights therein, and to obtain or enforce any Intellectual Property Rights or other property rights therein.

5.2.4	Contractor hereby grants to Company Group an irrevocable, perpetual, non-exclusive, royalty-free, world-wide license to use, reproduce, support and modify for its own internal use:

5.2.4.1	Contractor Intellectual Property and the Developments to the extent necessary to realize the full benefit of the Services and Documentation; and

5.2.4.2	Contractor Intellectual Property directly derived from the Developments or any Company Intellectual Property or Company know-how.

5.3	Taxes and Withholding

5.3.1	Contractor is solely responsible for and shall pay all taxes, duties, fees, charges and levies assessed against Contractor or any Contractor Personnel arising out of this Contract or the Services provided hereunder including, without limitation, taxes assessed on account ofContractor’s revenues or profit (“Taxes”) with the exception of GST, PST and HST, which Company shall pay and Contractor shall remit to the appropriate Authorities.

5.3.2	Contractor Group shall cooperate with and make every effort to assist all Company Related Parties in obtaining any available remission, rebates, credits, deductions, exemptions and refunds for all Taxes and any related interest, fines or penalties. All such amounts received as refunds or otherwise shall accumulate to the benefit of Company and be itemized and expressly set off against money owed to Contractor by Company.

5.3.3	Contractor agrees that any Services performed by any member of Contractor Group in respect of which “scientific research or experimental development credits” may be available under the Income Tax Act (Canada) is undertaken on behalf of Company and Company shall be solely entitled to claim all such credits.

14 of 156

5.3.4	If Contractor is or becomes a non-resident of Canada for the purposes of the Income Tax Act (Canada), Contractor shall notify Company and Company shall withhold all amounts required to be withheld by Applicable Laws. Contractor shall indemnify all Company Related Parties for, and Company shall be entitled to set-off against any and all Claims and Losses incurred or suffered by any Company Related Party in relation to withholding requirements. Unless Contractor provides Company with written notice prior to the Effective Date that it is a non-resident of Canada, Contractor shall be deemed to have represented and warranted to Company that it is not a non-resident and is not subject to withholding for such purposes.

5.4	Insurance

5.4.1	Insurance Coverage

Unless specifically waived in advance in writing by Company, Contractor shall at its own expense, secure, maintain and continuously carry for the duration of the Services (including all Services performed during the Warranty Period), and Contractor shall ensure that each of its Subcontractors secure, maintain and continuously carry for the duration of the Services (including all Services performed during the Warranty Period), the following insurance:

5.4.1.1	Workers’ Compensation

Contractor shall register and shall require that its Affiliates and Subcontractors register with the Workers’ Compensation Board for the jurisdiction(s) in which the Services are provided and will obtain coverage and require its Affiliates and Subcontractors to obtain coverage for all Personnel who are in any way involved with the provision of the Services or any other matters arising under this Contract. Prior to providing the Services, Contractor will provide Company with a certificate of clearance or other proof that workers’ compensation premiums have been remitted to the applicable Workers’ Compensation Board by Contractor, its Affiliates and Subcontractors.

Contractor shall, on an annual basis or on request by Company, provide evidence of the workers' compensation coverage for all its Personnel and that of its Affiliates and Subcontractors involved in the provision of the Services.

If, and only for so long as, Contractor or any of its Subcontractors are not required by Applicable Laws to procure and maintain Workers’ Compensation or equivalent insurance coverage for themselves (if Supplier or any such subcontractor is a sole proprietor or otherwise) or for any of their respective owners, principals or employees (“Uninsured Workers”), Contractor: (i) hereby represents and warrants that it and such Subcontractors are not required to procure and maintain such coverage pursuant to Applicable Laws; (ii) hereby releases Company Group from any and all liability for bodily injury or death to such Uninsured Workers, whether caused solely or partly by Company Group, including negligence on the part of any of them in connection with this Contract; and (iii) shall indemnify, defend and save harmless Company Group from and against any and all Claims and Losses which may be claimed, made or brought by such Uninsured Workers or other third parties against Company Group, or which any of them may suffer, sustain, pay or incur, arising out of or in connection with any bodily injury or death to such Uninsured Workers. Further, Contractor agrees to immediately notify Company in the event that the basis for Contractor’s or its Subcontractor’s exemption from Workers Compensation requirements no longer applies.

5.4.1.2	If the insured party is a US resident, Employers’ Liability Insurance (including Occupational Disease) in an amount of not less than Five Million ($5,000,000) dollars;

5.4.1.3	Automobile Liability Insurance covering all motor vehicles owned, leased, operated and licensed by Contractor Group, with limits of not less than Five Million ($5,000,000) dollars inclusive for bodily injury including death of one or more persons, and/or damage and destruction to property as a result of any one accident;

15 of 156

5.4.1.4	Comprehensive General Liability Insurance on an occurrence basis, with a limit of not less than Ten Million ($10,000,000) dollars inclusive for bodily injury including death of one or more persons, and/or damage to and loss of use of property, and such coverage shall include: Products and Completed Operations Liability, Blanket Contractual Liability, Tortious Liability, Contractor’s Protective Liability, Personal Injury, Broad Form Property Damage, Non-Owned Automobile Liability, Contingent Employers' Liability, Cross Liability, Sudden and Accidental Pollution Liability, Forest Fire Fighting Legal Liability and Severability of Interest; and if Contractor is a United States resident, Company Owners’ and Contractors’ Protective;

5.4.1.5	All Risk Property Insurance covering all risks of physical loss or damage to property of every description owned by Contractor or for which Contractor is legally liable or responsible, for an amount not less than the replacement value of such property, and providing a waiver of subrogation against all Company Related Parties;

5.4.1.6	if the performance of the Services or On-Site Work requires the use of aircraft other than scheduled carriers, Contractor shall carry, or shall require the owners of such aircraft to carry, Aircraft Hull Property Insurance on a replacement cost basis;

5.4.1.7	Basic Data-In-Transit Insurance with a limit of not less than Five Million ($5,000,000) dollars per occurrence or the cost to re-acquire the lost or damaged data;

5.4.1.8	Professional Liability Errors and Omissions Insurance covering all claims arising out of errors and/or omissions of Contractor Group with a limit of not less than Ten Million ($10,000,000) Dollars;

5.4.1.9	if the performance of the Services or On-Site Work requires the use of aircraft other than scheduled carriers, Contractor shall carry, or shall require the owners of such aircraft to carry, Aircraft Liability Insurance covering bodily injury liability, including passenger liability, and property damage liability, with inclusive limits of not less than Twenty-Five Million ($25,000,000) Dollars for any one occurrence; and

5.4.1.10	any other insurance required by Applicable Laws of the jurisdiction where the Services or On-Site Work is performed.

5.4.2	Policy Requirements

Each policy of insurance obtained and maintained by Contractor and its Subcontractors pursuant to this Contract shall:

5.4.2.1	be held with insurance company(ies) having a Best’s Insurance Guide Rating of “A minus” (A-) or better;

5.4.2.2	provide, by endorsement or otherwise, that the insurer(s) waives all its or their rights, whether by subrogation or otherwise, as against each Company Related Party;

5.4.2.3	except for automobile insurance, name each Company Related Party as an additional insured;

5.4.2.4	provide liability coverage on an “occurrence basis” as opposed to a “claims made basis”;

5.4.2.5	provide that the coverage is primary to and shall not be “in excess” of any insurance coverage maintained by the Company Related Parties;

5.4.2.6	provide that thirty (30) days written notice shall be given to Company prior to any alterations, terminations or cancellations of any such policy(ies);

5.4.2.7	grant Company Group the right to request a certified copy of any policy of insurance required in this Article; and

5.4.2.8	provide that such policy shall survive the default or bankruptcy of the insured party for claims arising out of an event before such default or bankruptcy.

16 of 156

5.4.3	Prior to the commencement of performance of this Contract and at any time thereafter (including the Warranty Period), Contractor shall provide Company with evidence of the insurance required hereunder in respect of any member of Contractor Group in the form of certificates of insurance or as otherwise requested, within six (6) Business Days of such request by Company.

5.4.4	All deductibles on each policy of insurance required by this Article shall be paid by the appropriate member of Contractor Group.

5.4.5	The limits of insurance coverage listed herein do not limit Contractor’s obligations or financial liability under this Contract.

5.4.6	The Parties agree that, regardless of whether:

5.4.6.1	Company has received proof of insurance that fails to comply with the provisions of Subclauses 5.4.1, 5.4.3 and/or 5.4.4 from any member of Contractor Group; or

5.4.6.2	any member of Contractor Group fails or refuses to provide proof of insurance or fails to carry the necessary insurance; and/or

5.4.6.3	Company allows any such member of Contractor Group to perform the Services; and/or

5.4.6.4	any of the policies of insurance required by this Contract are cancelled, terminated or are materially modified;

none of the foregoing circumstances shall constitute waiver by Company of Contractor’s obligations under this Contract, nor shall such a situation constitute acceptance by conduct by Company or acquiescence to a variation of the terms of this Contract by Company. In addition, in any of the situations listed above, the Company Related Parties shall not be estopped from asserting against Contractor any Claim(s) for failure of Contractor to meet its insurance obligations under this Contract.

5.4.7	Contractor shall indemnify, defend and hold harmless Company from and against any and all Claims arising from or by reason of the failure by Contractor, its Affiliates and Subcontractors to remit workers’ compensation premiums or to maintain workers’ compensation or other insurance as required under this Contract.

5.5	Permits

Unless otherwise expressly provided in the Scope of Work, Contractor Group shall:

5.5.1	promptly apply for and procure all Permits, without additional compensation from Company;

5.5.2	strictly comply with all Permits; and

5.5.3	where applicable, within thirty (30) days of written request from Company, transfer the Permit(s) to any entity requested by Company Group.

In the event Company obtains any Permits, Contractor Group shall strictly comply with all such Permits upon Contractor’s receipt of such Permits (or copies thereof) from Company.

5.6	Promotional Material

Contractor Group shall not use any Company Related Party's name or trademarks in any manner, including in press releases, public announcements, advertising or promotional materials, written or otherwise (“Statements”), unless previously authorized in writing by Company, which authorization may be withheld in Company’s sole discretion for any reason. Contractor Group shall not publish or cause to be published any Statement, or encourage or approve any Statement likely to be detrimental to the name, goodwill, reputation or trademarks of any Company Related Party. Contractor Group shall, upon request by Company, withdraw and discontinue any Statement(s) that in Company’s reasonable opinion is detrimental to any Company Related Party.

17 of 156

5.7	Liens

Contractor Group shall defend, indemnify and hold harmless each Company Related Party from and against any and all Liens and shall keep the Worksite, premises and all personal and real property of Company Related Parties free from such Liens. To the full extent permitted by law, Contractor Group shall waive all rights of Liens against the leasehold interests, improvements, fixtures, wells, Equipment, lands, Worksite, premises and real and personal property of Company Related Parties. In no event shall the foregoing be interpreted to prevent Contractor from pursuing any Claim (other than by way of Liens against the leasehold interests, improvements, fixtures, wells, Equipment, lands, Worksite, premises and real and personal property of Company Related Parties) when the right thereto arises directly from Company’s failure to pay Contractor in breach of this Contract. If Contractor Group fails to release and discharge any such claims of Liens within five (5) Business Days after receipt of notice from any Company Related Party to remove such claim of Liens, such Company Related Party may, at its option, discharge or release the claim of Liens, or otherwise deal with the Liens claimant(s), and Contractor shall pay the Company Related Parties’ Losses in so doing and/or any Company Related Party may set off such Losses against amounts due to Contractor.

5.8	No Infringement

Contractor covenants, warrants and agrees that the Services provided under this Contract will not infringe any Intellectual Property Rights. If any Services or any portion thereof are held or are alleged by a third party to infringe any Intellectual Property Rights, or if the Services or any portion thereof is enjoined as a result of a claim for infringement, Contractor shall, in addition to its obligations under Article 6, at its own expense and at Company’s option:

5.8.1	procure for Company the perpetual right to use the affected Services;

5.8.2	replace the affected Services with Services that are not infringing; or

5.8.3	modify the affected Services so that they become non-infringing.

Any such replacement or modification of the Services or any portion thereof shall meet the requirements of and be subject to the terms of this Contract.

5.9	Prime Contractor

5.9.1	For Services performed in British Columbia, for the purposes of Part III of the Workers Compensation Act, RSBC 1996, c. 492 and its Regulations (the “Act”), Contractor shall be the "prime contractor" for all Services. Contractor agrees to ensure the activities of employers, workers and other persons engaged in the Services relating to occupational health and safety are coordinated and to do everything that is reasonably practicable to establish and maintain a system or process that will ensure compliance with the Act

5.9.2	For Services performed in Alberta, for the purposes of the Occupational Health and Safety Act, R.S.A. 2000, c. O-2 (the “Act”), Contractor shall be the “prime contractor” for all Services. Contractor agrees to fulfill the obligations of a “prime contractor”, to assume overall responsibility for the health and safety of all workers associated with the provision of the Services, and to ensure compliance with the Act, its regulations and associated code.

5.9.3	For Services performed in Saskatchewan, for the purposes of the Occupational Health and Safety Act, R.S.S. 1993, c. O-1.1 (the “Act”), Contractor shall be the “prime contractor” for all Services. Contractor agrees to fulfill the obligations of a “prime contractor”, to assume overall responsibility for the health and safety of all workers associated with the provision of the Services, and to ensure compliance with the Act, its regulations.

6	LIABILITY AND INDEMNITY

6.1	Liability and Indemnity of Contractor

In addition to any other liabilities and indemnities provided for in this Contract, Contractor agrees to and shall:

6.1.1	be liable to each Company Related Party for all Claims and Losses which such Company Related Party may suffer, sustain, pay or incur; and

18 of 156

6.1.2	indemnify and save harmless each Company Related Party from and against any and all Claims and Losses which may be brought against, suffered, sustained, paid or incurred by such Company Related Party;

to the extent such Claims or Losses arise out of or in connection with any negligence, wilful misconduct or non-compliance with Applicable Laws on the part of Contractor Group, or by reason of breach of this Contract by Contractor Group.

6.2	Liability and Indemnity of Company

Company agrees to and shall:

6.2.1	be liable to Contractor for all Claims and Losses which Contractor Group may suffer, sustain, pay or incur; and

6.2.2	indemnify and save harmless Contractor from and against any and all Claims and Losses which may be brought against, suffered, sustained, paid or incurred by Contractor Group;

to the extent such Claims or Losses arise out of or in connection with any negligence, wilful misconduct or non-compliance with Applicable Laws on the part of Company Group, or by reason of breach of this Contract by Company.

6.3	Limitation of Liability

Neither Party will be liable or provide indemnity under this Contract for Consequential Damages, provided that the foregoing shall not limit: any liability incurred under Clauses 5.1 or 5.8; any liability for any Uninsured Workers under Clause 5.4; any liability to pay liquidated damages, if applicable; or any liability for gross negligence, wilful misconduct or breach of Applicable Laws.

6.4	Company Related Parties

For the limited purpose of extending the benefit of the provisions in this Contract expressly referring to Company Related Parties other than Company, Company contracts on its own behalf and as agent and trustee on behalf of each Company Related Party so referenced, and each Company Related Party so referenced shall be or be deemed to be a Party of this Contract.

6.5	Intellectual Property

Contractor shall indemnify, defend and hold harmless Company from and against any and all Claims arising from or by reason of any infringement or alleged infringement of Intellectual Property Rights in respect of any property, Contractor Equipment, Services, methods or processes furnished or used by Contractor in connection with this Contract, but excluding any Company Equipment.

7	DISPUTE RESOLUTION

If there is a dispute between the Parties in connection with this Contract, either Party may provide a notice to the other Party to commence negotiations to resolve the dispute and the Parties will, acting in good faith, use commercially reasonable efforts to resolve the same as soon as possible. If the dispute is not resolved within ten (10) Business Days after notice to commence negotiations is given, then on notice from either Party to the other, the dispute will be referred to members of senior management of each of the Parties for resolution and each Party will appoint a senior officer with the authority to settle the dispute. The senior officers so appointed will attempt to resolve the dispute within a further period of five (5) Business Days from the date such referral notice is given. Any dispute resolved pursuant to this Clause will be reduced to writing and, when approved by the Parties, will be final and binding. If a settlement is not reached within the five (5) Business Days allotted, either Party shall have the option to utilize the Courts of Alberta for resolution.

19 of 156

8	MISCELLANEOUS

8.1	Governing Law

This Contract shall be interpreted and construed in accordance with the laws of Alberta and the federal laws of Canada applicable therein, without regard to any conflicts of law principles that could require application of any other law, and the same shall govern any dispute, controversy or Claim arising from or relating to this Contract, including the existence, invalidity, performance, breach or termination hereof. The Parties irrevocably submit to the exclusive jurisdiction of the courts of the Province of Alberta and the applicable courts of appeal, with respect to any matters set forth herein.

8.2	Amendment

No change or modification of this Contract shall be valid unless it is in writing and signed by a duly authorized representative of each Party.

8.3	Assignment

Contractor may not assign this Contract in whole or in part without the prior written consent of Company, which consent may be withheld in Company’s sole and absolute discretion. Any assignment of this Contract or any interest herein by Contractor in violation of the foregoing shall be null and void. The assignment of this Contract, if so permitted by Company, shall not relieve Contractor of its obligations under this Contract. Company may, in its discretion, assign this Contract, which assignment shall be effective upon Company giving notice thereof to Contractor.

8.4	Enurement

This Contract shall enure to the benefit of and be binding upon Company and its successors and assigns and upon Contractor and its successors and permitted assigns.

8.5	Language

All Contract documentation, including communications between the Parties, shall be prepared in, and all members of Contractor Group shall be fluent in, English. The parties hereto have expressly requested that this agreement and all documents related thereto be drafted in English. Les parties aux présentes ont expressément requis que la présente convention et tous les documents y afférents soient rédigés en langue anglaise.

8.6	Severability

If any part of this Contract is held by a court of competent jurisdiction to be invalid or unenforceable in whole or in part, then the balance of this Contract shall remain in full force and effect in all other respects, it being the intent of the Parties that the invalid or unenforceable portions are severable. The Parties further agree to replace such void or unenforceable provision of this Contract with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

8.7	Time of the Essence

Time shall be of the essence of all provisions of this Contract.

8.8	Waiver

No waiver of any term or condition of this Contract shall be valid unless made in writing and executed on behalf of the waiving Party by a duly authorized representative of that Party and specifying the nature and extent of such waiver. Such waiver shall in no event be construed to be a general waiver of any of the terms and conditions contained in this Contract, but the same shall be strictly limited to the extent and occasion specified in such signed writing. Failure by either Party to complain of any act or failure to act by the other Party, or failure by either Party to exercise any of its rights, powers or remedies hereunder irrespective of how long such failure continues, shall not constitute a waiver of those rights, powers or remedies hereunder.

8.9	Survival

The provisions of Articles 1, 3, 4, 6 and 7 and Clauses 2.4, 2.5, 2.6, 5.1, 5.2, 5.7, 5.8 and 8.1 of this Schedule “A” and the provisions of Schedule “D” shall continue as valid and enforceable obligations of the Parties, notwithstanding the completion of the Services or the expiration, revocation or termination of this Contract.

20 of 156

8.10	Limitations

The Parties agree that, without regard to any otherwise applicable statute that may bar Claims on a shorter time period, the time period in which Parties may bring a suit or demand arbitration with respect to Claims related to this Contract shall be as follows:

8.10.1	for Claims disclosed by an audit, two (2) years after the last day this Contract permits that audit to be performed;

8.10.2	for Claims relating to the enforcement of any provisions or obligations relating to taxes or customs duties, seven (7) years; and

8.10.3	for all other claims, four (4) years.

The Parties agree that, without regard to any otherwise applicable statute that may bar Claims on a shorter time period, the Parties shall not, with respect to Claims related to this Contract, raise as a defense or affirmative defense the lapse of time since the accrual of an alleged Claim except to the extent that such Claim would be barred by the time periods in this Clause 8.10.

8.11	Further Assurances

Each Party shall at any time and from time to time, upon request by the other Party, execute and deliver such further documents and do such further acts and things as the other Party may reasonably request to facilitate performance of this Contract or to evidence, carry out, and give full effect to the terms, conditions and intent of this Contract.

8.12	Counterpart Execution

This Contract may be executed and delivered by facsimile and in any number of identical counterparts, each of which so executed shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

8.13	Electronic Signature

Company may execute this Contract using a mechanical signature which is a facsimile signature of a duly authorized signatory of Company and such mechanical signature shall be binding on Company in the same manner as an ink signature and shall be treated as an original.

8.14	Notices

All notices and communications given in connection with this Contract shall be sufficiently given if addressed to the other Party at its address on the Signature Page of this Contract and (i) delivered by hand or by reputable courier or overnight courier service or overnight mail to the intended recipient’s address for service as set forth above, (ii) sent by direct facsimile telecommunication to such Party at its fax number as set forth above (with receipt confirmed), or (iii) sent by email to such Party at its email address as set forth above (with receipt confirmed). Any notice so given shall be deemed to have been given and received on the first Business Day on which it is presented during normal business hours at the address for service of the addressee thereof, or, in the case of a direct facsimile telecommunication or email communication, on the day on which it is transmitted if transmitted prior to or during normal business hours on a Business Day, or on the first Business Day following the day on which it is transmitted if transmitted otherwise. A Party may change its address of service by giving written notice thereof to the other Party.

8.15	Force Majeure

Notwithstanding any other provision of this Contract, if either Party is wholly or partly unable to perform its obligations under this Contract by reason of any event beyond its reasonable control (and “Event of Force Majeure”), such Party shall be relieved of such obligations to the extent, and for the period, that it is affected by the Event of Force Majeure, provided that the affected Party gives the other Party prompt notice of such inability and the nature, cause and expected duration of the Event of Force Majeure. An Event of Force Majeure may include, but not necessarily be limited to, fire, flood, earthquake, civil disturbance, war rationing, embargoes, strikes or lockouts, acts of God or acts of government, but shall not include a lack of finances of either Party, any failure of equipment of Contractor Group or any delay of

21 of 156

Contractor Group in obtaining any materials for any Services required to be delivered to Company under this Contract. The Party affected by the Event of Force Majeure shall use all reasonable efforts (having regard to Good Industry Practice) to remedy the situation and remove, so far as possible and with reasonable dispatch, the cause of its inability to perform; provided that there shall be no obligation on the affected Party to settle labour disputes or to test or to refrain from testing the validity of any Applicable Law in any court having jurisdiction. The affected Party shall give prompt notice to the other Party of cessation of the Event of Force Majeure.

8.16	Application to Multiple Scopes of Work

This Contract may be used by the Parties to cover the performance of more than one distinct Scope of Work by designating a portion or subpart of Schedule “B”, Schedule “C” and/or Schedule “D” to apply to a specific Scope of Work defined in said Schedules. If the Parties designate a portion or subpart of Schedule “B”, Schedule “C” and/or Schedule “D” to apply to a specific Scope of Work defined in said Schedule(s), the provisions of the designated subpart of each such Schedule shall apply: (i) to the specific defined Scope of Work and no other; and (ii) with respect to the specific defined Scope of Work, to the exclusion of other portions or subparts of Schedule “B”, Schedule “C” and/or Schedule “D” not specifically designated to apply to the specific defined Scope of Work. In order for any Schedule (including any subpart thereof) to be added to this Contract after the date that the Signature Page is executed by Company, such Schedule must be executed by an authorized representative of each Party in accordance with Clause 8.2 hereof.

END OF SCHEDULE “A” to the Master Contract for Seismic Acquisition Services in Western Canada.

22 of 156

SCHEDULE "B" - SUBPART 1

attached to and forming a subpart of Schedule “B” to the Master Contract for Seismic Acquisition Services in Western

Canada (No. TEI11362) dated the Apr-15-2013 between TALISMAN SASOL MONTNEY PARTNERSHIP and

SAEXPLORATION (CANADA) LTD.

SCOPE OF WORK

CYPRESS 3D

1	TERM

1.1	The term of this Scope of Work shall commence on Apr-15-2013 and terminate on the later of Dec-15-2013 or the completion of the Services, unless earlier terminated in accordance with the terms hereof.

2	PHILOSOPHY

2.1	It is Company’s philosophy to conduct business as a good corporate citizen, with as little disturbance to the environment and the least disruption to the local populace and enterprise as possible. It is of extreme importance that we conduct our business in a safe and prudent manner, so as not to endanger Company workers, contractors’ workers, and the general public or public and private property. We must also endeavor to maintain the highest ethics, quality of work and product in order to sustain a competitive advantage.

2.2	Company will use the services of contractors that best demonstrate a desire to work in harmony with the local populace, when possible, utilizing labor and services that can be provided by members of the communities that will be affected by Company and contractor operations.

2.3	Contractor must work as part of a team in concert with Company’s project advisor(s) and/or project manager to ensure that the socio-economic aspects of the project are handled in a manner that maintains peace and harmony in the communities and is most beneficial to efficient operations. Contractor’s labor management plan must be specified in Contractor’s project management plan (the “Project Management Plan”), attached hereto as Exhibit “B-2”: Project Management Plan.

3	GENERAL SCOPE OF WORK

3.1	Contractor shall provide and furnish all technical, professional and other services, including any labor, materials, tools, supplies, equipment, transportation and supervision, and shall perform all operations necessary and required, to satisfactorily provide the Services described herein.

3.2	Changes to the general or detailed scope of work or the Project Management Plan (Exhibit “B-2”: Project Management Plan), or any other changes to this Schedule, shall be made in accordance with Clause 8.2 of Schedule “A” – General Terms and Conditions.

3.3	Contractor shall perform the Services in strict accordance with the requirements of Company and as more specifically described in this Contract, including all Schedules, exhibits, attachments and appendices, and future amendments hereto.

3.4	All Services must be documented on a monthly and daily statistical report. The statistical report shall record the actual progress of the various operational tasks, expressed in the units that will be used for invoicing purposes. In addition, any item approved by the Company Worksite Representative, in writing, must be recorded on the statistical report. All Services documented on the statistical report must be supported by time sheets and/or invoices approved by the Company Worksite Representative. The statistical report must be accurate, as it will be used to verify and justify invoices charged for the Services. The monthly statistical report must be submitted to Company within five (5) days following the end of each month.

3.5	Contractor shall perform each and every act and service hereunder with due diligence using qualified personnel who have the skills and are competent at the type(s) of services described herein.

23 of 156

3.6	Contractor shall supply, when requested by Company and pursuant to the Contract, any additional Personnel, Equipment, labor, expendable materials and rental equipment such as special tools required to better perform the Services.

3.7	Contractor is responsible to become thoroughly familiar with the terrain and all other operating conditions for the area.

4	DETAILED SCOPE OF WORK

4.1	Survey Requirement

[***]

4.2	The Services shall include:

4.2.1	completion of advance land survey and line layout;

4.2.2	line access and clearing work;

4.2.3	provision of all energy sources (drills, explosives and vibrators);

4.2.4	provision of all recording equipment;

4.2.5	provision of camp and catering facilities;[1]

4.2.6	provision of all personnel, including but not limited to: Survey Crew, Line Clearing Crew, Drilling Crew, Recording Crew, Catering Crew; and

4.2.7	provision of key management personnel, including but not limited to: Project Manager, Party Manager, QHSE Manager, QC Processor, Survey Processor, Senior Survey, Senior Observer, Junior Observer, and Logistics Manager, and other Key Personnel as detailed in the Key Personnel List (Exhibit “B-4”: Contractor Personnel).

1 Without limiting the generality of Clause 2.3 of Schedule “A” – General Terms and Conditions, Contractor agrees that it shall not subcontract any camp or catering services to Grizzco Camp Services Inc. or any Affiliate thereof without Company’s prior written consent.

24 of 156

4.3	Application for OGC approval

4.3.1	Application for any required approval(s) from the BC Oil & Gas Commission (the “OGC”) is NOT included in the Scope of Work. Company is responsible for obtaining any required approval(s) from the OGC and will incur all costs related to the application, notification and approval process.

4.4	Equipment Requirements

4.4.1	The Equipment anticipated to be furnished by Contractor is identified in Exhibit “B-3”: Contractor Equipment.

4.4.2	Contractor’s field crews must have an acquisition management system to generate the SPS format during the survey. The Field Database, Topographical computations and 3D recording management are the minimum elements required to support the generation of the SPS format.

4.4.3	Acquisition management system must comply with requirements outlined in the “SHELL PROCESSING SUPPORT FORMAT FOR 3D SURVEYS Rev 2.1” http://www.seg.org/documents/10161/77915/seg_sps_rev2.1.pdf

5	PROJECT MANAGEMENT PLAN

5.1	The Services shall be carried out in accordance with the Project Management Plan (Exhibit “B-2”: Project Management Plan).

5.2	Contractor shall identify all issues related to weather in its timeline.

5.3	Company intends to contract a project management company to oversee data quality, daily cost tracking and HSE.

6	DETAILED SERVICES DESCRIPTION

6.1	Permitting: Notwithstanding Clause 5.5 of Schedule “A” – General Terms and Conditions:

6.1.1	Contractor shall be responsible for obtaining, at its own cost, all Permits required to be in the name(s) of any member(s) of Contractor Group for the performance of the Services.

6.1.2	Company shall be responsible for obtaining, at its own cost, all Permits required to be in Company’s (or an Affiliate of Company’s) name or required for Contractor Group to enter and carry out the Services in the survey area. Company will be responsible to supply permit supervision and permit agents to permit access for surface and subsurface seismic operations and negotiate damage payments resulting from the seismic operation. Company’s responsibility for acquiring Permits shall include, but not be limited to, road and railroad permits including all associated agreements, bonds, insurances, Federal, Provincial and Local regulatory approvals (including OGC approvals) and all competitor lease access and data acquisition approvals. Contractor will provide, at Company’s cost, reasonable assistance to Company in undertaking such permitting duties, if requested by Company Worksite Representative.

6.2	Environmental issues: Are of paramount concern and should be mitigated, as regulators may require, to the full extent possible by Contractor in consultation with Company. Please see the map showing Wildlife Timing included in Exhibit “B-1”: Project Parameters. Operations are expected to take place during the calving window for ungulates, which follows the larger stream and river corridor riparian areas. Contractor will be required to show operational flexibility during this time and to move or delay operations as required. Company’s expectations regarding Wildlife are set out in Section 8 below.

If Services take place within the migratory bird nesting window and mitigation measures will need to be taken to minimize incidental removal of birds, bird nests or eggs, Company will bear all costs related to these mitigation measures.

6.3	Line Clearing: Whereever line clearing is required it is Company's wish to carry out the project while damaging the least amount of timber possible. Company envisions cutting only meandering paths through forests, leaving marketable timber untouched. This will have an effect on how line clearing, survey and energy sourcing operations take place. This must be included in the Project Management Plan (Exhibit

25 of 156

“B-2”: Project Management Plan). Receiver lines need to be cleared for safe travel by the recording crew and in the event a stretcher is needed. It is expected that Contractor will designate an Advance Man whose responsibility will be line clearing for both source lines and receiver lines. Contractor has included information on the estimated amount of hand cutting and First Nation employment in the Description of Labour Force (Exhibit “B-4”: Contractor Personnel).

6.4	Survey: GPS survey is preferable, however Company will evaluate all methods of survey recommended by Contractor, including conventional “total station” survey, Inertial Navigation (INS), or “under canopy GPS” with LiDAR or any combination of GPS, LiDAR and INS. See Company’s survey guidelines in Exhibit “B-6”: Survey Guidelines.

6.5	Energy Sources- Vibroseis-Dynamite: – The project requires the use of dynamite as a source. To this end, the appropriate explosives handling and storage permits must be obtained by Contractor as necessary to facilitate an efficient drilling and blasting operation. If possible, Company would like Contractor to use Vibroseis as a source in any areas that are appropriate. Contractor is asked to assess the terrain for Vibrator access and include any Vibroseis in the Project Management Plan (Exhibit “B-2”: Project Management Plan).

6.6	Drilling: It is anticipated that low impact track drills and heli-drilling will be utilized. Contractor must provide a detailed estimate of the number of points for each type of drilling in the Project Management Plan (Exhibit “B-2”: Project Management Plan).

6.7	Shotholes: Contractor shall have a plan to tamp and plug the shotholes to prevent “blowouts” and secure all shotpoints in order to protect them from tampering or vandalism which includes the use of electronic detonators.

6.8	Preloading shotholes: Company is aware of BC regulations regarding explosives left in the ground longer than 30 days. Contractor must provide a detailed operational and security plan that will illustrate how Contractor will deal with this issue through the OGC, minimize the risk to the public and prevent vandalism that may result in lost or damaged explosives charges. Electronic detonators are required.

6.9	Recording: A recording plan will be submitted to Company which illustrates the projected plan of layout/sources acquired/pickup for the duration of the project. Contractor will adhere to Company‘s recording guidelines (Exhibit “B-7”: Company Recording Guidelines).

6.10	Operational Plan: An operational and security plan shall be instituted by Contractor in order to minimize the risk to the public and prevent vandalism that may result in lost, stolen, or damaged equipment and/or explosives charges, and it shall be included in the the Project Management Plan (Exhibit “B-2”: Project Management Plan).

6.11	Security: Security at the explosives magazine and on line after the shot holes have been pre-loaded and when sleeping charges are present will be the responsibility of Contractor.

6.12	Lost or Stolen Equipment: Will be the responsibility of Contractor.

6.13	Backup Equipment: Contractor shall have backup equipment available at short notice to replace any equipment that cannot be repaired. Company will not pay standby charges for lost time due to insufficient or inoperable backup equipment.

6.14	Company will not accept any charges nor pay any invoices for consumables used for transportation and handling of spare parts.

6.15	Contractor shall provide facilities and personnel to backup the operations in the field.

6.16	Contractor shall have a rotating schedule of equipment or supply a pre-commencement testing report of the equipment that will be used.

6.17	Subcontractors: For the purpose of Clause 2.3 of Schedule “A” – General Terms and Conditions, Company hereby approves Contractor subcontracting to the Persons identified in Exhibit “B-5” those portions of the Services identified therein with respect to each such Person.

26 of 156

6.18	Company Worksite Representative

The authorized Company Worksite Representative shall be:

Scott Verot
Cypress Project Manager
Phone:	+1 403-265-7226
Email:	scott.verot@rpsgroup.com

7	LOCAL LABOUR AND COMMUNITY RELATIONS

7.1	Company has identified community relations as one of the most important factors which can contribute to a successful operation. Initial negotiations and permitting may be undertaken by Company advisors and consultants.

7.2	During all operations Contractor will maintain a field office which will also serve as a meeting place for crews and landowners. Information updates will also be posted allowing landowners to keep informed about crew activities.

7.3	Company’s expectations for the management of relations with the community are set out in Exhibit “D-7”: Local Benefits and Stakeholder Relations Requirements.

8	WILDLIFE

Company is committed to minimizing disturbance to wildlife and wildlife habitat, and complying with all applicable regulations. Potential adverse impacts to wildlife species of management concern, including species at risk will be mitigated to the extent possible by Contractor in consultation with Company. Specific wildlife issues that must be managed for the project are outlined below:

8.1	Ungulate Calving Areas

Undefined calving areas have been identified along rivers and riparian corridors in the project area by a professional biologist. (See Wildlife Timing Map included in Exhibit “B-1”: Project Parameters.) To minimize potential disturbance to females and their calves, program activities will be mitigated and monitored, to the extent possible, during the peak ungulate calving period from May 21 – June 8.

Company will contract a qualified environmental professional to be onsite during the calving period to monitor activity in these areas. Operations in calving areas will be directed on the advice of the qualified environmental professional and specific mitigation will be implemented to meet the following objectives: avoid flights over calving areas; minimize impact of helicopter noise and presence in proximity to calving areas; and avoid areas where cow/calf pairs are observed.

Operations are expected to take place during the calving window for ungulates. Contractor will be required to show operational flexibility during this time and to move or delay operations as required by Company.

8.2	Migratory Birds

Company has an Incidental Take & Migratory Bird Active Nest Surveys Practice to mitigate potential risks  associated with the incidental take of active migratory bird nests and the disturbance to bird nests, young or eggs. The highest risk of incidental take2 occurs when there is clearing of vegetation scheduled to occur within the migratory bird active nesting window, from May 1 – July 313.

Operations are expected to take place during the migratory bird active nesting window and Company will seek the advice of a qualified environmental professional to design and conduct migratory bird nest surveys/sweeps where required to demonstrate due diligence in protecting species that receive protection under the British Columbia Wildlife Act, the Migratory Birds Convention Act and the Species at Risk Act. Species at risk within the project area include: Connecticut Warbler, Cape May Warbler, Canada Warbler, Bay-breasted Warbler and Black- throated Green Warbler.

2 Incidental Take: the destruction of migratory birds, their nests or eggs due to a human activity in which the objective was not destruction (CWS 2008). A common example is vegetation clearing or timber harvesting in which the purpose is not to kill migratory birds, but it happens incidentally when unidentified active nests are destroyed by the removal of vegetation in which nests are contained.

3 Company’s migratory bird timing window for the BC Peace Region.

27 of 156

Qualified environmental professionals will be retained by Company to conduct an active bird nest survey. An active nest survey is a search for nests by walking through the entire area to be cleared, and includes examining shrubs, trees and ground for nests, and listening for the presence of song birds in an area. The active nest survey will be conducted a maximum of 7 days prior to the start of clearing, and is valid for 7 days following the completion of the survey. Efforts will be made to prioritize areas and coordinate active nest surveys according to the program schedule. Efforts will also be made to allocate additional survey crews at key times as and when required.

Active nests that are located will be recorded (UTM), and an appropriate buffer will be established such that clearing can occur up to the buffer boundary without disturbing the nest. The buffer radius will be determined by the qualified environmental professional and will be clearly marked in the field and communicated to project personnel. The buffer radius is determined based on the bird species and site specific features; 30m is a typical song bird nest buffer radius however, potential buffer zones (radius) could range from 10m to 100m.

Active nests shall be confirmed inactive by the qualified environmental professional prior to clearing even if clearing is scheduled to occur outside of the active nesting window. Removal of the tree/nest after the nesting season may not be appropriate for species where the loss of the nest(s) could have negative impact on future nesting success. For example, ospreys re-use their stick nests among seasons. Stick nests are protected under the BC Wildlife Act regardless of their current use.

Stick nests will be located (in mid to late March) using an aerial survey method. This survey will also be conducted by the qualified environmental professional. If mitigation is required due to a stick nest’s proximity on or near a planned seismic line, the qualified environmental professional will provide recommendations for the mitigation depending on the species, use of the nest and site-specific factors. The OGC requires a 100m minimum setback around stick nests. Various best management practices for raptors suggest setbacks ranging from 50m to 200m and in certain cases suggest additional buffers. The appropriate setback and mitigation technique for stick nests is species and site-dependent and will be based on recognized practices.

If operations take place during the migratory bird active nesting window (May 1 – July 31), Contractor will be required to incorporate the work of the qualified environmental professionals, and any additional Company requirements, into the Project Management Plan (Exhibit “B-2”: Project Management Plan”) and show operational flexibility during this time and to move or delay operations as required. Contractor’s field project manager will be required to liaise with the lead qualified environmental professional in order to coordinate field operations. Contractor will be required to provide a detailed ERP and will be responsible for providing appropriate medical response during the active nest survey. Company expects Contractor to be flexible on logistics and scheduling operations to ensure that potential delays related to bird surveys do not incur additional overall cost. No lines may be cut or shot without first being surveyed and cleared for operations by the qualified environmental professional.

8.3	Wildlife Awareness & Wildlife Sighting Cards

Company will provide a Wildlife Awareness Training Sessions to inform all project personnel about sensitive wildlife and wildlife habitat in the project area. Mitigation plans for migratory birds, stick nests, species at risk and calving areas will also be conveyed during this session. It is expected that all project personnel will participate in this session (1-1.5 hrs).

Wildlife sighting cards will be provided for project personnel to proactively report wildlife sightings and wildlife habitat features encountered (i.e. nests, dens) during the work. This information will also be helpful for Company in planning future oil and gas operations in the project area.

9	POTENTIAL CHANGE TO PROJECT TIMELINE

Notwithstanding anything else contained herein, Contractor acknowledges that, as of the commencement date of this Scope of Work, Company continues to evaluate its obligations under Applicable Laws relating to migratory birds and, as such, may determine, in its sole discretion, that the project timeline should be changed so that field operations do not commence until after the migratory bird nesting window (May 1 – July 31).

28 of 156

If Company makes such determination and provides Contractor with written notice thereof, the Parties shall negotiate in good faith, for at least thirty (30) days following Contractor’s receipt of Company’s notice, to execute such amendments to this Scope of Work (including the Exhibits attached hereto) and to the Schedule “C” and “D” subparts relating hereto, as are necessary or desirable to provide for field operations to commence in August 2013.

[Remainder of page intentionally left blank]

29 of 156

LIST OF EXHIBITS TO SCHEDULE “B”

Exhibit “B-1”	Project Parameters
	•	Project Map
	•	Notification Map
	•	Wildlife Timing Map
	•	Recording Parameters
	•	SPS Files

Exhibit “B-2”	Project Management Plan
	•	Schedule – Gantt Chart
	•	Detailed Project Management Plan

Exhibit “B-3”	Contractor Equipment
	•	Recording & Quality Control
	•	Camp and Communication
	•	Survey & Line Clearing
	•	Drilling
	•	Vehicles, Vessels and Auxiliary Equipment

Exhibit “B-4”	Contractor Personnel
	•	Key Personnel List
	•	Description of Labour Force

Exhibit “B-5”	Subcontractors

Exhibit “B-6”	Survey Guidelines

Exhibit “B-7”	Company Recording Guidelines

Executed by the Parties’ duly authorized representatives:

TALISMAN SASOL MONTNEY PARTNERSHIP	SAEXPLORATION (CANADA) LTD.
By its Managing Partner
TALISMAN ENERGY INC.

Signed this ______ day of _____________, _______.	Signed this ______ day of _____________, ______.

Signature Above, Print Name and Title	Signature Above, Print Name and Title

[Remainder of page intentionally left blank; Exhibits follow]

30 of 156

Exhibit “B-1”

PROJECT PARAMETERS

[***]

[4 pages omitted pursuant to the Confidential Treatment Request]

Exhibit "B-1"	Page 1 of 1

Exhibit “B-2”

PROJECT MANAGEMENT PLAN

SA Exploration

Project Management Plan

SAExploration has been created to provide a unique service to energy companies that demand the most effective acquisition of seismic data. SAE is committed to meeting specific client requirements and ensuring continuous customer satisfaction. We operate to the highest standards in safety, efficiency and quality while respecting the environment and the communities in which we operate.

PERSONNEL

Our strength is in our people: Our team consist of the most experienced, knowledgeable and qualified people in the industry. We have an energy and vision that is unsurpassed. The table below highlights our Canadian based Senior Field staff that would manage and support the Cypress 3D. In addition to the individuals shown we have the ability to draw on additional Canadian based staff or if needed internationally based Canadian experienced personnel.

Project Managers, Recording Crew Managers and Senior Observers have valid SFOS tickets; our in house SFOS trainer is available to Talisman Energy Personnel if requested.

[***]

[1.5 pages omitted pursuant to the Confidential Treatment Request]

Exhibit "B-2"	Page 1 of 13

KEY CONSIDERATIONS

SAExploration believes that the best way to ensure a positive outcome on complex projects is through proper planning. It is our experience that collaborating with our clients on the detailed project management plan greatly enhances the likelihood of a successful project. Our view of a successful project is a project that is on time, on budget with zero incidents. The obvious variables that can affect the AFE are weather and ground conditions.

It is our understanding that SAExploration would be considered the Prime Contractor onsite, appropriate discussions would be required to ensure that a clear understanding of what the role entails combined with clear roles and responsibilities of all parties.

Prior to starting operations a detailed Project Risk Assessment would be completed with appropriate mitigation for high risk activities.

SAExploration utilizes a Green, Yellow and Red grading system for managing subcontractors. Our preference is to always utilize green contractors. In the event that yellow or red contractors are required, we would work with our client and the contractor to ensure that the appropriate level of management and mitigation is in place to ensure successful operations.

Wildlife timing considerations, work planning and helicopter flight restrictions would be followed as per the Government approval, onsite Biologists and Community Monitors. All activity would be required to be coordinated through the Project Manager. Subsequent reporting would go to the Survey Mapper to ensure proper communication with all phases of the operation (Line Clearing, Survey, Drilling, Acquisition and all helicopter operations). If specific flight plans are required a Kodiak Navigation unit will be utilized to ensure specific flight routes are maintained (especially for Migrating birds).

The final key consideration is that our PMP is a proposal only and should essentially be considered a draft document as we believe that as the primary stakeholder Talisman Energy should be involved in the finalizing of the plan.

Although SAExploration has gotten informal rates from the local community it is our belief that we could not get formal bids as First Nation consultation and Line Clearing work for the local community typically go hand in hand.

Careful consideration should be given to Helicopter management for Front End Operations (Line Clearing). SAE recommends that Line Clearing and Survey operation helicopter support is managed by us with costs being paid by Talisman. It would be necessary to receive revised bids from contractors if Talisman agrees with this philosophy. Adopting this philosophy ensures that Community Environmental Monitors have unrestricted access to field operations in addition to HSE Advisors and Drill Pushes.

All operations would commence in the South end of the project. This will allow time to evaluate conditions on the Northern portion of the project to determine if 100% of the project should be acquired in 2013.

Exhibit "B-2"	Page 2 of 13

SAExploration recommends a local Bear Guard be utilized as the area is known to have a significant bear population.

REGULATORY AND PROJECT PERMITTING

Government Approval:

SAExploration will work with Talisman on an as needed basis.

First Nations Consultations:

SAExploration will work with Talisman on an as needed basis.

Permitting:

SAExploration will work with Talisman on an as needed basis if required.

PREPLANNING MEETINGS

SAExploration preplanning would involve Talisman, successful subcontractors, and our Operations Group.

Preplan meetings are intended to cover everything from roles and responsibilities to Emergency response.

EMPLOYMENT PLAN

SAExploration is first and foremost an equal opportunity employer. Although a large portion of our workforce is labor we have an obligation to try and field an experienced properly trained crew. As a result of this and the seasonality of our work we try and re-hire as many of our past employee’s or seismic experienced personnel as possible. When we move into different operating area’s we are open to provide employment opportunities to qualified people. Our expectation is to try and hire long term people and not just area specific local people. We need our field staff to be mobile and move with the crew.

Our pre-employment requirements are as follows:

Resume and Interview

Drug Test

Physical demands analysis

Minimum 18 yrs. of age.

Social Insurance Number

If all these requirements are met and the person accepts an offer of employment they are required to complete our in-house SAET Level 1 training before being deployed to a field crew. This SAET Level 1 training consists of the following:

Exhibit "B-2"	Page 3 of 13

WMHIS

H2S Aware

PPE

Safe Manual Handling

Behavioural Based Safety

Enform Certified General Safety Orientation

SAE 10 LIFE Saving Rules

Once the individual is on a crew he will be given additional training within the first 7-10 days which we call SAET Level 2. This Training consists of the following:

Stop It Burning

Lockout/Tagout

Preventing Slips Trips and Falls

Noise Inducted Hearing Loss

Blood Borne Pathogens

Job Safety Analysis

REACH (Recognition, Evaluation and Control of Hazards)

Wildlife Awareness

These are the minimum requirements to begin work at SAExploration

[***]

ENVIRONMENTAL

SAExploration will follow the following directive on this proposed project:

•	All government regulations concerning environmental damage resulting from the contractor’s activities must be adhered to.
•	Proper planning will be carried out before any operations commence on a seismic line to ensure that the highest standards of environmental protection and restoration are considered.
•	All contractors must protect the environment by acting to preserve air, water, animal life and plant life from adverse effects of their activities, by minimizing any disturbances caused by required operations.
•	All-non-degradable rubbish and petroleum products shall be removed from the site and disposed of in an appropriate manner.
•	All precautions must be taken to prevent soil and water contamination by having approved storage facilities.
•	Appropriate procedures must be in place to prevent spillage of chemicals, fuels, or other agents.
•	Any significant spillage or incident must be reported to SAExploration management immediately.
•	Environmental hazards associated with the contractors activities are to be identified and any risks will be mitigated.

Exhibit "B-2"	Page 4 of 13

CAMP

SAExploration will utilize existing camps, currently 3 camps are in the area and at this time all have availability for the timing requested. SAExploration will audit the camp prior to committing to the chosen location. The camp audit will be conducted based on internal camp audit and WorkSafe BC regulatory requirements.

OPERATIONS

Talisman’s project will be recorded using conventional heli-assist and heli-portable operations. SAExploration has included various options based on Client preferences. Operations are configured to operate 13 hour shifts during daylight hours only.

Prior to commencing work all personnel will be required to have an initial site orientation, ticket verification and equipment inspection (if applicable). Equipment inspection will include verification of radios and the appropriate frequencies for traveling on resource roads.

The CAGC Heli - Assist / Heliportable Operations Best Practice is the foundation to our Heli-portable operations.

HSE

HSE is integral to every SAExploration project. Our Project Managers, Recording Crew Managers and Field HSE personnel have extensive experience with managing significant Heliportable mountain projects.

A project risk assessment and mitigation plan will be created prior to project start-up in conjunction with Talisman during the preplanning phase.

Hazard maps are considered to be “living” and change daily based on crew reporting. Hazards are reported to the mapping department through Hazard 10 cards daily. Our HSE staff verify and validate significant hazards while in the field.

At SAExploration, we consider the safety and well-being of our personnel to be of the utmost importance. We continue to work diligently on implementing fresh ideas towards the improvement of our Health and Safety Programs so that we may provide a work environment that is safe. We rely on our personnel to assist with creating these new ideas, while also continuing to train, mentor, and develop our personnel to be the best.

SAExploration continues to strive for excellence and in doing so we have enhanced our initiatives within our Canadian Operations.

-	Improved pre-employment physical testing for new workers.
-	Pre-employment substance abuse testing and introduction of breath alcohol units on all crews to ensure fit to work initiatives.

Exhibit "B-2"	Page 5 of 13

-	An improved, two phased approach to new worker training and competency verification complete with the new Enform General Safety Orientation training which replaces IRP 16. (Reg #: GS0-0014-2012). At the time of our bid submission SAExploration is the only CAGC member that have completed the Enform GSO approval process and are 1 of 38 companies Enform has approved overall (at the time of bid submission).
-	Full time, experienced, and competent Health and Safety Field Advisors on our sites
-	Injury Management Program
-	Improved driver training and assessment
-	Driver monitoring systems for vehicles, snowmobiles and UTV’s
-	Behavior / Task Observation Program
-	Kodiak Navigation system or equivalent will be utilized for flight watch.

A safety meeting will be conducted each morning, prior to the start of operations. Copies of the job plan for that day, updated hazard/access maps, safety reporting forms (Near-miss and Hazard cards), and assigned daily crew activity will be reviewed at this time. The previous day’s results and a discussion of the hazards expected that day are reviewed before the crew departs for the field.

PERSONAL PROTECTIVE EQUIPMENT

All SAExploration personnel and all contractors working on these programs will be required to have the following basic PPE based on initial project risk assessment:

Approved footwear (ankle support, aggressive tread)

Approved Hard Hats

Eye Protection

Long Sleeves

Covered legs

Gloves

Appropriate outer-ware for weather conditions

Approved Fall Protection when working above 1.8m

Other PPE may be required depending on job specific hazards that could be identified once field operation commence.

Front End Operations

Sub-Contractor selection would be completed in conjunction with Talisman.

SAExploration utilizes a Red, Yellow and Green contractor rating system. Based on contractor grading’s, additional mitigation is put in place to ensure a successful project. All contractors must be approved in our system before commencing work. In addition to our stoplight program our contractors are also rated under the OGP mode 1, 2 and 3 contractor management system.

All personnel including any contractor onsite would be required to have both the SAE and Client site orientation prior to commencing work. Visitors will have a site orientation and be accompanied by a site representative.

Exhibit "B-2"	Page 6 of 13

Transportation

Primary transportation for getting to and from the field will be supplied by our subcontractors. All vehicles will require driver monitoring and tracking devices while on the project. A bus may be supplied for chain saw operators based on road conditions and the overall project risk assessment.

For field operations a combination of light trucks, UTV’s (no A TV’s) and helicopter support will be required. SAExploration can supply Hagglund’s for emergency response and personnel support in the field if required in areas of limited vehicle access.

By working closely with Great Slave Helicopters (our preferred service provider) we have included Heliportable options that do not utilize performance class 1 or 2 aircraft. This is based on Great Slave’s interpretation of Talisman documents. Performance class 1 or 2 aircraft are available for personnel movement at an additional cost. A more thorough summary is available on request however here is a short summary of the mitigation that we have in place for helicopter operations.

A portion of the terrain that is encompassed by the Cypress 3D could be considered “hostile”, is the narrow definition of not having a safe landing area under the helicopter at all times was utilized. In order to reduce the risk of requiring a forced landing in a single engine helicopter the following mitigating steps will be taken:

1.	No components that are critical for flight (engine, transmission, etc) will be on extension.
2.	No inspections that involve the drive train of the aircraft will be on extension.
3.	A Spectrometric Oil Analysis Program (SOAP) will be in place for the engine oil.
4.	An engine recording device that counts it’s Start and Gas Producer cycles, as well as all exceedances, will be installed on the aircraft(s).
5.	A program to review all recorded engine information will be in place.
6.	All engine chips will be sent for laboratory or manufacturer review within 20 flight hours of discovery.
7.	All post maintenance ground runs will be twice the OEM requirement.
8.	All Flight Data (in 3 axes plus audio and video from the cockpit) will be recorded and reviewed in near real time (daily), with pilot involvement in any discussion of flight events.
9.	All flight crew will undergo mission specific training (LOFT) based on the project required tasks.
10.	An engine failure focused Safety Management System (SMS) is in place and will be referred to at all times during operations.

Line Clearing

It is our recommendation that due to the dangerous nature of tree falling operations a zero line width methodology is used rather than cutting lines 1.5 meters wide. If Talisman Energy agrees to this methodology a HETS crew would be required onsite for the duration of the program. It is our experience that a portion of these costs can be covered by having timber damage assessments waived due to the line width reduction. Although not widely used in British Columbia the de-limb and dangerous tree control methodology has been successfully employed on numerous sites in this region with great success. In addition to the reduced risk associated with falling trees there is a cost benefit due to improved crew productivity.

Exhibit "B-2"	Page 7 of 13

QST’s and crew foreman are considered a critical component on managing the risk associated with chain saw operations. Depending on the final outcome of the bid and consultation process additional management (QST / Foreman) may be required. IRP #11 for Dangerous Tree Control will be adhered to.

Mulching operations will utilize a meandering technique as described in the CAGC mulching best practice.

During the preplanning phase a better understanding of ground conditions will determine creek crossing locations and preparation. Every effort will be made to reduce downtime hourly charges for the mulchers.

SAExploration verifies that all site workers have been deemed competent by their perspective employers. In addition to the competency sign off by the employer our on-site HSE representative will also be assigned to front end operations and is responsible for operational safety, compliance with procedures and personnel training issues.

BC’s Resource Road protocols will be utilized by everyone on site.

Note: Based on the BC data there are three burn areas that could have an impact on cutting operations. Two burn areas are from 1985 and 1986. The most significant burn area is 396 Hectares and burned in May of 1985 and the second area is 134 Hectares and was August of 1986.

Survey operations will take place only after detailed operational planning session in conjunction with but not limited to the completion of the HSE planning. Some of the items to be addressed would include permit restrictions, cultural and or community concerns, regulatory or approval requirements, hazard identification and environmental/endangered species concerns that may exist in the area.

An access man will be on-site before the survey crew arrives to identify problem areas, culture, water wells, structures, oil wells and confirm point placement. Hazards that were not previously identified through design and job preplanning can be addressed at this time. This person will “own” the hazard map throughout the job. The Chief Surveyor will oversee all survey operations, supported by his Field Supervisor. Both individuals will report directly to the SAExploration Project Manager

SAExploration verifies that all site workers have been deemed competent by their perspective employers. In addition to the competency sign off by the employer our on-site HSE representative will also be assigned to front end operations and is responsible for operational safety, compliance with procedures and personnel training issues.

Exhibit "B-2"	Page 8 of 13

HAZARD IDENTIFICATION

Hazards will be marked by a lath “X” and colored flagging. Hazards can consist of fences, terrain, rivers/creeks, wildlife etc. The receivers will be marked with a lath, or tag with the color based on CAGC guidelines.

All personnel are responsible for reporting any hazards encountered during their work day. Each hazard will be reviewed and appropriate mitigation put in place, a project hazard map will be maintained and updated as required. This is in conjunction with extra flagging and stakes to ensure that field hazards are visible to all personnel working in the immediate area.

Surveyors will be familiar with and conform to all regulations that govern safe distances from energy sources (shot points) to various structures and terrain issues including but not limited to all creek setbacks and all oil and gas infrastructure.

All personnel must be alerted to any known hazards they may face prior to starting their work day, relevant information will be communicated at the safety I operations meeting prior to the start of the shift.

Some general common hazards that may be encountered at the worksite are as follows:

•	Difficult ground conditions, steep slopes, water hazards, vegetation covered holes
•	Wells, fences, gates, H2S locations
•	Power, gas, water and telephone lines, radio, television, and radar transmitters
•	Weak bridges, holes, or pits
•	Animals

SOURCE AND RECEIVER POINT MARKING

Each source and receiver point will be marked using a shipping tag to ensure a degree of permanency and thus eliminate the need for re-establishment by survey or recording crews.

Shot and receiver numbers are required on all tags. Appropriate amounts of flagging are required between points and as necessary on all detours to provide a visual access from point to point from either direction.

All flagging colors will be based on the CAGC Seismic Flagging poster

When necessary crews will be utilize handheld GPS receivers loaded with the project to aid in project navigation.

INITIAL HAZARD IDENTIFICATION

When an obstruction in the field is encountered the following should be used as a guideline for marking access:

Exhibit "B-2"	Page 9 of 13

Hazards: Mark any and all potential hazards such as potholes, stumps, snags, steep pitches, cross fences etc. to identify for subsequent personnel working on site. Hazards will be cross-referenced on the Hazard Assessment and Access Maps.

Fences: Attention should be given to making sure every fence line is marked.

Pipelines: All locations where the line crosses or parallels a pipeline, such crossings shall be marked by a lath with “P/L” and directional arrows flagging tied to the lath. All lathe will be placed at bends, corners or elevation changes > 2 M.

Power lines: Low overhead power lines must also be designated by a lath with “O/H Power”.

DRILLING

WorkSafe BC drill inspection requirements audit will be conducted prior to the equipment commencing work. This is a relatively new document and as such we reduced the number of sub-contractors that were selected for bidding to ensure 100% compliance. This includes ensuring drillers have the G600 training and rigging training.

The CAGC “Safe Operating Procedures for Seismic Drilling and Blasting” and WorkSafe BC Drilling regulations will be adhered to. This includes Safe Guarding of Rotating Parts, iButton use, and Dust suppression for drilling.

Operations will utilize a combination of low impact tracked drills and Heli-Portable drills.

SAExploration verifies that all site workers have been deemed competent by their perspective employers. In addition to the competency sign off by the employer our on-site HSE representative will also be assigned to front end operations and is responsible for operational safety, compliance with procedures and personnel training issues.

Drilling crews will consist of an experienced Driller and Drill Helper for each piece of drilling equipment on the ground and all will be supported by a Drill Push. The Drill Push provides support for drills, the ratio being dependent upon terrain conditions and the ease of travel between drills. This ratio is determined on a project by project basis. Drillers and drill push will follow IRP 17 and have Ground Disturbance training.

Heli - Drill crews report in by radio to the Drill Push prior to move-ups between shot holes.

BC’s Resource Road protocols will be utilized by everyone on site.

Electronic detonators will be utilized in all holes and due to the high cost of Heliportable holes double detonators will be used as an extra safety measure.

Various methods of “tamping” shot holes are available. Bids are based on regulatory requirements any additional requirements by Talisman would be at cost (gravel, bentonite etc.).

Based on Talisman Energy’s scout it is estimated that approximately 9800 heli drill holes would be required.

Exhibit "B-2"	Page 10 of 13

EXPLOSIVES STORAGE AND HANDLING

SAExploration recognizes the security concerns and issues associated with North East British Columbia, due to the perceived higher security threat in the region we are recommending that a Security Magazine is utilized. The magazine utilizes satellite communications and reports magazine door opening, closing and tampering.

Although overnight storage is permitted on heli drills we would propose posting security in areas with vehicle access to ensure no issues occur.

The drill push is responsible for distributing and maintaining explosives counts on a daily basis in addition to ensuring drilling operations are conducted in a safe manner.

Please note: Daily magazine visits are conducted with an I Button being utilized for daily logging of site visit.

ACQUISITION

RECORDING SYSTEMS AND CREW CONFIGURATION

[***]

[2 pages omitted pursuant to the Confidential Treatment Request]

Overview

The recording crew has been configured with sufficient Oyo GSX wireless equipment and Oyo GS ONE super phone for the main acquisition of the project so that no seam will be required for the project. The test spread portion of the project has been configured utilizing Sercel DSU 3 component cable equipment.

By utilizing wireless technology we do not have concerns of the 20 kilometer long lines. This will allow us to operate in the most efficient ways possible.

SAExploration has included multiple options including full Heliportable as there are many potential variables based on access due to weather and ground conditions.

By working closely with Great Slave Helicopters (our preferred service provider) we have included Heliportable options that do not utilize performance class 1 or 2 aircraft. This is based on Great Slave’s interpretation of Talisman documents. Performance class 1 or 2 aircraft are available for personnel movement at an additional cost.

Based on our experience with wireless equipment utilizing a single point sensor we are able to achieve some significant benefits while maintaining exceptional data quality.

•	Smaller crews (3 man layout and 3 man pickup crews). This reduces our HSE exposure due to fewer personnel walking down line).
•	Lower overall equipment weight per station which allows more channels per heli bag which reduces our aviation risks.

Exhibit "B-2"	Page 11 of 13

•	Insignificant risk for equipment damage from weather (lightning) when compared to cable equipment. Equipment would require almost a direct strike compared to cable equipment.
o	This reduces cost overrun risks as a lightning strike on a cable system can be costly due to the actual damage as well as the required time to troubleshoot damaged equipment.
o	Based on the estimate of 45% heli drilling our estimate is that 35% of the geophones would be group planted due to elevation changes if a geophone array was utilized.

Day to Day operations

The crew is configured to have eight three man crews. These crews would be deployed as required to ensure smooth operations day to day. A combination of Trouble Shooters, Line View Technicians would be utilized to verify spread prior to acquiring data on them. Each person on layout or pickup is responsible for deploying individual stations completely. Stations will be line viewed either by the Line Boss or a Trouble shooter prior to recording operations commencing on each station.

It is our intention to utilize a helicopter support for equipment (and personnel if required). Bags will be deployed utilizing either a carousel or a Mr. T BagRunner. Heli-bags will contain 12- 15 stations per bag depending on our final risk assessment.

Recorder setup locations can be located based on the best location for communications and daily access as there is no requirement to be able to tie into the line.

Sufficient equipment has been allocated for the project for a 6 line roll. This will allow our operations to continuously work on a two line swath which will assist in minimizing our HSE exposure to personnel detouring in order to maintain production.

Daily tailgate meetings, hazard reporting, animal sighting cards and behavior observations are a daily part of our operations. We acknowledge that our HSE Advisors are also responsible for paperwork however their primary role is to ensure that they are on-site in the field working with our crews for continuous improvement.

Alternative Source

Depending on final design and government approval SAExploration would propose to utilize AHV IV Commander buggy vibrators to replace shot holes (specifically heli holes where practical). During the negotiation phase we would propose adjusting the design accordingly to validate the potential cost savings.

Crew Transportation

Crew transportation will be handled through various methods. A combination of ½ ton support trucks, and 2 ton line trucks and a crew bus will be utilized based on road conditions. Once crews are in staging a combination of trucks, UTV’s and Hagglund Personnel Carriers and helicopters would be utilized. All forms of transportation are fitted with Driver monitoring and tracking devices. A Kodiak system in addition to Great Slave’s satellite tracking would be used for flight watch duties. BC’s Resource Road protocols will be utilized by everyone on site.

Exhibit "B-2"	Page 12 of 13

3C TEST

If Talisman proceeds with the 3C test it is our intention to utilize the Sercel DSU. A separate crew would be added to manage the is portion of the project.

SHOT HOLE REMEDIATION

Blowouts will be plugged if practical by the shooter and the shooters helper. In the event that the blowout caused a significant increase in size (or a crater) of the bore hole shooters will call in the shot point location to the Recorder. The Observer will make a note of the location. SAExploration will provide a shot hole remediation crew as per rates shown in rates sheet. Based on our previous experience and depending on the size of the blowout or crater various materials will be required. This could include a lava rock, peat moss or support from a Chain saw crew to properly remediate the shot point. In the event of a flowing hole regulatory requirements will be applied to ensure that the flowing hole is properly plugged to ensure no possibility of contamination.

FINAL CLEANUP AND INSPECTION

The pickup crew is responsible for removing all debris from line. As an additional measure Recording Crew Managers, Senior Observers, HSE Advisors, Trouble Shooters and Line Bosses are utilized to spot check the project to ensure appropriate cleanup has been conducted.

Final inspection and a letter of clearance request will occur in the spring of 2014.

FINAL REPORT

The two Final Reports completed for this project would be the required government submission and The Final Operations Report. The final Operations report would include information on each phase of the operation budget to actual comparisons, final statistical information on HSE performance and suggestions for improvement.

Exhibit "B-2"	Page 13 of 13

Exhibit “B-3”

CONTRACTOR’S EQUIPMENT

Contractor’s Equipment- Recording, quality control, (data analysis software and hardware)

The model and make of the Equipment, including spares, support equipment, testing equipment and quality control equipment, which the Contractor will place on this project and use during the course of the Services are:

[***]

[2 pages omitted pursuant to the Confidential Treatment Request]

Exhibit "B-3"	Page 1 of 4

Contractor’s Equipment- Camp and Communication Equipment

The model and make of the Equipment, including site accommodations, administration, medical, laundry, fuel storage vessels and vans, communication equipment and repeaters which the Contractor will place on this project and use during the course of the Services are:

[***]

Exhibit "B-3"	Page 2 of 4

Contractor’s Equipment- Survey & Line Clearing, survey processing, quality control software hardware with onsite map generation capabilities

The model and make of the Equipment, including support equipment for survey and mapping, which the Contractor will place on this project and use during the course of the Services are:

[***]

Exhibit "B-3"	Page 3 of 4

Contractor’s Equipment- Drilling- Subcontractor

The model and make of the Equipment, including site support equipment for drilling and spares which the Contractor will place on this project and use during the course of the Services are:

[***]

Exhibit "B-3"	Page 4 of 4

Exhibit “B-4”

CONTRACTOR’S PERSONNEL

Key Personnel List

[***]

[4 pages omitted pursuant to the Confidential Treatment Request]

Exhibit "B-4"	Page 1 of 1

Exhibit “B-5”

SUBCONTRACTORS AND VENDORS

Company approves that Contractor employs the following Subcontractors and Vendors in the performance of the Services to furnish major components, materials and equipment:

[***]

Exhibit "B-5"	Page 1 of 1

Exhibit “B-6”

Survey Guidelines

A quality survey is essential in order to provide a quality seismic section and successful interpretation. The following standards and procedures must be followed in order to provide a quality final product.

[***]

[17 pages omitted pursuant to the Confidential Treatment Request]

Exhibit "B-6"	Page 1 of 1

Exhibit “B-7”

30 Recording Guidelines and Deliverables

Audits

Acceptance Audit

Company shall carry out an acceptance audit at any time prior to start of data acquisition or during the first six weeks of recording operations. Contractor shall allow Company personnel full access to the Equipment for audit purposes. This audit will include:

•	Equipment condition;
•	maintenance records, procedures and schedules;
•	HSE conditions and procedures;
•	operational procedures;
•	system parameters.

The purpose of this audit shall be to establish that the Equipment, Personnel and procedures meet Company’s contractual requirements. The acceptance audit shall be considered as part of the mobilization.

Further Audits

In addition, Company may carry out further audits during the course of the Survey, at its discretion. This may include, but is not necessarily limited to, the items specified above.

Any operating time lost during audits after completion and acceptance of the initial acceptance audit, except during the routine daily or monthly tests, shall be reimbursed at the Standby Rate in Schedule “C”. Any defects or failures to meet the contractual requirements which are determined during such audits, and which in the opinion of the Company should be rectified, shall be so rectified by Contractor, at the Contractor’s cost, unless otherwise agreed by the Company in writing. If, in the opinion of the Company, the defect(s) or failure(s) to meet the contractual requirements warrant discontinuation of operations, then operations shall cease immediately, and no further reimbursement for time lost shall be made until such defect(s) or failure(s) are rectified.

Exhibit "B-7"	Page 1 of 2

Parameters and Procedures

[***]

[15 pages omitted pursuant to the Confidential Treatment Request]

Exhibit "B-7"	Page 2 of 2

SCHEDULE “C” - SUBPART 1

attached to and forming a subpart of Schedule “C” to the Master Contract for Seismic Acquisition Services in Western

Canada (No. TEI11362) dated the Apr-15-2013 between TALISMAN SASOL MONTNEY PARTNERSHIP and

SAEXPLORATION (CANADA) LTD.

CONTRACT PRICE

CYPRESS 3D

1	RATES AND FEES

1.1	Mobilization Fee	$ [***]

The mobilization fee is the entire compensation for Contractor to mobilize all of Contractor Group’s Personnel and Equipment to the Worksite(s) and complete all preparations to ready the camp(s), Equipment and Personnel to commence field operations, including but not limited to: insurance, permits, transportation, labour, security during transportation, fuel, lubricants, preparation for packing, crating, testing, import/export documentation, fees, duties, taxes, and costs to modify Equipment to meet Applicable Laws, Company specifications and the terms of this Contract.

1.2	Demobilization Fee	$ [***]

The demobilization fee is the entire compensation for Contractor to de-mobilize all of Contractor Group’s Personnel and Equipment from the Worksite(s) and for reclamation and remediation of the camp site(s), removal of all garbage and refuse from the Worksite(s), including but not limited to: permits, transportation, labour, security during transportation, fuel, lubricants and disposal of all waste in accordance with Company guidelines.

Company reserves the right to withhold payment of the Demobilization Fee until all Documentation (including the final project report) is received and accepted by Company.

1.3	Early termination Fee	$ [***]

The early termination fee is payable to Contractor in the event of termination without cause pursuant to Clause 3.1 of Schedule “A” – General Terms and Conditions.

1.4	Line Clearing Rates

Line Clearing - Hand Cutting	per surveyed km	$	[***]
Line Clearing – Mulching	per surveyed km	$	[***]

1.4.1	The hand cutting rate is an estimate only. Once negotiations with Contractor’s hand cutting Subcontractor conclude, Contractor and Company will agree on the final rate by a signed document, which will be attached to this Schedule “C”. In the absence of agreement on such a document, the rate specified above shall apply.

1.4.2	If the hand cutting rate does not include helicopter transportation, Contractor shall provide Company with a reasonable estimate of helicopter hours required for that portion of the Services.

1.5	Turnkey Rates

Survey	per surveyed point	$	[***]
Survey control and permanent monuments	per day	$	[***]

31 of 156

Loaded Shotholes (Heli) 2kg @ 15m depth, (includes drilling, loading and hole safety)	per loaded shothole	$	[***]
Loaded Shotholes (LIS) 2kg @ 15m depth, (includes drilling, loading and hole safety)	per loaded shothole	$	[***]
Dynamite - Data Acquisition (Recording)	per shot point	$	[***]
Dynamite - Data Acquisition (Recording) – Test Patch (s. 4.1.1.2 of the Scope of Work)	Total turnkey rate	$	[***]

1.5.1	The turnkey rates include PPE, camp/catering costs and helicopter transportation for all Personnel; provided that, if Contractor’s actual camp/catering costs exceed $ [***] per man day, Company shall be responsible for the incremental cost in addition to the turnkey rates.

1.5.2	The turnkey rates have been defined for the number of heli-drilling source points specified in Exhibit “B-1”: Project Parameters. If the actual number of heli-drilling points exceeds the number specified in Exhibit “B-1”: Project Parameters by 15% or more, the “Loaded Shotholes (Heli)” turnkey rate will drop to $ [***] per loaded shothole.

1.5.3	The turnkey rates specified above are firm for the current Scope of Work. Any amendments to the turnkey rates, as contemplated by Section 9 of the Scope of Work, will be negotiated based on the above rates to reflect only the amendments required to the Scope of Work and any applicable changes to market/price conditions and assumptions. Such amendments to the Scope of Work may include, but not necessarily be limited to, helicopter hours, number of crews and supervision levels.

1.6	Additional Rates

Helicopter (subject to prior written approval by the Company Worksite Representative)	per hour	$	[***]
Handling fee for third party costs	%		[***]	%

1.7	General Stand-by Rates

The stand-by rates set out below shall apply for any days where Contractor is unable to proceed with the Services, as follows:

1.7.1	due to suspension by Company without cause (different from Force Majeure) for the period as provided in the Contract or for weather days when crews are unable to work;

1.7.2	waiting on spread due to electrical static problem on lines;

1.7.3	waiting on line clearance or relaying line, provided that related clearance and relaying is necessary after particular events (sand storm or strong wind), and not for usual maintenance routine.

1.7.4	downtime due to security, checkpoints, or de-mining activities;

1.7.5	time spent waiting on any Permits which are not the responsibility of Contractor Group to obtain;

1.7.6	any delays in the Services due to government or other Authorities;

1.7.7	any delays outside of Contractor’s reasonable control and not imputable to Contractor;

1.7.8	recording time lost due to adverse weather causing excessive noise on records;

1.7.9	time during which work is not possible due to damage to receiver spreads or data links or to other contractors’ equipment, if such damage is due to third parties or due to events beyond Contractor’s reasonable control; or

1.7.10	time spent conducting instrument tests.

32 of 156

The stand-by rates will apply if Contractor’s Personnel are unable to work in the field for at least six (6) hours on a given day. For such days, Contractor will invoice the stand-by rates for the actual hours the Personnel was unable to work in the field in any twelve (12) hour day. Partial stand-by hour days will be prorated to the nearest one-half (1/2) hour and compensation calculated accordingly.

Line clearing Mulching	per unit day*	$	[***]

Line Clearing Hand cutting	per crew hour	$	[***]

Survey	per man day*	$	[***]

Drilling - LIS	per crew day*	$	[***]

Drilling – Heli	per crew day*	$	[***]

Dynamite - Data Acquisition (Recording) Crew	per hour	$	[***]

Helicopter pilots & crew	per man day*	$	[***]

Dynamite - Data Acquisition (Recording) Crew – Test Patch (s. 4.1.1.2 of the Scope of Work)	per hour	$	[***]

*	For the purposes of partial stand by calculations, stand by rates are for 8 hrs. per day

1.8	Force Majeure Stand-by Rates

The following stand-by rates shall apply for any Force Majeure time or event:

Line clearing	per crew day	$	[***]

Survey	per crew day	$	[***]

Drilling	per crew day	$	[***]

Dynamite - Data Acquisition (Recording) Crew	per hour	$	[***]

2	INVOICING

Contractor shall invoice Company for all Services performed during each two (2) calendar week period, within five (5) Business Days following the end of each such period.

All invoices must include the following information and supporting documentation where applicable. In the event the requirements of this subpart are not met, the invoice may be returned to Contractor unpaid, or payment may be delayed until requirements have been met.

2.1	Invoices must include:

2.1.1	Contractor’s complete legal company name (legal entity) and address;

2.1.2	Contractor’s remit-to address;

2.1.3	Clearly identified “INVOICE” document;

33 of 156

2.1.4	Invoice date;

2.1.5	Unique Invoice Number;

2.1.6	Appropriate Talisman company being billed (i.e. Talisman Energy Canada, Talisman Sasol Montney Partnership, or Talisman Energy USA Inc.). Ask Company requestor for the appropriate Company name to include on the invoice;

2.1.7	Coding information provided by the Company Contracts Representative:

•	Purchase Order number, where applicable;

•	Material Group Code: 173 – SEISMIC;

•	Full name of Company Contracts Representative ordering the Services;

•	Cost Center;

•	WBS number;

•	GL Account.

2.1.8	Complete supporting documentation including but not limited to:

•	Approved time sheets, third party invoices (where provided for reimbursement), delivery ticket(s)/work (service) ticket(s) with complete cost coding information and signature of Company’s Contract Representative, and Packing Slip(s), where applicable.

2.1.9	Contract number associated with Scope of Work;

2.1.10	Itemized list of Services provided by Contractor (i.e. quantities, UOM, price and extended price, where applicable);

2.1.11	Reimbursable expenses, where applicable;

2.1.12	Any taxes payable by Company shown within a separate line on the invoice;

2.1.13	GST / HST, PST / QST or State/Federal tax registration numbers, as applicable; and

2.1.14	Sub Total and Grand Total of invoice in relevant currency.

All original invoices must be sent, together with appropriate supporting documents, directly to the appropriate Bill To address shown below. A copy of the original invoice may be sent to the requestor upon their request. Any deviation of the billing requirements may cause delay in payment or the invoice returned unpaid.

Bill To Address:

For work performed within Canada

TALISMAN ENERGY INC.

Attention: Accounts Payable

2000, 888 3rd Street SW

Calgary, AB T2P 5C5

Or Via email:

APInvoices@talisman-energy.com;

A copy of the invoices must also be sent via e-mail to:

Scott Verot

Cypress Project Manager

scott.verot@rpsgroup.com

Payment of an invoice shall not constitute “acceptance by conduct” of rates or fees charged by Contractor which are not in accordance with this Contract.

34 of 156

2.2	Invoice Inquiry Information:

Vendor Invoice Query (VIQ) is a website where Contractors can check the status of their invoices throughout Company’s accounting system. Users can also obtain details on payments made to their company.

(VIQ) Website:

https://vendor.talisman-energy.com/dana-na/auth/url_10/welcome.cgi;

For invoice questions or information on how to obtain access to VIQ, please contact the Vendor Query desk:

Via email at:

Canada

vendorquery@talisman-energy.com;

USA

TalismanUSAAPInquiry@talismanusa.com;

Or Call:

+1 (403) 237-4795 – Canada

+1 (724) 814-5300 – USA

Executed by the Parties’ duly authorized representatives:

TALISMAN SASOL MONTNEY PARTNERSHIP	SAEXPLORATION (CANADA) LTD.
By its Managing Partner
TALISMAN ENERGY INC.

Signed this ______ day of _____________, _______.	Signed this ______ day of _____________, ______.

Signature Above, Print Name and Title	Signature Above, Print Name and Title

35 of 156

SCHEDULE “D” - SUBPART 1

attached to and forming a subpart of Schedule “D” to the Master Contract for Seismic Acquisition Services in Western

Canada (No. TEI11362) dated the Apr-15-2013 between TALISMAN SASOL MONTNEY PARTNERSHIP and

SAEXPLORATION (CANADA) LTD.

COMPANY POLICIES AND PROCEDURES

CYPRESS 3D

Exhibit “D-1”	Additional HSE Terms and Conditions

Exhibit “D-2”	Alcohol and Drug Policy Expectations for Contractors

Exhibit “D-3”	NAO Driving Policy

Exhibit “D-4”	Terms and Conditions for Helicopter Operations

Exhibit “D-5”	Policy on Business Conduct and Ethics

Exhibit “D-6”	Golden Rules for Safe Operations (TLM Safety Culture Global Standard)

Exhibit “D-7”	HSE Management System Questionnaire

Exhibit “D-8”	HSE Interface Document Template

Exhibit “D-9”	Local Benefits and Stakeholder Relations Requirements

Executed by the Parties’ duly authorized representatives:

TALISMAN SASOL MONTNEY PARTNERSHIP	SAEXPLORATION (CANADA) LTD.
By its Managing Partner
TALISMAN ENERGY INC.

Signed this ______ day of _____________, _______.	Signed this ______ day of _____________, ______.

Signature Above, Print Name and Title	Signature Above, Print Name and Title

[Remainder of page intentionally left blank; Exhibits follow]

36 of 156

Exhibit “D-1”

ADDITIONAL HSE TERMS AND CONDITIONS

1	DEFINITIONS

In addition to the terms defined in this Contract, the following defined terms are used in this Schedule. Should there be any conflict between the definitions utilized in this Schedule and the remainder of the Contract, the following definitions shall govern only in relation to the interpretation of this Schedule.

“HSE” means health, safety and the environment;

"HSE Interface Document" means a comparative analysis of the HSE management systems utilized by the Company and the Contractor for On-Site Work. The HSE Interface Document identifies relevant gaps (including roles, responsibilities and actions) in the different HSE management systems and determines which elements and procedures have precedence during the On-Site Work.

“HSE Project Specific Plan” means Contractor's plan for managing the HSE risks associated with On-Site Work;

“Incident” means an undesired event or near miss, arising in relation to any member(s) of Contractor Group, the Work, On-Site Work or in proximity to the Work, On-Site Work or the Worksite, which resulted in or may have resulted in, harm to a person or people, damage to or loss of property, damage to the environment, or process loss, including but not limited to a fire, explosion, a loss of revenues, vehicles, equipment, productivity, hydrocarbons, or may involve a release, flare, vent or leak of any pollutant(s) or contaminant(s) to the environment;

“Key Personnel” means the persons named as such in the Scope of Work or the HSE Interface Document;

“On-Site Work” means the performance of any Work or entering onto a Worksite in connection with this Contract, including any delivery, inspection or repair of Goods on a Worksite;

“Policies” means the policies of Company communicated or provided to Contractor and/or accessible to Contractor on Company’s external website at www.talisman-energy.com as such policies are modified, supplemented, adopted or implemented by Company from time to time.

“ROW” means right of way;

“Safe Work Systems” includes any standards, policies, procedures, directives, rules, regulations, requirements, codes, operating procedures, safety rules, loss control standards, codes of practice and guidelines of Company Group governing the conduct of workers, the performance of On-Site Work and operation of the Worksite, and any additional or revised Safe Work Systems determined, adopted or implemented by Company Group from time to time and communicated to Contractor;

“Spills” means unintended solid or liquid releases outside secondary containment;

“Waste” means a substance or mixture of substances generated from or associated with the Work or On-Site Work which has chemical, physical, and toxicological properties which require it to be managed, handled, treated, transported and disposed of in accordance with Applicable Laws, Policies, Safe Work Systems or Good Industry Practice in order to protect human health and the environment and which includes: hazardous waste, industrial waste, dangerous oilfield waste, non-dangerous oilfield waste and produced water; and

“Work” means all the work that Contractor is required to carry out in accordance with the terms of this Contract, including the provision of all Goods, Equipment and Services to be rendered in accordance with the terms of this Contract.

37 of 156

2	COMPANY DUTY

Nothing contained in this Schedule shall be interpreted as enlarging the legal duty of Company to Contractor, Contractor's Personnel or third parties or as altering the status of Contractor as an independent contractor.

3	GLOBAL HEALTH, SAFETY AND ENVIRONMENT POLICY

The commitment of the Company is to create a working environment such that it causes no harm to people, and where Company minimizes its impact on the environment.

To achieve this the Company and the Contractor agree that they will:

•	Always comply with Applicable Laws, or Company Group standards, whichever are higher;

•	Operate to ensure proactive risk mitigation and continuous improvement;

•	Set goals and targets, and measure performance against them;

•	Hold Contractor Group accountable to meet Company standards;

•	Communicate openly with those who may be affected by Contractor Group activities;

•	Choose safety over operational results should the two come into conflict.

4	COMPANY HSE REPRESENTATIVE

Contractor agrees that Company has the right to have a full-time HSE representative to support the On-Site Work and to provide Company with ongoing and continual assurance that Contractor Group is complying with the Applicable Laws, Safe Work Systems, the obligations set out in the HSE Project Specific Plan, the HSE Interface Document, and the terms and conditions of this Schedule.

5	COMPANY RIGHT TO STOP WORK

5.1	Company shall have the power and authority to stop the On-Site Work or request changes to the manner in which the On-Site Work is being conducted at any time if it is of the opinion that the manner in which the operations are being conducted does not comply with the terms of this Contract, including this Schedule, or otherwise creates an imminent danger, hazard or risk which Company considers unacceptable.

5.2	If operations are shut down or suspended pending the implementation of corrective actions requested by Company, any direct or indirect costs associated with that delay or shut down will be borne entirely by Contractor and any noted deficiencies will be corrected as soon as possible.

6	CONFLICT PROVISION

In the event of any conflict between the Applicable Laws and the provisions of this Contract, including this Schedule, the more stringent requirement will prevail.

7	PERFORMANCE OF ON-SITE WORK

If this Contract results in any member of Contractor Group performing On-Site Work, then Contractor Group shall strictly comply with the following provisions:

7.1	Prequalification

Contractor agrees to register with and maintain an account, at its own expense, with ISNetworld and provide such information requested by the Company in order to permit the Company to monitor the Contractor’s HSE management system and compliance with Company Safe Work Systems. Contractor also agrees to impose this requirement on any subcontractor utilized in the provision of the Work.

38 of 156

7.2	HSE Commitment & Safe Work Systems (SWS)

Contractor Group shall conduct all On-Site Work in a safe manner, immediately rectify all unsafe situations or potential hazards, and take all reasonable measures to protect the health and safety of all workers, members of the public and the environment, and meet or exceed the requirements of:

7.2.1	Applicable Laws

Applicable conditions of any regulatory permit or approvals governing the On-Site Work including any requirements stipulated in any Environmental Impact Assessment (EIA) and/or the Environmental Management Plan (EMP).

7.2.2	Good Industry Practice

Including that found in the following references:

•	BS OHSAS 18001 Occupational Health and Safety;

•	Environmental Management in Oil & Gas Exploration & Production, a Joint E&P Forum / UNEP Technical Publication; UNEP IE/PAC Technical Report 37, and E&P Forum Report 2.72/254; ISBN 92-807-1639-5;

•	IAGC Land Geophysical Operations Safety Manual, (Latest Edition). Note: Report is specific to seismic operations;

•	IAGC Environmental Guidelines for Worldwide Geophysical Operations (Latest edition) 1994/2000. Note: Report is specific to seismic operations; and

•	OGP Environmental Management in Oil & Gas Exploration and Production (2.72\254).

7.2.3	All Safe Work Systems

Including Company:

•	Policies;

•	Golden Rules for Safe Operations; and

•	global standards, regional practices and local procedures;

•	the HSE management system implemented by Contractor; and

•	stakeholder commitments as agreed to and directed by Company.

8	HSE PROJECT SPECIFIC PLAN

Contractor shall have in place its own policies and HSE management system, which meets or exceeds any Policies and Safe Work Systems.

Contractor will develop a HSE Project Specific Plan which will include:

8.1	a project specific hazard register which identifies the HSE risks associated with the On-Site Work and the mitigation procedures and measures for the identified HSE risks;

8.2	safe work systems necessary to comply with the requirements of paragraph 7.2;

8.3	operating practices to safeguard Company and Contractor Personnel from known natural and other unique hazards such as mines and unexploded ordinances;

8.4	a program of regular maintenance and inspection ensuring that all tools and Equipment provided, whether owned or rented, are fit for their intended purpose, are appropriately certified, and are stored and maintained such that risks to users and others and to the environment are minimized. The program must include the identification of Equipment criticality, maintenance and inspection plans for this Equipment, schedule of maintenance and inspection activities, the roles and responsibilities for the maintenance and inspection activities, the relevant procedures for maintenance and inspection activities including repair and re-certification procedures, competency and training records for maintenance and inspection activities, and records of Equipment drawings;

39 of 156

8.5	a program to manage technical, organizational, and administrative changes. The program must include the procedure for how management of change is performed, the level of rigor for the review process and approval, the process for implementation of the change, close out of the change, the training and update/communication to impacted people and documents, and the primacy, interface and communication between changes initiated by Contractor and Company;

8.6	a training matrix of required training for all of Contractor Personnel;

8.7	details as to the minimum requirements and means by which Contractor Personnel will be deemed competent to complete any and all tasks associated with the Work;

8.8	a HSE performance monitoring program which will include the tracking and analysis of leading and lagging HSE performance indicators;

8.9	procedures to protect the air, land, water, animal, and plant life from adverse effects of Contractor Group’s activities and minimize any nuisance that may arise from its operations;

8.10	specific procedures to ensure compliance with Applicable Laws and conformance with Good Industry Practice and Safe Work System for On-Site Work;

8.11	a program of regular inspections to verify compliance with the HSE Project Specific Plan and this Schedule. The HSE inspection procedure must include a list of all items to be inspected, inspection frequencies, assigned responsibilities, and a description of follow up procedures of noted deficiencies; and

8.12	identified Contractor Personnel accountable and responsible for implementing and ensuring compliance with each component of the HSE Project Specific Plan.

9	HSE INTERFACE DOCUMENT AND PERFORMANCE IMPROVEMENT PLAN

9.1	At the request of the Company, prior to the mobilization or commencement of On-Site Work, Contractor shall collaborate with Company in establishing:

9.1.1	HSE interface arrangements and producing an HSE Interface Document that indicates which policies and procedures of the Contractor or the Policies of Company have precedence during the On-Site Work;

9.1.2	a performance improvement plan with actions to address gaps and deficiencies, as determined by Company, in Contractor’s HSE management system or HSE Project Specific Plan.

9.2	Contractor shall be responsible for ensuring that the requirements of any performance improvement plan are communicated to Contractor Group and Contractor Personnel and for monitoring the implementation of such arrangements. Contractor also agrees to make such changes to its HSE management system and HSE Project Specific Plan to satisfy the requirements of any performance improvement plan on such date specified by the Company or where no date is specified, as soon as is reasonably practicable.

9.3	Where the procedures of the Contractor for managing HSE risk may conflict with the Safe Work Systems of Company, Contractor agrees to utilize the procedures as otherwise directed by Company.

10	VERIFICATION BY CONTRACTOR

10.1	Prior to the mobilization and commencement of On-Site Work, Contractor shall verify the full implementation of all mitigation and preventative measures identified in the HSE Project Specific Plan, and any performance improvement plan. Any modifications to the mitigation and/or preventative measures must be appropriately documented and where there is an increase in risk as a result of the modification, approved by Company.

40 of 156

10.2	Contractor shall continually review the HSE Project Specific Plan during the On-Site Work and keep the HSE Project Specific Plan up to date to ensure that risks associated with the On-Site Work are identified and mitigated.

10.3	The HSE Project Specific Plan will be a guideline for Company’s field auditor and HSE representative to follow, in order to verify that Contractor has complied with all of the applicable HSE requirements for the On-Site Work. Where the HSE Project Specific Plan of Contractor including any mitigation strategy associated with any risk is not acceptable to Company, Contractor agrees to modify its HSE Project Specific Plan as requested by Company.

11	CONTRACTOR PERSONNEL

11.1	Contractor HSE Representative

Contractor shall have an HSE representative to support HSE planning activities and meetings required by Company.

11.2	Organizational Chart and Contact Lists

Contractor will provide to Company an organizational chart and contact information for all Key Personnel including its HSE representative and advisors.

11.3	Key Personnel

Contractor will provide sufficient Key Personnel approved by the Company in order to safely and efficiently complete the On-Site Work.

11.4	Additional Key Personnel

During the production of the HSE Interface Document additional Key Personnel necessary for the completion of the Work may be identified and Company must approve these individuals.

11.5	Changes to Key Personnel

Any changes to the number of or the individual Contractor Personnel must be submitted to Company in writing for approval. To facilitate the initial approval and the approval of the substitution of any Key Personnel, Contractor must provide Company with an outline of the roles and responsibilities, the curriculum vitae and the details of the training provided to the proposed substitute Key Personnel.

11.6	Contractor HSE Advisors

Contractor shall ensure that such numbers of competent HSE advisor(s) that are acceptable to Company are present at the Worksite(s) at all times. The HSE advisors must have the authority and training to implement Contractor’s HSE management system, the HSE Project Specific Plan and all other contractual and regulatory requirements for the On-Site Work and comply with Company’s HSE expectations and Policies. Where a number of work locations are in use simultaneously, Contractor shall provide additional HSE advisors to support these operations as necessary. The HSE advisor(s) will be responsible for reporting on HSE performance indicators to Company on a monthly or such other basis as specified in the HSE Interface Document. Contractor must provide Company with an outline of the roles and responsibilities, the curriculum vitae and the details of the training provided to the HSE advisor(s) for approval by Company. Any changes to the Contractor HSE advisors must be submitted to Company in writing for approval.

12	LOCAL LANGUAGE(s)

12.1	HSE Documentation

Contractor shall furnish Company with Contractor’s HSE documentation in the local language, with an English language copy. This includes, but is not limited to, Contractor HSE management system, procedures and policies, performance statistics, Incident reports, and other general HSE documentation.

41 of 156

12.2	Personnel Documents

Contractor shall furnish HSE documents and procedures (including HSE procedures, work permits, training material, signage and emergency response procedures) to Contractor Group in English and in local languages as appropriate. In the event that any Contractor Personnel are illiterate, Contractor will ensure that Contractor Group has all documents and procedures explained to them in a language and manner that they fully understand.

12.3	Fluency in English and Local Language

Contractor shall ensure that at least one of its representatives at the Worksite will be able to read, write and speak both English and the local language in order to ensure that all Contractor Personnel fully understand the HSE aspects of the On-Site Work. This is critical for all aspects of HSE including implementation of procedures, permits to work, training, signs and emergency response procedures.

13	USE OF EQUIPMENT

Contractor Group shall:

13.1	supply and mobilize, at its own expense and cost, all necessary Equipment suitable for the safe, legal and efficient performance of the On-Site Work other than such items Company specifically agrees to furnish;

13.2	maintain all Equipment in accordance with manufacturer specifications, in a neat, clean, mechanically safe condition, fit for use for which they are intended, and capable of the degree of performance specified in the Contract;

13.3	use all Equipment only for the manufactured use intended, and in a safe manner and shall have all manufacturer recommended safety equipment either accompanying the Equipment or present at the Worksite at which the Equipment will be utilized; and

13.4	have readily available for inspection by Company copies of all Equipment maintenance records and damage reports.

14	HSE TRAINING

14.1	Competency

In accordance with Good Industry Practice, Contractor Personnel shall have the necessary HSE, emergency, and job or Equipment related training/certifications and shall be competent to undertake their required duties in a safe and efficient manner prior to the commencement of On-Site Work. Contractor Group shall provide training records and certificates to Company upon request.

14.2	Short Service Workers

Contractor Group shall have a Company approved “Short Service Worker" (SSW) program. The program shall define Contractor’s criteria for a SSW. In addition, the program shall identify the process by which new and/or transferred Contractor Personnel shall be mentored, obtain the knowledge, skills and abilities (KSA’s) required to graduate out of the SSW program and have a formal process to graduate (e.g. checklist, supervisors verification of KSA’s). Contractor shall have a Company-approved process that uniquely identifies all SSW’s (e.g. stickers, identifiable hard hats, etc.) and have established a specified minimum timeframe for SSW’s to be in the program.

In addition:

14.2.1	competency of individual Contractor Personnel is to be assessed using the requirements set out in paragraph 8.7; and

14.2.2	for any unqualified worker to perform On-Site Work, regardless of the worker’s enrollment in a

                                            SSW program, Contractor shall obtain prior written approval of Company and will ensure such individual is adequately supervised by a member of Contractor Group who is qualified to do the On-Site Work.

42 of 156

14.3	Behavioral Based Safety

Contractor shall have a “Behavioral Based Safety” or equivalent safety behavioral program implemented at the Worksite to encourage good safety leadership and behavior.

14.4	Incident Investigation Training

At the request of the Company, Contractor shall ensure that at all times at least one Contractor HSE advisor who has completed the TapRoot five day investigation course can be dispatched, in a timely manner, to the Worksite to conduct an Incident investigation.

14.5	Environmentally, Culturally or Historically Sensitive Areas

Where it may be expected that On-Site Work may be conducted, or Contractor Personnel may otherwise be present in environmentally, culturally or historically sensitive areas, Contractor Group will ensure Contractor Personnel have received the necessary training to ensure the protection of these areas.

14.6	HSE Orientation

Each member of Contractor Group performing On-Site Work shall complete an HSE orientation as required by Company prior to entering a Worksite, regardless of prior experience. Such orientation will address mandatory HSE Policies, Safe Work Systems and any Worksite-specific hazards.

14.7	HSE Meetings

Unless otherwise directed by Company, Contractor Group shall attend the following HSE Meetings:

14.7.1	HSE Interface Meetings: Prior to the commencement of On-Site Work, HSE interface meeting(s) shall be held with Company and Contractor. As directed by Company, Contractor will ensure that a representative for each of the Contractor’s HSE, operations and management functions is in attendance at the meeting(s). The required outcome of these meetings should include a review of Contractor’s project specific hazard register and mitigation procedures and measures, a list of action plans to modify and implement the HSE Project Specific Plan, the setting of the time for completion of action plans and responsibility for completion and acceptance of any modification of Contractor’s mitigation procedures and measures.

14.7.2	Start-up Meeting: Contractor Group will attend a start-up HSE meeting immediately prior to the start of the On-Site Work. Multiple meetings may be required if the On-Site Work is started in phases. Contractor is required to spend sufficient time to thoroughly cover the objectives of the meeting. Senior management from Contractor and a representative of Company must participate in the meeting to demonstrate Contractor and Company commitment and expectations for HSE performance during the On-Site Work. The Contractor Personnel that must be in attendance will be dictated by Company based on the organization of Contractor Personnel as identified in the HSE Project Specific Plan. During the meeting the following objectives will be completed by the Contractor:

•	outline work scope and purpose of the meeting;

•	re-iterate the Company and Contractor commitment to HSE;

•	advise Contractor Personnel of HSE goals and objectives for the Work;

•	confirm HSE plan to be implemented and confirm that roles and responsibilities have been clearly defined and understood by Contractor Personnel;

•	confirm competence, review training matrix and the minimum training requirements for workers who are exposed to workplace hazards as set out in the HSE Project Specific Plan;

•	review process to be utilized to supervise execution of On-Site Work and supervision of workers, including short service workers;

•	confirm scope and review schedule of HSE activities (e.g. inspections, emergency drills, safety meetings);

•	confirm compliance with both conditions of permits issued by any Authority and all Applicable Laws;

43 of 156

•	review identified HSE risks and mitigation procedures associated with the On-Site Work, including but not limited to systems for safe work procedures, Contractor and Contractor Personnel safety coordination, right to refuse unsafe work, and permit to work procedures;

•	confirm Contractor Group and Contractor Personnel understand and will fulfill their HSE responsibilities associated with the On-Site Work;

•	review Incident investigation and notification procedures; and

•	review Emergency Response Plans (ERP).

14.8	Deficiencies

Where deficiencies are identified during the HSE Interface or Start-up meetings, they will be rectified by Contractor Group prior to the commencement of On-Site Work.

14.9	Performance Meeting

As and when directed by Company, Contractor agrees that it will attend HSE performance meetings at which Contractor Group’s HSE performance, including compliance with the terms of this Schedule, will be reviewed. In attendance will be Contractor’s HSE representative and a representative of Contractor’s management. As directed by Company, Contractor agrees that it will execute an HSE performance improvement plan to address any deficiencies or concerns identified by Company.

14.10	Weekly HSE Meetings

At a minimum, Contractor Group will attend weekly HSE meetings during the On-Site Work, to provide a forum for the discussion of and to address of HSE issues and concerns. All available Contractor Personnel must attend these meetings. Company may request additional HSE meetings (e.g., HSE Committee meetings) to be held to meet the HSE needs of the On-Site Work. Meetings must have minutes taken by Contractor, with copies provided to Company.

14.11	Daily Crew Meetings

Contractor Group shall participate in toolbox crew meetings at individual work locations before commencement of daily activities. A review of job specific, field level HSE risk assessment must be convened with the crew prior to undertaking work including the initiation of critical or particularly hazardous Work. Such meetings and inspections must be documented by Contractor, with copies sent to Company.

14.12	Post Contract Performance Meetings

If requested by Company, Contractor must participate in a post contract performance review within one month of the completion of On-Site Work whereby the performance of Contractor will be compared to the requirements of this Contract including the HSE Interface Document; this Schedule; and any performance improvement plan.

15	HSE PERFORMANCE REPORTS AND METRICS

15.1	HSE Performance Monitoring

At Company’s request, Contractor Group shall participate in a HSE performance monitoring program which will include analysis of leading and lagging HSE performance indicators and shall provide HSE performance reports monthly, or as requested by Company.

15.2	HSE Reports

15.2.1	Contractor will provide to the Company HSE reports on a monthly basis in the format directed by the Company which detail performance indicators including:

15.2.1.1	HSE audit/inspections;

15.2.1.2	status of compliance with the provisions of this Contract including Applicable Laws;

15.2.1.3	contact with any Authority including:

44 of 156

•	notices of non-compliance;

•	administrative orders; and

•	judicial actions.

15.2.1.4	number of near miss reports per month & year-to-date;

15.2.1.5	number of safety meetings conducted per month & year-to-date;

15.2.1.6	number of safety contacts/observations conducted per month & year-to-date; and

15.2.1.7	number of job safety analysis reviews per month & year-to-date;

15.2.2	The following numbers should be represented in a report which calculates an injury/illness rate (e.g. [medical treatment only cases + restricted work day cases + lost work day cases + fatalities x 200,000] ÷ man-hours = IIR):

15.2.2.1	number of man-hours worked per month & year-to-date;

15.2.2.2	number of first aid cases per month & year-to-date;

15.2.2.3	number of medical treatment only cases per month & year-to-date;

15.2.2.4	number of restricted work day cases per month & year-to-date;

15.2.2.5	number of lost work day cases per month & year-to-date; and

15.2.2.6	number of fatalities per month & year-to-date.

15.2.3	Total Spills including hydrocarbon Spills:

15.2.3.1	number greater than or equal to 0.5 bbl; and

15.2.3.2	total volume greater than or equal to 0.5bbl.

16	HSE INSPECTION

Contractor agrees that Company has the right, at any time, to require additional HSE inspections by Contractor or to independently conduct HSE inspections of the Worksite and Contractor’s Equipment, procedures and HSE management system to verify compliance with Applicable Laws and this Contract including this Schedule. Contractor Group shall fully cooperate with Company in such HSE inspections and shall implement any recommendations in a timely manner at no cost to Company.

17	INCIDENT INVESTIGATION AND REPORTING

Contractor Group shall:

17.1	immediately notify Company of any injury, illness, fatality, Spills, contaminant releases, or other HSE-related Incident (e.g. complaints related to ground water wells), associated with the Work;

17.2	immediately notify Company of any regulatory inspections or interactions with any Authority or stakeholder complaints associated with the Work;

17.3	immediately contain and clean up any Spill or release as directed by Company;

17.4	promptly investigate all HSE-related Incidents;

17.5	provide, when directed by the Company, copies of an Incident investigation report that contains the following minimum information:

17.5.1	summary of Incident investigation process including identification of investigation team members;

17.5.2	sequence of relevant events before, during, and after the Incident;

17.5.3	causal analysis of Incident including direct causes, contributing factors and root causes;

45 of 156

17.5.4	analysis of protective Equipment performance (e.g. emergency shutdown systems, fire alarms, sprinklers, water supplies, process controls, instruments, containment systems, etc.); any impairment of protective Equipment; and measures taken to restore protection;

17.5.5	analysis of administrative and human factors (e.g. were there written procedures, were the procedures followed, were procedures adequate, etc.);

17.5.6	analysis of emergency response (e.g. civil defense, fire brigade, public fire department, Spill plan, public notification, reporting to authorities, etc.);

17.5.7	supporting evidence including witness statements, pictures, drug and alcohol test results, expert reports or opinions and police reports;

17.5.8	corrective action(s) taken and/or planned to prevent recurrence of Incident and identification of Contractor Personnel responsible for implementation of the corrective actions;

17.5.9	details of any interaction with any Authority; and

17.5.10	copies of all Incident reports submitted to any Authority; and

17.5.11	cooperate fully in any Incident investigation by Company, regardless of whether Contractor Group has also conducted an investigation, and make all relevant information and documents in the possession of or available to Contractor Group as well as Contractor Personnel available for interviews and drug and alcohol testing as requested by Company.

18	PERSONAL PROTECTIVE EQUIPMENT

Contractor Group shall provide, at no additional cost to Company, Contractor Personnel with all personal protective equipment (PPE) required by this Schedule. All PPE must meet an acceptable standard such as American National Standards Institute (ANSI), British Standard (BS), American Standard Testing Methods (ASTM), Occupational Safety & Heath Administration (OSHA) or equivalent standards.

18.1	Contractor shall ensure the following PPE is worn/used by all Contractor Personnel at all times at all Worksites:

•	head protection, current ANSI Z89.1 Class 1 Type E&G or international equivalent;

•	eye and face protection, appropriate for the Work environment/conditions (lighting, dust, etc.), current ANSI Z87.1 or international equivalent;

•	foot protection, current ASTM F 2413 or international equivalent. For seismic operations, boots with ankle support are required, sneakers are not allowed. For seismic workers with a risk of foot injury, foot protection that is compliant with ASTM F 2413 applies;

•	hearing protection, current ANSI Z95 or international equivalent;

•	hand protection; e.g. gloves, barrier creams or etc., current ANSI/ISEA 105 or equivalent;

•	protective clothing, clothing that covers all body limbs (e.g. pants, jeans, long sleeve shirts, coveralls), T-shirts and shorts are not allowed;

•	PPE for handling hazardous chemicals; hand, face, body, etc.;

•	aviation helmet for helicopter operations; and

•	full flame retardant coverall for aircraft pilots.

18.2	In addition, Contractor Group will ensure that any additional PPE required by Applicable Laws or requested by Company to minimize the risks and health hazards to which workers may be exposed, will be worn/used by Contractor Personnel at the Worksite.

18.3	Contractor Group shall provide Contractor Personnel with appropriate training for the use and care of all PPE and shall maintain the PPE in good condition.

46 of 156

18.4	Contractor agrees that Company has the right to deem as appropriate or inappropriate, items of PPE that are not of an acceptable quality and quantity and to require Contractor to provide other replacement items. An approval process prior to mobilization will be carried out with Contractor and Company representatives.

18.5	Contractor will carry a buffer stock of PPE to ensure that Contractor Personnel and visitors have access to PPE as and when they require it, and that it can be freely replaced as and when necessary.

19	EMERGENCY RESPONSE PLANS

19.1	Emergency Response Plan

At Company request, Contractor must maintain a comprehensive Emergency Response Plan (ERP) and demonstrated Worksite response capability commensurate with the risks associated with the operations including, where applicable, the following identified risks:

19.1.1	Social/Civil Unrest;

19.1.2	Weather/Natural Disasters;

19.1.3	Hazardous Environments;

19.1.4	Emergency Medical Management;

19.1.5	Fire/Explosion;

19.1.6	Security;

19.1.7	Hydrogen Sulfide Operations;

19.1.8	Environmental Spills;

19.1.9	Lost Personnel;

19.1.10	Equipment/Structure Damage;

19.1.11	Exposures (Heat/Cold; Radiation, etc); and

19.1.12	Other identified risks.

19.2	Emergency Response Plan Contents

The Emergency Response Plan will include:

19.2.1	procedures for responding to HSE Incidents;

19.2.2	procedures to and interface with Company Global Standard Integrated Emergency and Crisis Management;

19.2.3	muster and evacuation of Contractor Personnel;

19.2.4	emergency contact lists;

19.2.5	emergency communication and reporting procedures;

19.2.6	procedures for securing area surrounding the Incident;

19.2.7	detailed descriptions of the roles and responsibilities of the responders; and

19.2.8	emergency medical support arrangements, including medi-vac procedures and insurance coverage for costs of medi-vac.

19.3	Emergency Communications

As directed by Company, Contractor will ensure that an appropriate communication system will be available 24 hours a day to ensure permanent contact between facilities including any base, camp, Worksite or field operations associated with the Work.

47 of 156

19.4	Monthly Drills

The ERP will be regularly tested and updated as necessary during the course of the On-Site Work. Contractor will hold scheduled table-top and field-based emergency response exercises of the ERP as specified by applicable international or local regulations, IAGC guidelines, and Contractor and Company requirements. Contractor shall conduct an ERP communications drill at the beginning of On-Site Work. Contractor shall also conduct monthly drills to test medi-vac, fire and lost man procedures during the On-Site Work. Reports for these will be prepared by Contractor and provided to the local Company Representative. Company may request Contractor to conduct additional tests of the ERPs and/or contingency plans during project operations. Contractor will cooperate with Company in the planning and implementation of any such additional ERP exercises.

20	SUBSTANCE ABUSE

It is a prerequisite for safe and efficient work performance that no Contractor Personnel are under the influence of alcohol or other drugs at work. Contractor must prevent the use of drugs and alcohol at the Worksite, including villas and camps at which Contractor Personnel will reside during performance of On-Site Work. Contractor shall implement procedures for the management of substance abuse and control.

21	FIREARMS PROHIBITION

Firearms are strictly forbidden at the Worksite except where a legitimate use has been authorized in writing by Company. In such cases, firearms will be strictly controlled by Contractor.

22	BREACH OF PROVISIONS CONCERNING SUBSTANCE ABUSE AND FIREARMS

Where Contractor Personnel breach the provisions of this Schedule as they relate to substance abuse or firearms, Contractor will immediately notify Company in writing. In addition, the individual in breach will not be permitted to return to the Worksite without the written approval of Company.

23	COMPANY INSPECTIONS

Contractor Group agrees that by entering the Worksite, facilities and premises, including residing at Company villas and camps, Contractor Personnel will consent to the Company’s right to conduct inspections to detect any material, including alcohol, drugs, firearms or other items that may jeopardize safe operations. Contractor will ensure that prior to attendance to any Company Worksites, facilities and premises that Contractor Personnel are advised of Company’s right and that Contractor Personnel consent to such inspections.

24	REMOVAL FROM WORKSITE

If, in the opinion of Company, any member of Contractor Group is performing unsafe work practices, is not complying with Applicable Laws, Policies, Good Industry Practice, or the terms of this Contract including this Schedule, or is not competent to perform the activities being undertaken safely, Company reserves the right to request the immediate removal of the individual from the Worksite. Notwithstanding the foregoing, Contractor Group shall retain all authority and control over its Contractor Personnel. Contractor shall be liable for any costs arising directly or indirectly from such circumstances.

25	DISCIPLINARY ACTION

Contractor shall establish a progressive disciplinary policy and communicate it to all Contractor Personnel in order to ensure that expectations are clear, to act as a deterrent against HSE violations, and to provide an opportunity to improve HSE performance. Disciplinary action imposed on Contractor Personnel at all times remains the responsibility of, and is at the discretion of Contractor. Contractor shall report all cases of disciplinary action taken against Contractor Personnel for HSE violations to Company.

26	SPECIFIC HSE MANAGEMENT SYSTEM COMPONENTS

As components of its HSE Project Specific Plan, Contractor shall include the following:

48 of 156

26.1	Environmental Management

26.1.1	Prevention

Contractor Group shall conduct On-Site Work in a manner which complies with Good Industry Practice and which prevents, avoids or minimizes damage to the environment and leaves the affected area in as close to its original condition as practicable

26.1.2	Worksite Management

Contractor Group shall confine the On-Site Work to the areas designated by Company. Contractor Group must:

26.1.2.1	limit the number and size of Worksite areas to the extent practical;

26.1.2.2	ensure that the Worksite is kept tidy and free from debris;

26.1.2.3	where additional Worksite area is needed, Contractor Group will consult Company to:

•	ensure an appropriate environmental review of the area is conducted prior to development or use of that area,

•	obtain the approval of landowners and/or any Authority;

26.1.2.4	any additional Worksite areas should be in a previously disturbed area and avoid archaeological resources, rare plants, migratory birds, wetlands, watercourses and other identified environmentally sensitive areas. The Worksite areas will be designed to prevent contamination of the area through fuel spills or other refuse.

26.1.2.5	upon completion of the On-Site Work or when directed by Company, promptly remove any Waste and leave the Worksite in a clean condition;

26.1.2.6	dispose of Waste as directed by Company and obtain approval from Company before using any of Company’s pollution control or Waste disposal facilities; and

26.1.2.7	bear the cost of disposal of Waste associated with the On-Site Work, unless otherwise agreed to by Company.

26.1.3	Chemical and Fluid Management

26.1.3.1	Storage, Handling and Labeling Requirements

Contractor Group must:

26.1.3.1.i	maintain a current inventory and accurate volume of hazardous materials that are present at the Worksite;

26.1.3.1.ii	clearly label containers containing hydrocarbons, chemicals, and hazardous substances to identify their contents;

26.1.3.1.iii	store hydrocarbons, chemicals and hazardous substances well away from streams and other water in leak proof tanks of good quality to avoid any leakages into the environment;

26.1.3.1.iv	install storage tanks off of the ground where possible, in a non-floodable area;

26.1.3.1.v	provide secondary containment for hydrocarbon, chemical and hazardous substance storage. Secondary containment must, at a minimum, be:

•	impermeable to prevent spilled material from contaminating underlying soil and/or groundwater, and

•	capable of holding 110% of tank volume or 100% of largest tank plus 10% of aggregate volume if more than one tank;

49 of 156

26.1.3.1.vi	inspect at planned intervals for the integrity of primary and secondary containment, and to detect any leakage and spillage or hydrocarbons, chemical, and hazardous substances;

26.1.3.1.vii	properly close tanks or containers used to store hydrocarbons, chemicals, and hazardous substances to prevent leaks or Spills;

26.1.3.1.viii	use self-closing fuel-dispensing nozzles; and

26.1.3.1.ix	store explosives securely and well away from Worksite and camps.

26.1.3.2	Maintenance

Tanks and containers will comply with all applicable technical and safety requirements to avoid excessive evaporation, contamination, blowouts or fuel Spills.

26.1.3.3	Hazardous Materials List

Contractor will check whether or not the inputs and/or materials that it will use are classified as hazardous substances. In such event, it must give notice thereof to Company, ensure that a list of all hazardous materials are provided to the Company and readily available to Contractor Group, and implement a hazardous substance handling procedure before performing the On-Site Work.

26.1.3.4	Material Data Safety Sheets

Contractor will ensure that all hazardous chemicals utilized in respect of On-Site Work are accompanied by Material Safety Data Sheets (MSDS). Contractor Group shall instruct Contractor Personnel in the safe handling and use of the chemicals and provide all Contractor Personnel with PPE indicated on the MSDS. Contractor Group shall keep the MSDS in respect of the chemicals in a location readily available to all Contractor Personnel and, if necessary, shall translate the MSDS into local languages.

26.1.3.5	Chemicals Recycling

All chemicals not consumed in the On-Site Work or in maintenance must be kept in stock and returned to the supplier (to the extent possible) or recycled by Contractor Group at its own risk and account.

26.2	Spill Management

26.2.1	Spill Response Capability

Contractor must maintain Spill response capabilities and plans acceptable to the Company and commensurate with the operational risks. Plans must include response procedures; organization and structure, Equipment; notification plans for Contractor, Company and any Authority; Spill prevention and response training; and response drill procedures and schedules.

26.2.2	Spill Containment

Any spillage or other Incident involving hydrocarbons, chemicals, or hazardous substances must be immediately contained, cleaned up, properly disposed of and reported to the Company.

26.2.3	Spill Reporting

Contractor Group must report Spills as indentified in the HSE Interface Document or as otherwise requested by Company.

26.3	Waste Management

26.3.1	Waste Management Plan

Before starting activities, Contractor must present to Company, Contractor’s Waste management plan. Contractor agrees to make such changes to its Waste management plan as directed by Company.

50 of 156

26.3.2	Standard Wastes and Discharges

Contractor is responsible for ensuring that Contractor Group procedures for the environmentally acceptable transport, storage, handling, treatment, removal and/or disposal of any solid or liquid Waste at the Worksite, camp or vicinity and other areas affected during the On-Site Work are in accordance with Applicable Laws and Good Industry Practice. Solid Waste includes, but is not be limited to containers, Equipment, rubbish, ash from incinerators, plastic, glass and any other non-biodegradable items. Liquid Waste includes, but is not be limited to, diesel fuel, gasoline, motor oil, lubricants, solvents, paints, hydraulic fluid, polluted water and other similar materials.

26.3.3	Comprehensive Waste Inventory

Contractor must create an inventory of likely hazardous and non-hazardous Waste streams associated with the On-Site Work prior to the commencement of On-Site Work.

26.3.4	Comprehensive Waste Disposal Plan

Contractor must prepare a Waste disposal plan for all hazardous and domestic Wastes generated during the On-Site Work which will specify the final disposition of the Wastes including the name of the company responsible. Collection tracking to final disposal and recording data will be Contractor’s responsibility.

26.3.5	Uncontrolled Discharges

There must be no uncontrolled discharge of any kind to the environment.

26.3.6	Waste Tracking

Any Wastes sent away for final disposal must be tracked and a register of final disposal method kept by Contractor. To ensure all Wastes are properly and responsibly dealt with, copies of documents showing disposition of Wastes at licensed facilities must also be included. Contractor must be able to provide Company documented proof (e.g., manifest) of final disposition of all Wastes upon request. Contractor Group will keep detailed records of the nature, quantity and location of any Wastes disposed by all used methods (burial or third party facility).

26.3.7	Waste Disposal

Safe methods of Waste disposal must be strictly ensured. For example, metals, glasses and plastics will be stored in one place, the best means of disposal being employed at an appropriate time before the Contractor Personnel leaves the Worksite, at the end of the On-Site Work or as otherwise directed by Company. All Waste that is not apt to be disposed of at the Worksite during the construction and operation of fly camps, heliports, unloading zones, seismic lines and drilling locations, will be transferred to the base camp for temporary storage in a safe place. Waste that is to be finally disposed of outside of the Worksite will be delivered to a solid waste service company that is duly authorized by the Authorities for that activity

26.3.8	Biodegradable Matter

Biodegradable matter will only be buried on specific sites in accordance with Good Industry Practice and any Applicable Laws. GPS coordinates will be taken and decommissioning work undertaken at the end of the On-Site Work to confirm good practice. Similarly, non-biodegradable material may only be incinerated if consistent with Good Industry Practice and Applicable Laws. Ashes must also be managed in accordance with any Applicable Laws.

26.3.9	Waste Water

Disposal of Waste waters, both grey and black will be done responsibly in accordance with Good Industry Practice and will depend upon groundwater levels, flora and fauna, and the EIA, if applicable;

26.3.10	Cleaning Water

All cleaning water or other water originating from the conduct of On-Site Work or the provision of maintenance services should be properly controlled in order to avoid discharging it directly into the soil, rivers, lakes or lagoons.

51 of 156

26.4	Water Management

Contractor Group must manage all water sourcing, use, disposal and water quality monitoring as directed by Company.

26.5	Air Quality and Noise Management

Contactor Group must manage emissions of conventional air contaminants and noise that will occur from the use of vehicles and Equipment during On-Site Work. The following environmental protection procedures shall be implemented by Contractor Group:

26.5.1	air emission specifications shall be considered during all Equipment selection and procurement to ensure compliance with all Applicable Laws;

26.5.2	continuous venting of associated or excess gas shall be avoided. Associated or excess gas shall be routed to an efficient flare system, although continuous flaring shall be avoided if feasible alternatives are available;

26.5.3	all reasonable attempts shall be made to maximize energy efficiency;

26.5.4	to the extent reasonable, all facilities will be designed to minimize energy use;

26.5.5	water will be the only dust suppressant used during periods when visible dust is generated;.

26.5.6	if standard dust suppressant techniques are not effective (e.g., during periods of high winds), On-Site Work activities must be modified to protect the health and safety of Company and Contractor Personnel and the public in areas adjacent to the On-Site Work area;

26.5.7	watering for dust control will not result in the excessive formation of puddles, rutting by Equipment or vehicles, tracking of mud onto roads, or siltation of watercourses;

26.5.8	construction Equipment will be maintained in good working order and properly muffled;

26.5.9	noise-generating activities will be restricted and less noisy Equipment will be used where practical;

26.5.10	noise concerns raised by the public will be addressed on an individual basis in a timely manner; and

26.5.11	any unanticipated events (e.g., unplanned noise event due to faulty noise abatement on construction Equipment) will be addressed by initiating immediate actions or mitigation measures likely consisting of conventional techniques to minimize or remediate the potential environmental effect.

26.6	Surface Disturbance

Contractor Group must:

26.6.1	use competent environmental staff to supervise soil-salvage activities and provide direction on site-specific depths and procedures if colours changes and soil horizons are difficult to discern;

26.6.2	restrict salvage activities during periods when soils are at high risk of compaction, rutting and erosion;

26.6.3	suspend soil salvage if conditions will result in loss or degradation of the resource;

26.6.4	plan carefully so as to minimize the amount of ground disturbance, clearing and cutting of trees and vegetation, and new access creation;

26.6.5	avoid damaging roads and bridges, and stream banks at crossings and dry creek beds;

26.6.6	minimize removal of soil and avoid the disruption of natural drainage at the Worksite; and

26.6.7	ensure that any bulldozing will be only carried out with written permission of the Company.

52 of 156

26.7	Topsoil Storage and Erosion Reduction Measures

Contractor Group must:

26.7.1	ensure all topsoil from disturbed areas will be salvaged and placed in stockpiles so it will be available for future Worksite reclamation, stockpiles are to be placed in well-drained locations away from roads and boundaries, and areas of instability;

26.7.2	install erosion and sediment control measures according to the Worksite’s topography and layout prior to the On-Site Work, where required, and as directed by Company. Erosion-control methods may include tackifiers, erosion-control matting or crimping with certified weed free straw or hay;

26.7.3	monitor and repair erosion control measures as necessary throughout the course of On-Site Work activities;

26.7.4	before seeding, grade stockpiles to gentle side slops (3H:1V) with, if practical, ridges running perpendicular to slope direction to help control water erosion and promote seed establishment;

26.7.5	use a native seed mix that is approved by Company and for use in vegetation cover on topsoil stockpiles. For cases of sandy subsoil or parent material left onsite during disturbances, gravel or other wind-resistant material will be spread to reduce subsoil erosion;

26.7.6	report to Company the stockpile monitoring requirements for first growing season to ensure adequate erosion protection; and

26.7.7	ensure any soil contamination will be localized and remediated effectively in a timely manner.

26.8	Flora and Fauna Protection and Management

Contractor Group:

26.8.1	will not harass, hunt, fish, hold in captivity, or, to the extent avoidable, disturb in any manner, any wildlife unless authorized by Company;

26.8.2	shall prevent the collection, removal or, utilization, directly or indirectly, of locally protected environmental resources, including without limitation, plants, or animals, for consumption, profit or any other purpose whatsoever, by Contractor Personnel;

26.8.3	will establish and report weed management plans, as appropriate, to prevent and control the spread of restricted, noxious and invasive plants. Contractor will:

26.8.3.1	identify restricted and noxious weeds and invasive plant specified on Worksites, along ROWs and access roads; and

26.8.3.2	prevent the spread of restricted and noxious weeds and invasive plants, by implementing effective mitigation measures;

26.8.4	will report wildlife Incidents and potential interference with wildlife or key wildlife features to Company. Examples include sightings of rare or endangered species, any expected interference with previously unidentified wildlife features (e.g., nests, dens, beaver dams or licks), wildlife vehicle collisions; nuisance wildlife, and wildlife found (alive or dead) in association with On-Site Work. The observations will be recorded in daily reports; and

26.8.5	as directed by Company, will revegetate temporary workspaces with native species that reflect the surrounding vegetation. Growth and encroachment of native vegetation will not be controlled, unless necessary for operations or maintenance, or to control noxious weeds.

26.9	Avoid Sensitive Habitats, Plants and Wildlife

Contractor is responsible for ensuring that:

26.9.1	Contractor Group is aware of any sensitive habitats, features, water resources and wildlife that may be present at the Worksite or any area associated with the On-Site Work. Training will be provided by Contractor to Contractor Group in relation to the Policies which must be adhered to in order to protect sensitive habitats, plants and wildlife and avoid identified sensitive seasons and life-stages whenever possible at the Worksite;

53 of 156

26.9.2	Contractor Group will preferentially avoid steep and erosion prone slopes, riparian habitats, streams and rivers, rare plant communities, critical wildlife habitat, and other inherently sensitive environmental features and areas to the maximum extent possible given the nature and location of the Worksite;

26.9.3	measures are implemented to prevent the colonization species from outside the area of operations;

26.9.4	protocols are in place for managing potential wildlife–human interactions, including food and Waste storage measures to deter scavengers and other wildlife from construction camps and other Work areas;

26.9.5	Contractor Personnel are prohibited from feeding, harassing or destroying wildlife on or near the ROW or project infrastructure;

26.9.6	speed limits for all project vehicles on project roads and ROWs. Vehicles will reduce speed in the presence of wildlife;

26.9.7	disturbance to sensitive wildlife will be reduced through access management. This requires that Contractor Group will:

26.9.7.1	where possible, use existing roads, ROWs and watercourse crossings, and locate infrastructure near existing roads;

26.9.7.2	prohibit Contractor Personnel from the recreational use of temporary access roads and the ROW;

26.9.7.3	deactivate and rehabilitate temporary access roads;

26.9.7.4	implement seasonal road closures; and

26.9.7.5	avoid unauthorized use of the ROW through the use of physical barriers, such as large berms.

26.10	Cultural and Historical Resources

26.10.1	Identification of Significant Sites

Contractor Group must identify any significant archaeological sites at the Worksite at the scouting phase of the operation. Such archaeological sites must be flagged off temporarily, with detail and position noted and information recorded digitally. All heritage and paleontological sites requiring mitigation measures will be marked on the project schematics and diagrams.

26.10.2	Avoid Significant Cultural Resources and Features

Contractor Group will avoid or protect sites of known archaeological and ethno-historic significance. If previously unidentified cultural resources are found during project activities, activity in the area will be halted until Company provides written authorization to proceed.

26.10.3	Prohibition of Removal

The removal or possession of any artifacts by Contractor Personnel is strictly prohibited. Local artifacts must be left undisturbed and intact to the extent such resources are known.

26.11	Follow-up and Monitoring

Should follow-up and monitoring be required throughout the course of On-Site Work to ensure management of residual environmental effects, Contractor will develop a program and report it to Company. Follow-up and monitoring activities will be carried out by qualified Contractor Personnel as directed by Company using Good Industry Practice, as appropriate.

54 of 156

26.12	Documentation

Contractor shall document and track the following information during the On-Site Work and will provide Company with a copy upon request and at the completion of the On-Site Work:

26.12.1	ongoing commitments to the communities affected by the On-Site Work either through permitting arrangements or otherwise;

26.12.2	restoration works performed on any significant environmental impacts or degradation that occurred during the course of the On-Site Work;

26.12.3	any remaining environmental impacts which have not been fully reclaimed and remediated at the completion of the On-Site Work such as access roads, river crossings and burial pits for Waste; and

26.12.4	photographic documentation of the area of Work before, during and after the On-Site Work.

26.13	Abandonment Activities

26.13.1	Abandonment Plan

The abandonment activities after completion of On-Site Work must be performed in accordance with the abandonment plan contained in the HSE Project Specific Plan. All flagging will be removed from the Worksite and disposed of at an approved landfill facility. The rehabilitation shall take into account the area’s previous characteristics and conditions as well as its future use.

26.13.2	Infrastructure Dismantling

Dismantling of temporary infrastructure used for the base camp and fly camps must be completely removed before Contractor leaves the area. Furthermore, Contractor shall remove from the area all items, facilities, machinery, Equipment, tools, materials and supplies used for the On-Site Work.

26.13.3	Verification of Abandonment Activities

An inspection will be carried out together with the HSE representative of the Company to verify final conditions after dismantling and Waste removal from the area, which shall include photographic evidence.

26.14	Reclamation, Remediation, and Revegetation

26.14.1	The HSE Project Specific Plan shall include conditions relating to remediation, reclamation, and revegetation work required to be completed prior to the completion of the On-Site Work.

26.14.2	Contractor shall undertake such restoration work as may be required by any Authority or Company. Contractor shall keep a record of all remediation and reclamation work conducted during the On-Site Work and shall submit these records to Company. Written and photographic records documenting the final state of impacted areas, restored or otherwise, shall be provided to Company upon completion of the On-Site Work.

26.14.3	Company shall conduct an inspection of the Worksite and advise Contractor in writing of any deficiencies with respect to the remediation and reclamation of the impacted areas. Contractor shall complete any remedial work required promptly, failing which, Company may complete the remediation and reclamation work and charge Contractor for the reasonable costs of such work.

26.15	Community Sign-Off

Contractor shall ensure that an authorized individual from each affected community:

26.15.1	inspects and indicates their acceptance of and satisfaction with the abandonment, remediation, reclamation and revegetation of the Worksite in writing; and

55 of 156

26.15.2	acknowledges receipt of donated Equipment or materials in writing, provided that no such donations shall be committed or made without obtaining an express prior written consent from Company.

26.16	Occupational Health Management

Contractor Group shall implement health management to protect the health of Contractor Personnel and the public from adverse health effects that result from operations and/or products. The health management must include the following elements:

26.16.1	identifying health hazards, assessing and listing measures to control occupational and non-occupational health risks (e.g., chemical, physical, biological risks, malaria, dengue fever, TB, rabies);

26.16.2	implement an industrial hygiene program that will recognize, evaluate, monitor, record, and control if not eliminate health risk exposures in the workplace environment. The program will include recommended methods for controlling the potential health hazards. These methods may include engineering controls and appropriate safety practices for Company and Contractor Personnel, such as the substitution of safer materials, or the use of ventilation and PPE. Worker training on all the identified hazards and hazardous materials shall be conducted;

26.16.3	providing access to quality clinical services as appropriate;

26.16.4	effectively communicating occupational health risks and prevention strategies to all Contractor Personnel;

26.16.5	retain health records, including work history, exposure monitoring, and medical information, in suitably accessible forms while respecting security and medical confidentiality considerations; and

26.16.6	Contractor shall advise Company if any new health risks are identified in the course of the On-Site Work.

26.17	Fitness for Work

The On-Site Work to be performed for Company may require extensive physical demands. Contractor Group must ensure that all Contractor Personnel assigned to any Worksite for Company can safely perform the essential functions of their job assignment. Contractor is responsible for:

26.17.1	ensuring that all Contractor Personnel are medically (physically and mentally) fit to perform all duties specified for their job function without undue risk to themselves, others, or Company assets;

26.17.2	providing Company, where appropriate, certification of fitness to work; and

26.17.3	providing a modified Work program, that provides a safe return to Work option that is specific to the medical circumstances of an individual injured during the course of the Work.

26.18	Medical Services

26.18.1	Contractor shall be responsible for the medical welfare of Contractor Group and shall make arrangements for medical treatment, insurance and transport suitable for the On-Site Work and the geographical area of the On-Site Work. This may include and will include, where directed by Company, having a qualified, medically trained person available that is appropriate for the On-Site Work.

26.18.2	Contractor shall provide Company with a comprehensive list of medical equipment and medicines that will be available to Contractor Group at the Worksite to address both urgent and non-urgent medical occurrences. Contractor shall have a procedures relating to the secure storage, handling, and disposal of drugs, bio hazardous waste, and blood borne pathogens.

26.18.3	If required or requested by Company, Contractor Group shall provide Company with a list of the medical facilities in the area and near the Worksite and a list of site-specific medical risks associated with the On-Site Work, the findings of which will also govern the provision of extra medical materials and/or Contractor Personnel.

56 of 156

26.19	Site Specific Medical Risks

An addendum of the medical facilities in the area and site specific medical risks will be provided to Company, the findings of which will also govern the provision of extra medical materials and or personnel if required. Included in this the health management system should address, but not be limited to, the health and safety risks associated with:

26.19.1	extreme temperatures;

26.19.2	working hours and schedules;

26.19.3	ergonomics in the workplace;

26.19.4	smoking;

26.19.5	drug and alcohol use;

26.19.6	hazardous substances;

26.19.7	infectious diseases;

26.19.8	vector-borne diseases; and

26.19.9	plants, animals, and insects.

26.20	Medical Evacuation Coverage

Contractor shall, at its cost, obtain and maintain during the term of the On-Site Work, medical evacuation coverage (urgent and non-urgent) covering all Contractor Personnel.

26.21	Medical Evacuation Procedure

A medical evacuation procedure for urgent and non-urgent occurrences will be documented, agreed to by Company and Contractor and posted for Contractor Personnel and visitors to the Worksite. Such procedure will address evacuation from remote Worksites and may include provisions for a helicopter external transportation system if directed by Company.

26.22	Transportation Safety Program

26.22.1	Journey Management

Contractor Group shall implement an appropriate journey management program to monitor movements of Personnel, vehicles, vessels and/or aircraft utilized for the On-Site Work.

26.22.2	Provide Safe, Reliable Transportation for Personnel

Contractor Group will ensure that vehicles, vessels, and aircraft under Contractor Group control are maintained according to manufacturers’ specifications, and are operated safely at all times. Vehicles, vessels, and aircraft must be operated by qualified individuals, properly trained and certified consistent with Applicable Laws and Good Industry Practice.

26.22.3	Driver Competency

Contractor will ensure that 100% of the drivers have received and approve a Defensive Driving course approved by Company and comply with country regulations regarding to driving the corresponding vehicle. This Defensive Driving course has to include on-road and off-road, journey management aspects, individual written evaluation, skills assessment, and commentary drive tests. Records have to be available to Company at field level.

57 of 156

26.22.4	Night Time Travel Restriction

There will be no vessel, aircraft or vehicular movement at night under any circumstances unless there are exceptional circumstances involving the safety of all workers. Such travel must be authorized by the Company.

26.22.5	Vehicle Emergency Equipment

No vehicle will be allowed on the Worksite without a full complement of emergency equipment including spare wheel, pump, pressure gauge, first aid kit, communications equipment, and other safety critical equipment.

26.22.6	Vehicle Operations

Contractor Group must adhere to the following vehicle operational guidelines:

26.22.6.1	Each vehicle must be equipped with a dedicated 3 point seat belt safety harness for each seating position. Drivers/passengers must use their allocated seat belt in its intended manner at all times that they are in that vehicle. It is each vehicle driver’s responsibility to ensure compliance of all passengers;

26.22.6.2	Personnel transport should have seating for passengers and ensure that passengers are protected from the elements and every seat has a fitted and working seatbelt;

26.22.6.3	Freight carried inside a vehicle’s passenger compartment is to be firmly secured to the bed of the vehicle;

26.22.6.4	Backup (reversing) audible alarm devices on all field vehicles;

26.22.6.5	Speed limits are controlled by local Applicable Laws and drivers are to adhere to those Applicable Laws. Contractor and Company may mutually agree to impose alternate speed limits more stringent than local Applicable Laws where an increased risk has been identified;

26.22.6.6	Vehicles more than 5 years old or who have travelled over 200,000 Km will NOT be accepted with the exception of specialized vehicles such as ambulances, fire trucks, well service trucks and general cargo trucks (liquids, construction material, tubular goods). For general cargo trucks, each contractor shall establish in its land transport safety procedure, the limits as to age and mileage, taking into account a specific hazard analysis for these vehicles;

26.22.6.7	All vehicles should be fitted with (In Vehicle Monitoring System) IVMS to allow effective and safe vehicle journey movement. This device will measure and record speed, acceleration and deceleration, and violations to the speed maximum set limit. Contractor should download, process and present bi-weekly reports to Company, showing the performance of drivers. Disciplinary actions should be taken in cases of repeated violations;

26.22.6.8	All vehicles used off road should be fitted with rollover damage minimization devices (internal or external roll bars), according to the design of each vehicle;

26.22.6.9	All vehicles used off road should have a dune post (3 m high) with a visible flag on top;

26.22.6.10	All vehicles (including subcontractor’s vehicles) will be provided with a means of communication back to base camp or such other location as directed by the Company; and

26.22.6.11	Except for emergencies, Personnel are prohibited from transporting third party passengers in vehicles that are travelling under a contract with Company. In an emergency situation, the Contractor must report the emergency to their operations center as soon as possible (indicating the name, ID document number and age of the passenger, the reason for the emergency, place and time). The passenger being transported for emergency reasons must comply with all safety protocols and requirements for vehicular transportation and must follow all instructions given by the driver of the vehicle.

58 of 156

26.23	Traffic Management

If determined by the Company that traffic to the Worksite requires traffic management, a traffic management plan approved by the Company will be implemented by the Contractor. Traffic measures the Contractor Group must adhere to may include:

26.23.1	application of trucks spring weight restrictions and load weight limits at all other times;

26.23.2	directions for the securing of truck loads during transit;

26.23.3	any spillage of material from hauling shall be kept to a minimum and promptly removed from the highway to prevent motor vehicles accidents; and

26.23.4	flag persons, detours, safety barricades, fences, signs and/or flashers will be used as required in the area of road crossings. Where construction is being carried out in an area where worker safety may be endangered by vehicular traffic, the Contractor Group shall ensure signalers have been trained by qualified trainers to control the flow of traffic.

59 of 156

Exhibit “D-2”

Talisman Energy Inc.

ALCOHOL AND DRUG POLICY EXPECTATIONS FOR CONTRACTORS

I.	INTERPRETATION

For the purposes of this Schedule and all Appendices hereto, the term "Operator" shall be equivalent to and used interchangeably with the term "Company" and the terms "Talisman Energy Inc.", “Talisman Sasol Montney Partnership” or "Talisman".

II.	RESPONSIBILITIES

Contractors are expected to:

•	ensure that their representatives remain free from any adverse performance effects of Alcohol or other Drugs by enforcing these requirements for their employees, subcontractors and agents, when working on Company Business, Company Premises and Well-Sites;

•	comply with the Company Alcohol and Drug Policy (the “Policy”), attached hereto as Appendix “A” to this Schedule “D-2” or implement and enforce their own policy that meets or exceeds the requirements of the Company Policy.

III. ACCESS TO TESTING SERVICES AND TEST RESULTS

The requirements for testing are set out in the Policy. In those situations where testing is required and the Contractor does not have their own testing program set up or is temporarily unable to perform testing as required by the Policy, Company will allow Contractors to access Company’s Alcohol and Drug testing system.

Any Contractor accessing Company’s Alcohol and Drug testing system will be required to sign a waiver indemnifying Company from any legal liability associated with the provision of testing services. Company reserves the right to invoice the Contractor for reasonable and customary charges associated with providing this service. In any situation where personnel are tested under Company’s employee testing system, that individual must confirm in writing that their results can be released to the Company Alcohol and Drug Program Administrator.

In addition, Contractors must ensure that the testing protocol under the Contractor’s own policy includes a requirement for the personnel to sign a release indicating both the name of the donor and that the results (“Negative Test” or “Positive Test” as defined in the Policy) will be released to Company.

Where Alcohol and Drug Testing is required under the Policy, personnel will not be permitted to return to a Company Well-Site until the results of the Alcohol and Drug Test are received by Company.

IV. VIOLATIONS OF CONTRACTOR EXPECTATIONS

If there is any reason to believe any Contractor personnel is on duty in an unfit condition, or otherwise in contravention of the basic intent and provisions of the Policy, the Contractor is required to conduct an investigation and Company may also conduct its own investigation.

The Contractor must satisfy Company that there was not a breach of the Policy. Alternatively, if the Contractor confirms a violation has occurred, they are required to take the appropriate steps to prevent further risk to people, property, the environment or Company Business. The personnel in violation of the Policy will not be allowed to return to work for Company without written permission from the Vice President responsible for the Company Business or Premises in relation to which the violation of the Policy occurred and the Vice President HSE/OI for Company’s North American Operations.

Failure of the Contractor or the Contractor’s representatives, to meet these expectations will be considered willful misconduct and a failure to comply with Company’s health and safety requirements. As such it will be considered a breach of contract and may result in Company exercising its rights under its contract with the Contractor including the suspension or termination of the contract.

60 of 156

Appendix “A”

TO THE TALISMAN ALCOHOL AND DRUG POLICY EXPECTATIONS FOR CONTRACTORS

TALISMAN ENERGY INC.

240 - ALCOHOL AND DRUG POLICY IN CANADA

1	PURPOSE

It is the intention of Talisman Energy Inc. and its subsidiaries and affiliates in Canada (“the Company” or “Talisman”) to provide a safe and productive working environment for Employees, Contractors, customers, and business associates. The use of Illegal Drugs and the inappropriate use of Alcohol, Medications, and other substances can adversely affect an Employee’s health, safety and job performance. It can also affect or endanger other Employees, customers or members of the public.

This Policy is intended to outline in detail the standards and expectations associated with Alcohol and other Drug use. It confirms the Company’s commitment to minimize risk throughout our operations consistent with the Talisman Global Health, Safety and Environment (HSE) Policy.

This Policy is subject to ongoing review and evaluation, and modifications will be made as deemed necessary to respond to current circumstances and evolving needs.

Please refer to InSite for policies in respect of other regions.

2	SCOPE AND APPLICATION

This Policy applies to all Employees while they are engaged in Company Business, working on Company Premises or worksites, and operating Company vehicles and equipment. Specifically, this Policy applies:

•	to all Canadian-based Employees of the Company;

•	to all internationally-based Employees of the Company when assigned or working in Canada; and

•	as a minimum requirement for Canadian-based Employees when representing the Company at any international operations of the Company or its affiliates (where Employees will be required to comply with any additional requirements in those jurisdictions or at those facilities).

Violations of these provisions may result in disciplinary action up to and including termination of employment.

Because of the greater risk involved in performing certain functions, some positions have been designated as Safety-Sensitive or Risk-Sensitive Positions and some work locations have been designated as Safety-Sensitive Work Locations. Individuals holding these positions or working in these locations will be expected to meet higher standards as outlined in the Policy.

All Contractors in Canada will be advised of the applicable provisions of this Policy, and will be expected to enforce these requirements for their employees, sub-contractors and agents. Any contravention of this Policy will be considered a breach of contract. Specific requirements for Contractors are set out in the document entitled

“Talisman Alcohol and Drug Policy Expectations for Contractors”.

This Policy sets out responsibilities and standards, which may be enhanced or modified by any facility, site or business unit where there are sound reasons, i.e. customer requirements, significant hazard differences, past practices, or location-specific differences related to cultural or community expectations or risks. Proposed enhancements or modifications must be supported by documented justification and brought forward by the Alcohol and Drug Program Manager to the EVP, Corporate Services and the EVP, NAO for approval prior to implementation. On an annual basis the VP HSE/OI NAO will review any authorized enhancements or modifications to this Policy.

61 of 156

3	KEY DEFINITIONS

“Alcohol” refers to beer, wine and distilled spirits, and includes the intoxicating agent found in medicines or other products.

“Alcohol and Drug Program Manager” refers to a registered health professional in corporate occupational health designated by the VP HSE/OI NAO.

“Blood Alcohol Content (BAC)” is the concentration of Alcohol in the blood as measured using a calibrated breath Alcohol testing machine.

“Common Area(s)” includes: sitting areas; television viewing rooms; lounges, food preparation and dining areas; sports, fitness, and recreation areas; phone rooms; storage rooms; laundry service rooms; boiler/utility rooms; parking lots; and washrooms.

“Company” or “Talisman” refers to Talisman Energy Inc. and its subsidiaries and affiliates.

“Company Business” refers to all business activities undertaken in the course of the Company's operations, whether conducted on or off Company Premises.

“Company Premises” includes but is not necessarily restricted to all land, facilities, work sites, camps, and vehicles owned, leased or otherwise controlled by Talisman for the purpose of conducting Company Business.

“Contractor” refers to any legal entity which Talisman has contracted or verbally requested to perform a service for the Company or to act as a representative of Talisman. Such entity may be a corporation, unincorporated organization, partnership, joint venture, association, firm, trust or other entity.

“Contract Worker” refers to any individual person performing services on Company Business that is not an Employee and includes workers and agents employed by a Contractor.

“Contraband” means goods that are obtained through an unlawful act or that is unlawful to possess under the law, and may include any property of Talisman or its Contractors obtained unlawfully, and includes any Illegal Drug or substance and any prohibited or restricted weapon, or explosive device.

“Critical Incident” refers to an incident as defined in the Talisman Energy NAO HSE/OI Incident Reporting, Investigation & Analysis Practice NAO-HSEOI-PRA-11-01.

“Dog Handler” means a person in control of a dog that has been specifically trained in the detection of illicit substances such as Illegal Drugs and explosive substances.

“Drug(s)” means any substance, including but not limited to Alcohol, Illegal Drugs, Medications, or herbal preparations the use of which has the potential to change or adversely affect the way a person thinks, feels or acts. For purposes of this Policy, Drugs of concern are those that inhibit an individual's ability to perform his or her job safely and productively including:

•	Illegal Drug means any Drug or substance which is not legally obtainable and whose use, sale, possession, purchase or transfer is restricted or prohibited by law (e.g. street Drugs such as marijuana and cocaine); and

•	Medication which has been obtained either legally (either over-the-counter or through a doctor's prescription), or illegally, has not been disclosed and cleared with the camp medic or which is being misused (i.e., such as Percocet, Vicodin and Oxycontin).

“Drug Paraphernalia” means any equipment, product or material primarily intended or designed for use in manufacturing, compounding, converting, concealing, processing, preparing, using or introducing into the human body an Illegal Drug. This includes any product or device that may be used to tamper with or adulterate a test sample.

62 of 156

“Employee” includes all regular full time, part time, temporary, casual and seasonal workers on the Company payroll.

“Employee and Family Assistance Program (EFAP)” refers to the program available to Employees which offers confidential, professional assistance to help Employees and their immediate family members resolve concerns that currently, or potentially, affect the quality of life at home or at work. See also Policy #208 – Employee and Family Assistance Program.

“Fit for Work/Duty” in the context of this Policy means being able to safely and acceptably perform assigned duties without any limitations including those that are due to the use or after-effects of Alcohol, Drugs or other substances.

“Major Incident” refers to an incident as defined in the Talisman Energy NAO HSE/OI Incident Reporting, Investigation & Analysis Practice NAO-HSEOI-PRA-11-01.

“Medical Review Officer (MRO)” means a licensed physician responsible for receiving laboratory results generated by a company's Drug testing program, who has knowledge of substance abuse disorders and has appropriate medical training to interpret and evaluate an individual’s Alcohol and Drug test result together with his medical history and any other relevant biomedical information.

“Negative Test” or “Negative Test Result” means a report from the Medical Review Officer that an individual who provided a specimen for Alcohol or Drug testing did not have an Alcohol or Drug concentration equal to or in excess of the limits set out in this Policy.

“Policy” refers to the Talisman Alcohol and Drug Policy in Canada.

“Positive Test” or “Positive Test Result” means a report from the Medical Review Officer that an individual who provided a specimen for Alcohol or Drug testing had an Alcohol or Drug concentration equal to or in excess of the limits set out in this Policy.

“Risk-Sensitive Position” refers to any position in which individuals have significant involvement in decisions or actions that could directly affect safe operations. This includes all individuals who directly supervise individuals who hold a Safety-Sensitive Position.

“Safety-Sensitive Position” refers to any position in which individuals have a key and direct role in an operation where performance impacted by Alcohol or Drug use could result in a actual or potential Major or Critical Incident or failure to adequately respond to an emergency situation. All Employees, including managers and Supervisors, who may be required to perform safety-sensitive duties from time to time, or to temporarily relieve in a Safety-Sensitive Position are included in this category.

“Safety-Sensitive Work Location” includes those parts of the operations designated as a Safety-Sensitive Work Location by the VP HSE/OI NAO on the basis that there are significant operating hazards such that anyone working at the location who is under the influence of Alcohol or other Drugs could affect the health, safety or security of themselves, other persons, property or the environment.

“Search” means physically inspecting Company Premises and personal property as further described in this Policy for the purpose of determining compliance with the Policy and may include hand searches or the use of a Sniffer Dog and Dog Handler.

“Sniffer Dogs” are dogs which have been specially trained, for the detection of Illegal Drugs, substances and explosive devices otherwise referred to as Contraband.

“Supervisor” refers to the individual accountable for a particular area or shift, including managers, and others in supervisory positions who are directly responsible for the performance of Employees or Contract Workers.

“Substance Abuse Professional (SAP)” is an individual with knowledge of and clinical experience in the diagnosis and treatment of Alcohol and Drug related disorders. The SAP will assess if the individual has an Alcohol or Drug dependency, make recommendations regarding education and treatment, and recommend a return-to-duty monitoring program including unannounced testing.

63 of 156

“Testing Program Administrator” refers to the individual responsible for ongoing management of any Alcohol or Drug testing conducted under this Policy.

“Worker” includes both Contract Workers and Employees.

4	RESPONSIBILITIES

4.1	Testing Program Administrator

The Testing Program Administrator (TPA) is responsible for ongoing management of the Alcohol and Drug testing program including:

4.1.1	identifying, in consultation with the Alcohol and Drug Program Manager, those positions within Talisman that are Safety-Sensitive or Risk-Sensitive Positions for approval as such by the VP NAO HSE/OI;

4.1.2	receiving the report from the Medical Review Officer (MRO) as to whether an Alcohol and Drug Test is a Negative, Non-Negative, or Positive Test Result;

4.1.3	advising the Supervisor that requested an Alcohol or Drug test as to the result of the test where the Worker is tested under this Policy or the Talisman Alcohol and Drug testing program;

4.1.4	advising the Supervisor as to whether the Worker is permitted to return to work at Company Premises or on Company Business as follows:

4.1.4.1	Negative Test Result: Providing the Worker is believed by the Supervisor to be Fit for Duty, the Worker is permitted to return to work;

4.1.4.2	Non-Negative Test Results: The Worker is to be removed from the work site until the Alcohol and Drug test results are confirmed by the MRO;

4.1.4.3	Positive Test Results: The Worker is to be removed from Company Premises and is not permitted to engage is Company Business unless otherwise directed by the Testing Program Administrator. In addition, where an Employee’s test results in a Positive Test Result, the TPA will advise the Testing Program Manager of this result;

4.1.5	initiating disciplinary action against Employees, where appropriate, against Employees for violations of this Policy;

4.1.6	advising Employees of the existence of and process to access the Talisman Employee Family Assistance Program counseling (EFAP);

4.1.7	assisting Supervisors in determining options for removing a Worker from Company Premises and providing a safe means of travel to a medical facility, testing centre or Worker’s place of residence as required by this Policy; and

4.1.8	resolution of any questions pertaining to interpretation of this Policy.

4.2	Alcohol and Drug Program Manager

The Alcohol and Drug Program Manager is responsible for:

4.2.1	providing assistance to the Testing Program Administrator concerning the identification of positions within Talisman that are Safety-Sensitive or Risk-Sensitive Positions;

4.2.2	discussing any specific Alcohol or Drug test result information with the MRO as required to fulfill their responsibilities under this Policy;

4.2.3	arranging Substance Abuse Professional assessments where advised by the Testing Program

Administrator that an Employee’s Alcohol and Drug Test Result is a Positive Test Result;

4.2.4	providing input pertaining to post Substance Abuse Professional assessments and return to work agreements;

4.2.5	making arrangements for an assessment to determine if an Employee is Fit for Work;

64 of 156

4.2.6	coordinating development and delivery of Employee education and Supervisor training programs; and

4.2.7	ongoing evaluation of Alcohol and Drug monitoring programs.

4.3	Supervisors

Supervisors are responsible for:

4.3.1	ongoing performance management to ensure safe operations and effectiveness of the program;

4.3.2	guiding Employees who voluntarily seek assistance for a personal problem to appropriate resources (e.g. the Employee and Family Assistance Program (EFAP) or other local resources) while maintaining confidentiality to the greatest extent possible under the circumstances;

4.3.3	making arrangements for an assessment through the Alcohol and Drug Program Manager if, in the course of any performance-related discussion, an Employee states they have a problem with Alcohol or Drugs;

4.3.4	taking appropriate steps to investigate any possible violation of this Policy;

4.3.5	requesting and arranging for an Alcohol and Drug test in a post accident or reasonable cause situation as and when required to do so under this Policy; and

4.3.6	monitoring and ensuring Policy compliance of Contract Workers.

Failure of Supervisors to meet their responsibility for the implementation and enforcement of this Policy will be grounds for disciplinary action, up to and including termination.

4.4	Employees

All Employees will perform their job safely and responsibly, and in all ways consistent with established Company practices. In addition, all Employees will:

4.4.1	read and understand this Policy and their responsibilities under it;

4.4.2	report Fit for Duty for any and all scheduled or unscheduled duty and remain Fit for Duty while on Company Business and Premises;

4.4.3	seek advice and follow appropriate treatment if they have a current or emerging Alcohol or Drug problem, and follow recommended monitoring programs after attending treatment;

4.4.4	co-operate with any work modification related to safety concerns;

4.4.5	intervene as appropriate to encourage a co-worker to access assistance before an Alcohol or Drug problem impacts performance or safety;

4.4.6	notify their Supervisor or manager if they believe an Employee, Contract Worker or visitor is not Fit for Duty; and

4.4.7	co-operate with an investigation into a violation of this Policy, including any request to participate in the testing program as and when required to do so under this Policy.

5	STANDARDS

Workers must comply with the following standards, and report Fit for Duty and remain Fit for Duty throughout their work day or shift.

5.1	Illegal Drugs

The following are prohibited while on Company Business or Premises:

5.1.1	the use, possession, distribution, offering or sale of Illegal Drugs or Drug Paraphernalia;

5.1.2	reporting to work or being at work while under the influence of Illegal Drugs; and

65 of 156

5.1.3	a Positive Drug test as determined through the testing program.

5.1.4	A Positive Test Result means a Drug concentration equivalent to or greater than the amounts set out in the following table:

Drug or Classes of	Initial Test Levels	Confirmation Test
Drugs	(ng/ml)*	Levels (ng/ml)*
Marijuana	50	15
Cocaine	150	100
Opiates	2,000	2,000
Morphine		2,000
Codeine		2,000
Oxycontin	300	300
Phencyclidine (PCP)	25	25
Amphetamines	500	250
Methamphetamine		250
MDMA	500	250
MDA	500	250
MDEA		250

5.2	Alcohol

5.2.1	The possession, distribution, offering or sale of any Alcohol is prohibited when on Company Premises with the exceptions noted below. Where permitted, Workers are expected to use Alcohol responsibly. Workers cannot:

5.2.2	have an Alcohol test result of .04 BAC or greater when on duty; or

5.2.3	use Alcohol after an incident or until tested or advised by the Company that a test is not required.

5.3	Safety-Sensitive Positions and Safety Sensitive Work Locations

5.3.1	Employees in a Safety-Sensitive Position and Contract Workers assigned to work at a Safety-Sensitive Work Location (whether on a temporary or permanent basis):

5.3.2	must not report for duty or remain on duty under the influence of Alcohol;

5.3.3	must not consume any product containing Alcohol when on duty including during meals or breaks;

5.3.4	cannot return to work or report for work after consuming Alcohol at a social event; and

5.3.5	will be removed from duty if through an Alcohol test result it is determined that they have recently consumed or are under the influence of Alcohol.

5.4	Exemptions for Alcohol Use and Possession

5.4.1	Except where an Employee is residing at Company Premises (i.e. camp) where the consumption of Alcohol is prohibited, an Employee, including those in a Safety-Sensitive Position, may use Alcohol after the workday (i.e. when on travel status, when at a training event or seminar, or in any other similar business-related situation) provided the formal business has been completed, Alcohol is used responsibly, and the Employee is not on call or expecting to return to work.

5.4.2	Except at Company Premises (ie. camp) where the possession of Alcohol is prohibited, sealed containers may be stored in personal vehicles parked on Company Premises, or in vehicles provided, assigned or subsidized by the Company, when not being used for Company Business, provided the Alcohol is locked in the trunk of the vehicle or otherwise appropriately secured. Alcohol received as a gift may be temporarily stored on Company Premises, including in a vehicle, but must remain sealed and be removed at the earliest opportunity. However, in no circumstances is Alcohol permitted at Safety-Sensitive Work Location, including in any vehicle (personal or Company).

66 of 156

5.5	Social Situations

5.5.1	Alcohol use is permitted at Company sponsored social functions with the prior approval of a manager or field superintendent provided Alcohol consumption is controlled to minimize the potential for inappropriate behaviour at the function and impaired driving afterwards. Alternative transportation arrangements will be made available when possible.

5.5.2	Employees in Safety-Sensitive Position and Workers assigned to a Safety-Sensitive Work Location who attend and consume Alcohol will not return to work following the function.

5.5.3	Responsible hosting should be consistent with Policy #237 - Social Event Policy.

5.6	Medications

5.6.1	Workers are expected to responsibly use prescribed and over-the-counter Medications (including herbal preparations). A guideline on Medications is attached. The following are prohibited when on Company Business or Premises:

5.6.2	the misuse of Medications (e.g. not using the Medication as it has been prescribed or directed by the pharmacy, using someone else’s prescription Medication, combining Medication and Alcohol use against direction); and

5.6.3	the unauthorized possession of prescribed Medications without a legally obtained prescription, and the unauthorized distribution, offering or sale of prescription Medications (trafficking).

5.7	Workers will:

5.7.1	investigate (through their doctor or pharmacist, through the Alcohol and Drug Program Manager or the on-site medic) whether a Medication can affect safe operations;

5.7.2	act responsibly and use a safe alternative Medication choice when available (e.g. non-drowsy);

5.7.3	take appropriate action to minimize safety risk and advise their Supervisor of any need for modified duties if the Medication they are using will affect their ability to operate safely; and

5.7.4	follow any recommended course of action, which could include temporary reassignment, if possible, or leave as appropriate to the situation.

5.7.5	The Company reserves the right through the Alcohol and Drug Program Manager to confirm the nature and duration of any required work modification with the treating physician, without any breach of medical confidentiality or privacy laws. The Alcohol and Drug Program Manager will provide guidance to Supervisors on work modification.

5.8	Call in Situations

5.8.1	If a Worker is requested to perform services while under the influence of Alcohol or Drugs or otherwise not Fit for Work, it is the responsibility of that individual to advise the requestor or their Supervisor that they are unable to report for work so that appropriate steps can be taken to find an alternate Worker.

6	PREVENTION, ASSISTANCE, REHABILITATION, AFTERCARE

6.1	Prevention

This Policy stresses the importance of prevention and early identification of potential problem situations. The Company will make information available on health and safety hazards, recognizing related performance problems, and the process to access assistance.

Employees are encouraged to access assistance through the Company EFAP, their personal physician, their manager, or appropriate community services for help with any problem that may be affecting work performance, including an Alcohol or Drug problem. Anyone not covered by the Company benefit plan should seek assistance through resources available in their employer or the community.

Job performance monitoring will continue to be emphasized. Through this process, Employees with apparent performance problems will be reminded that they should access assistance through the Company EFAP, their personal physician, or appropriate community services for help with any personal problem.

67 of 156

6.2	Assessment/Rehabilitation

The Company recognizes that Alcohol and Drug dependency are treatable illnesses and early intervention greatly improves the probability of a lasting recovery. Individuals who suspect they have a substance dependency or emerging Alcohol or Drug problem are expected to seek advice and to follow appropriate treatment promptly before job performance is affected or violations of this Policy occur. Following the violation of a provision of this Policy, Employees will be referred for an assessment by a Substance Abuse Professional.

6.3	Request for Assistance

Employees who come forward voluntarily for help with an Alcohol or Drug problem will be referred for an assessment by a Substance Abuse Professional and supported through a treatment and aftercare program consistent with the SAPs recommendations and the applicable benefit coverage.

6.4	Responsibilities

Arrangements for the assessment will be made through the Alcohol and Drug Program Manager. Employees should understand that accessing assistance or declaring a problem does not eliminate the requirement for maintenance of satisfactory performance levels. Corrective action or testing cannot be avoided by a request for assistance with a problem or by disclosure that the individual is already involved in a treatment program.

6.5	Aftercare

All Employees who complete primary treatment (e.g. residential or out-patient treatment) for Alcohol or Drug problems as a result of a performance-related referral or request for assistance from the Company will be required to participate in an aftercare program when returning to duty to help them maintain recovery. They will be expected to enter into a written agreement which will outline the conditions governing their return to the job, and the consequences for failing to meet those conditions.

6.6	Return to Work Restrictions

Where a medical professional, SAP, or other counseling professional advises there may be a risk that prevents an Employee from doing their job safely, a medical work modification may be issued in conjunction with the Alcohol and Drug Program Manager, and the individual may be assigned to alternate duties if available and at the discretion of the Company. Arrangements for the assessment will be made through the Alcohol and Drug Program Manager.

6.7	Confidentiality

Confidentiality will be maintained to the greatest extent possible except where limited disclosure is necessary for related health and safety concerns, (e.g. there is deemed to be a potential for risk to self, others or the Company), or where required or permitted by law (e.g. in the case of litigation or government investigation). That is, only the information strictly limited to the level of functionality (e.g. fitness for work and any restrictions that may apply) may be shared with management for purposes of determining fitness for work, appropriate work accommodation, and/or work re-entry initiatives.

7	INVESTIGATIVE PROCEDURES

7.1	Unfit for Work Situations

In all situations when there are grounds to believe a Worker is unfit to be on Company Premises, the Worker will be escorted by a Supervisor to a safe place, interviewed, and given an opportunity to explain why they appear to be not Fit for Work.

If the explanation is not plausible and/or the Supervisor still believes the Worker is in a condition unfit for normal work, the Supervisor must take one or more of the following actions:

68 of 156

7.1.1	investigate further by questioning the Worker to determine the reason that the Worker is not Fit for Work and determine whether a referral for medical attention or testing for Alcohol and Drugs is required under this Policy;

7.1.2	refer the Worker for medical attention if there are immediate medical concerns (health center, local hospital or clinic);

7.1.3	direct the Worker to submit to an Alcohol and Drug test if there are reasonable grounds to believe Alcohol or Drug use may be a factor in the situation.

The Supervisor should first consult with a second level of supervision or management (which can include occupational health or on-site medics where appropriate) whenever possible. However, the Supervisor has the authority and responsibility to refer an Employee for an Alcohol and Drug test where required by this Policy.

Under no circumstances will a Worker return to work if they are not Fit for Work.

Where a Worker is referred for medical attention or directed to submit to an Alcohol and Drug test, the Worker will be provided with transportation and escorted to the collection site or hospital/clinic depending on the circumstances, and then transportation to their local place of residence or the care of another adult person. The Worker may be temporarily removed from their duties or reassigned pending completion of any investigation.

7.2	Alcohol and Drug Testing

All individuals are subject to testing in the following circumstances. The testing procedures are found in Appendix 2.

7.2.1	Reasonable Cause

Testing will take place whenever the Company has reasonable cause to believe that the actions, appearance or conduct of a Worker while on duty are indicative of the use of Alcohol or Drugs in violation of the Policy. The decision to test shall be made by a Supervisor, and after consultation and agreement of a second level of supervision or management whenever possible. The basis for the decision will be documented as soon as possible after action has taken place. The referral for a test will be based on specific, personal observations resulting from, but not limited to such indicators as:

7.2.1.1	observed use or evidence of inappropriate use of Alcohol or Drugs (e.g. smell of Alcohol);

7.2.1.2	erratic or atypical behaviour or changes in behaviour;

7.2.1.3	changes in the physical appearance or speech patterns; and

7.2.1.4	any other observations that suggest the Worker may be under the influence of Alcohol or Drugs.

Workers tested in this circumstance will be removed from duty until the investigation is complete. Depending on the test result, a Fit for Duty assessment may also be required.

7.2.2	Post Incident

Alcohol and Drug testing will be required as part of an investigation into an actual or potential Major or Critical Incident for all Workers for which it is reasonable to believe were directly involved in the chain of acts or omissions leading up to the incident. However, a test is not required if there is clear evidence that the acts or omissions of Workers could not have been a contributing factor (e.g. structural or mechanical failure or environmental factors).

Testing is also required following any other incident if, as a result of the preliminary investigation, it is concluded that there is reasonable cause for an Alcohol or Drug test.

Incident reporting requirements are outlined in Talisman Energy NAO HSE/OI Incident Reporting, Investigation & Analysis Practice NAO-HSEOI-PRA-11-01. All Employees are to be familiar with and comply with this Practice.

69 of 156

7.2.3	Return to Duty – Post Violation

In those situations where employment is continued with the Company after a Policy violation, Employees will be required to submit to an Alcohol and Drug test and may be subject to unannounced testing as a condition of continued employment as set out in an agreement with the Company. A Negative Test Result is necessary before an individual will be permitted to return to work.

7.2.4	Return to Duty - Post Treatment

Unannounced testing may be used as a monitoring tool as determined on a case by case basis to support the recovery of any individual assuming duties following a breach of this Policy.

7.2.5	Safety/Risk Sensitive Positions or Work Locations

As a condition of qualification for a Safety-Sensitive or Risk-Sensitive Position, or for permanent assignment at a Safety-Sensitive Work Location, all applicants are required to submit to an Alcohol and Drug test. The test will be conducted before the applicant reports for work but after an offer of employment in a Safety-Sensitive or Risk-Sensitive Position or for permanent assignment at a Safety-Sensitive Work Location has been made.

A Negative Test Result is a condition of an applicant being hired or transferred into a Safety-Sensitive or Risk-Sensitive Position or for permanent assignment at a Safety-Sensitive Work Location. Where the applicant is not currently a Talisman Employee, the individual must, prior to testing, sign a ‘Pre-Employment Testing Consent Form’ whereby they consent to the release of the test results to the Company.

Contract Workers assigned to Safety-Sensitive Work Locations are required to submit to an Alcohol and Drug test which must result in a Negative Test Result prior to being accepted by Talisman for assignment for work at a Safety-Sensitive Work Location.

Exception for Alcohol and Drug Testing at Safety/Risk-Sensitive Positions or Work Locations

Employees currently in positions that are classified as Safety/Risk-Sensitive or that are currently permanently assigned to a Safety-Sensitive Work Location (or the position is subsequently re-classified) are not required to submit to a pre-employment Alcohol or Drug Test unless they apply for a different position that is also classified as a Safety/Risk-Sensitive Position or is one located at a Safety-Sensitive Work Location.

7.2.6	Site Pre-Access Testing

Where a Safety-Sensitive Work Location is designated by the VP HSE/OI NAO as a site to which pre-access testing is applicable, a Worker must complete a pre-access test, for which the test result must be a Negative Result before the Worker is deployed to a designated Safety-Sensitive Work Location. Unless otherwise directed by the VP HSE/OI NAO, the pre-access test must be completed not more than 3 months (90 calendar days) prior to arrival at such sites.

Unless otherwise directed by the VP HSE/OI NAO, the pre-access test will be valid for return access to a designated Safety-Sensitive Work Location for:

7.2.6.1	A period not more than 90 calendar days from the date the test was completed. Workers will be required to provide proof of a valid pre-access test for each subsequent return to a Safety-Sensitive Work Location; or

7.2.6.2	As long as the Worker remains in continuous employment with the same Contractor (subject to revalidation every 1 year). Continuous employment means without lay-off or termination of employment.

Unless otherwise directed by the VP HSE/OI NAO, exceptions to the above testing requirements include:

7.2.6.3	A Worker will not be required to complete a pre-access test for initial access to a Safety-Sensitive Work Location if the Worker has previously completed a pre-access test with respect to work to be performed on another Safety-Sensitive Work Location and it is not more than 90 calendar days since the date the test was completed, and the Worker has remained in continuous employment with the Company or Contractor since the date of that test.

70 of 156

7.2.6.4	A Worker will not be required to complete a pre-access test for initial access to a Safety-Sensitive Work Location if the Worker is actively participating in a Rapid Site Access Program or a similar program designated by the Company.

7.2.6.5	An individual will not be required to be tested if the individual is present at a Safety-Sensitive Work Location for temporary short term day-by-day access and while on the site are escorted at all times by Company personnel or other personnel designated by Company. These individuals include Employees from other sites, vendor representatives, visitors, government agents, or consultants authorized by the Company to attend at a Safety-Sensitive Work Location for visits, tours, inspections or deliveries.

All Contractors must maintain and provide on request sufficient records to demonstrate compliance with pre-access testing upon request by the Company.

7.2.7	Failure to Test

Failure to report directly for a test, refusal to submit to a test, refusal to agree to disclosure of a test result to the Company Testing Program Administrator, a confirmed attempt to tamper with a test sample, or failure to report an incident which may require testing, are a violation of this Policy.

7.2.8	Random Testing

In addition to the listed testing circumstances, the Company reserves the right to initiate a program of random testing when it is deemed necessary to meet the objectives of this Policy. Workers subject to random testing will be advised in advance of initiation of the program.

7.3	Search of Company Premises

Searches may by conducted by Talisman security in the following circumstances:

7.3.1	Reasonable Cause

Talisman security may Search for Alcohol and Drugs on Company Premises where, based on a combination of indicators which could include behaviour, odor, or presence of paraphernalia, there is reasonable cause to believe that Alcohol or Drugs are present in violation of the Policy. Such Searches may include offices, lockers, luggage and personal effects.

Supervisors are responsible for notifying Talisman security where there are reasonable grounds to believe that this Policy is being violated. Talisman security will determine whether to conduct a Search.

7.3.2	Unannounced Periodic Searches

Talisman may conduct unannounced periodic Searches at Safety-Sensitive Work Locations. Such Searches may include any vehicle, lockers, or personal effects located in the Common Areas of these facilities. Where the Company Premises is a camp or other location at which Workers temporary reside, notification of the affected Worker and the consent of the Worker will be obtained prior to the Search of the room, luggage, and personal effects of the Worker. All Unannounced Periodic Searches must be conducted in accordance with the terms of a Search plan approved for the location by the VP HSE/OI NAO and published on Insite.

Any Illegal Drugs or Drug Paraphernalia found during a Search will be turned over to the Police. Confiscated Alcohol will be secured by Talisman security and either disposed of or returned to the owner as deemed appropriate by Talisman security.

7.4	Loss of License/Impaired Driving Charge

All Employees who regularly or periodically operate any motorized vehicle on behalf of Talisman must advise management of any loss of their driver’s license. In addition, Employees must inform their Supervisor immediately if they have been charged with an impaired driving offence when operating a Company vehicle or driving on behalf of the Company. Impaired driving would include but not be restricted to testing over the legal BAC in any jurisdiction, driving while impaired, or refusing to provide sample at the request of a police officer for testing. Failure to report the charge is a violation of this Policy.

71 of 156

8	CONSEQUENCES OF A POLICY VIOLATION

Any violation of a provision of this Policy may result in discipline up to and including termination of employment. Pending the outcome of any investigation an Employee may be suspended with or without pay.

Should the Company determine that employment will be continued after a violation, the Employee would be required to enter into an agreement governing their continued employment which may require any or all of the following actions, or any other condition appropriate to the situation:

8.1	temporary removal from their position;

8.2	assessment by a SAP to determine the need for a structured treatment program;

8.3	adherence to any recommended treatment and aftercare program;

8.4	remain substance-free and have satisfactory performance on return to duty;

8.5	successful completion of a return to duty test;

8.6	ongoing unannounced testing for the duration of their agreement;

8.7	adherence to any rehabilitation conditions or requirements; and

8.8	no further Policy violations during the monitoring period.

Failure to meet the requirements of the agreement during the monitoring period will be grounds for discipline up to and including termination of employment as set out in the agreement.

Where a Contract Worker violates a provision of this Policy, the Contract Worker will not be permitted to return to work on Company Business without the written permission of both the Vice President responsible for the Company Business or Premises in relation to which the violation of this Policy occurred and the Vice President HSE/OI NAO.

72 of 156

Appendix 1

TO 240 – ALCOHOL AND DRUG POLICY IN CANADA

GUIDELINE ON MEDICATIONS

All Workers are expected to manage the legitimate use of Medications to avoid potential performance impairment during working hours.

The following Drug categories have been associated with performance impairment and are provided as a guideline to Workers in assessing their own situation. The list is not exhaustive; there are numerous other over-the-counter and prescription Drugs which when taken may negatively impact performance.

Workers are expected to consult with their personal physician or a pharmacist, the Alcohol and Drug Program Manager, or the on-site medic to determine if use of a Medication will have any potential negative impact on job performance. If the Medication will affect their ability to operate safely, Workers are to take appropriate action to minimize safety risk by advising management of any need for modified duties.

Talisman Sasol Montney Partnership reserves the right through the Alcohol and Drug Program Manager to confirm the nature and duration of any required work modification.

Antihistamines - are widely prescribed for hay fever and other allergies (e.g. Allegra, Dimetane). They are also found in many cold Medications. These Medications may cause drowsiness.

Motion Sickness Drugs - are used to prevent motion sickness and nausea (e.g. Gravol, Antivert). Side effects may include drowsiness.

Barbiturates, Sedatives, Hypnotics, Tranquilizers, Antidepressants – are used to treat sleep disorders and depression (e.g., Ativan, Imovane, Paxil). Potential side effects may include mild sedation, hypnotic state, dizziness or drowsiness.

Narcotics - (e.g. Demerol, Codeine, Oxycontyn and Percoset). Codeine is often found in combination drugs such as 222s or 292s or Tylenol 1,2,3s. Potential side effects may include mild sedation, hypnotic state, dizziness or drowsiness.

Stimulants - Medication used for central nervous system stimulation and for appetite suppression can produce sensations of well-being which may have an adverse effect on judgment, mood and behaviour (e.g. amphetamines or Medications sold as "diet pills").

Anticonvulsants - are used to control epileptic seizures and can cause drowsiness in some patients (e.g. Dilantin).

Muscle Relaxants - are used to treat musculoskeletal pain. Most common side effects are sedation and drowsiness (e.g. Flexeril, Robaxisal).

Cold Tablets/Cough mixtures - in particular, nighttime remedies can cause drowsiness (e.g. Sinutab, Contac, Triaminic, Tussionex and preparations containing dextromethorphan (DM) or codeine).

73 of 156

Appendix 2

TO 240 – ALCOHOL AND DRUG POLICY IN CANADA

ALCOHOL AND DRUG TESTING PROCEDURES

Process:

The Alcohol and Drug testing process is based on rigorous collection, analysis and reporting procedures designed to ensure the accuracy and integrity of the results. Steps for those tested under the Talisman Alcohol and Drug Policy are highlighted below.

Advise the Worker(s) who are being referred for an Alcohol and Drug test under the Policy. If there is any resistance, advise them of the consequences for failure to participate. If there is any delay in sample collection, remind the Worker(s) that they cannot use any product containing Alcohol until the test is completed or a decision not to test has been made.

Make arrangements for testing:

Complete “Alcohol and Drug Test Requisition” form

Contact Drivercheck 1-800-463-4310

Ensure the individual(s) is/are escorted to the collection site by a Supervisor or reasonable company escort (no immediate family or close friends). The designated company escort stays at the collection site until the Worker has been released from the collection site.

Complete documentation supporting the request for a test as soon as possible and forward it to the Testing Program Administrator and Drivercheck as soon as possible.

Testing will be conducted in those circumstances outlined under the Company Policy to determine the presence of six classes of Drugs: cannabinoids, amphetamines, cocaine, opiates, phencyclidine and Alcohol. If Talisman concludes there is justification to include additional Drugs in this list, Employees will be advised of the change. Testing for additional Drugs may also be required on an individualized basis on the advice of a treatment centre or Substance Abuse Professional in a post-treatment situation.

Alcohol tests will be administered by a calibrated breathalyzer with a printout of test results. In those situations when a breath analyzer is not readily available Alcohol testing will be done with a saliva strip followed by urine collection for confirmation analysis in the laboratory.

All Drug tests will be administered by urinalysis, or by collection of an oral fluid sample for analysis in the laboratory. In certain situations, a “point of collection” (quick test) urine Drug screening test may be administered with appropriate adulterant checks; any result that is not negative will be sent to the laboratory for confirmation analysis.

Collection specimens for Drug testing and administration of Alcohol tests will be performed by trained collection agents at Company-designated collection sites. In post incident and reasonable cause testing situations, samples will be collected as soon as possible after the triggering event, but collection attempts will end eight (8) hours after the incident for an Alcohol test, and thirty-two (32) hours after the incident for a Drug test.

All individuals who are tested are required to sign a form to acknowledge the accuracy of the Employee and employer information and authenticity of the specimen(s). They will be given a copy of the Drug Testing Custody and Control Form and the Breath Alcohol Testing Form for their records.

Urine samples for Drug testing will be analyzed by a fully qualified and accredited laboratory using a two-step process with initial screening by immunoassay and all confirmations being performed by gas chromatography/mass spectrometry (GC/MS). If a point of collection screening device is used, any non-negative result will be forwarded to a laboratory for confirmation analysis.

74 of 156

If either test was not negative, arrange transportation to an Employee’s local residence or to the care of another responsible adult, as circumstances warrant. If an Employee insists on driving after being advised against, the Employee is to be informed that the local police are being notified.

Confirmed Positive Test Results will be reviewed by a qualified Medical Review Officer who will discuss the result with the Employee in an effort to determine whether a Positive Test could have resulted from the legitimate use of Medications or other medical explanations. The individual concerned will be given an opportunity to explain the finding to the MRO who will then determine whether the result will be reported to the Company as a Negative or a verified Positive Test, a tampered or substituted result.

In the case of a verified Positive Test Result of a urine test conducted in accordance with this Policy, the person who has been tested may request the MRO to direct the split sample to be tested by an accredited laboratory of that person's choice within seventy-two (72) hours of receiving their results. Where split samples are not collected, the Employee may request that the original sample be reanalyzed. If a second confirmed Positive Test is reported, the person who requested the second analysis is responsible for reimbursing the Company for the associated costs.

Any Positive Test result will be considered a violation of this Policy, whether or not the Drugs or Alcoholic beverage were actually consumed on Company Business or Premises. Failure to report directly for a test, refusal to submit to a test, refusal to agree to disclosure of a test result to the Testing Program Administrator or designate, or tampering or attempting to tamper with a test sample are considered a violation of the Policy.

All test results will be reported directly to the Company Testing Program Administrator or designate. Except for the release of information in accordance with this Policy and in situations affecting the health and safety of Workers and the public, results of all testing will be maintained by the Testing Program Administrator and will be kept confidential to the greatest extent possible except where required or permitted by law (e.g. in the case of litigation or government investigation).

75 of 156

Appendix 3

RANDOM ALCOHOL AND DRUG TESTING GUIDELINE

SAFETY SENSITIVE POSITIONS AT SELECT SAFETY SENSITIVE WORK LOCATIONS – NAO CANADA

9	PURPOSE

The commitment of Talisman is to operate our business to ensure proactive risk mitigation in accordance with our core value to ensure safe operations. Alcohol and Drugs represent a safety risk to both Workers at Talisman worksites and members of the public. In accordance with our Alcohol and Drug Policy, Talisman is implementing random Alcohol and Drug testing within its Canadian operations to detect Workers in Safety-Sensitive Positions (SSP) under the influence of Alcohol and Drugs and to deter Workers from using Alcohol and Drugs at Company Premises.

10	ASSESSMENT OF RISK ASSOCIATED WITH ALCOHOL AND DRUGS AT TALISMAN OPERATIONS

All Vice Presidents (VP) within Talisman’s Canadian operations will ensure that an ongoing review is completed to determine whether an existing or new worksite is one at which there are significant hazards such that a Worker in a Safety-Sensitive Position who is under the influence of Alcohol or Drugs could cause an actual Major or Critical Incident.

This assessment should include consideration of:

•	Job functions, work processes and tools utilized at the worksite;

•	Potential injuries that may occur as a result of an incident;

•	The ISNetworld rating of the Contractors at the worksite as it relates to safety;

•	Nature of the incidents at the particular worksite and/or at other Talisman and/or industry worksites where similar work is performed;

•	The potential for an incident at a worksite to threaten and/or harm members of the public residing and/or present at the worksite;

•	The potential for an incident to cause an environmental release;

•	Whether Workers in a Safety-Sensitive Position will be operating motor vehicles on private and/or public roads as part of their duties and/or to travel to and from the worksite;

•	Workplace factors that tend to contribute to the abuse of substances such as:

•	high stress;

•	long hours or irregular shifts (including overtime);

•	fatigue (including that associated with duties, shift rotation) ;

•	repetitious duties (including driving);

•	periods of inactivity or boredom;

•	isolation (including residing in camp facilities or being required to reside for rotations at a location other than the primary residence of the Worker);

•	easy access to Alcohol or Drugs.

76 of 156

•	The Alcohol and Drug policy of Contractors working at the worksite and whether the Contractor has implemented procedures for the testing of Alcohol and Drugs equivalent to the requirements of the Talisman Alcohol and Drug Policy;

•	Prior incidents and/or issues involving Alcohol and Drugs at the worksite and/or at other Talisman and industry worksites engaged in similar work;

•	The other measures utilized and their effectiveness in detecting and mitigating the risk associated with Alcohol and Drugs at the worksite or similar worksites;

The Vice President responsible for a particular worksite will forward the assessment to the VP HSE/OI who will determine whether the inclusion of the worksite in the Talisman program of random Alcohol and Drug testing is warranted in order to mitigate the risk posed to safe operations by Alcohol and Drugs. If the worksite is deemed to be a location subject to random Alcohol and Drug Testing it will be added to the random selection pool by the Talisman Alcohol and Drug Program Manager.

11	FREQUENCY

Once per month or on such other frequency stipulated by the VP HSE/OI Workers in Safety-Sensitive Positions will be subject to random Alcohol and Drug testing.

12	NOTICE OF RANDOM ALCOHOL AND DRUG TESTING

The Talisman Alcohol and Drug Program Manager is responsible for maintaining and updating the list of Talisman worksites which the VP HSE/OI has included as a worksite at which random Alcohol and Drug Testing may be performed as outlined in this Procedure.

The VP, or their designate, responsible for a designated worksite are responsible for advising all Contractors that the worksite is one at which testing may be performed.

Contractors are required to provide advance notice to Contract Workers that random testing may be performed at the worksite and that the provision of consent to testing is a requirement for being permitted to attend to the worksite. Contractors are required and an audit may be performed to confirm that Contractors have obtained the written consent of Contract Workers to undergo Alcohol and Drug Testing as requested.

Site Supervisors at eligible worksites are required to ensure that sufficient signage is present at the worksite so that any Worker attending to the worksite will be aware that Workers at the worksite are subject to random Alcohol and Drug Testing.

13	TESTING PROCEDURE – RANDOM SITE SELECTION AND RANDOM NAME SELECTION

13.1	The Talisman VP HSE/OI will select at least two weeks prior to the test date, the date on which Alcohol and Drug testing will be performed. This test date will be kept confidential between the VP HSE/OI and the Alcohol and Drug Program Manager. The testing will proceed on selected date unless the VP HSE/OI is satisfied that, based on the nature of the operations, that the testing will jeopardize safe operations.

13.2	The Talisman VP HSE/OI will inform the Talisman Alcohol and Drug Program Manager that testing is to be performed on the selected date.

13.3	The Talisman Alcohol and Drug Program Manager will contact the operations designates to ensure that the list of Safety-Sensitive Work Locations at which random Alcohol and Drug Testing may be performed will remain current as of the proposed test date.

13.4	Prior to selected date, the Talisman Alcohol and Drug Program Manager will provide the list of Safety Sensitive Work Locations subject to random testing to an external third party contracted to administer the random selection process.

13.5	The external third party contracted to administer the random selection process will enter all Talisman Safety-Sensitive Work Locations subject to random testing into a computer based random selection generator.

77 of 156

13.6	Once the location has been randomly selected the external third party contracted to administer the random selection process will notify the Talisman Alcohol and Drug Program Manager of the specific site location.

13.7	On the date selected for random testing, the Talisman Alcohol and Drug Program Manager will then contact the Talisman site Supervisor to request a list of the names of the Workers working or scheduled to work at the site on the selected date. The Talisman Supervisor will submit the list of names to the Talisman Alcohol and Drug Program Manager within 30 minutes of the request.

The Talisman site Supervisor is responsible for keeping all information related to the intention to randomly test Workers at the worksite confidential until the selection of names has been made and communicated to the Supervisor. Disciplinary action will be considered for any breech of protocol.

13.8	The Talisman Alcohol and Drug Program Manager will submit the list of names to the external third party contracted to administer the random selection process for entry into the random selection process. Unless otherwise directed by the VP HSE/OI, approximately 25% of the Workers working or scheduled to work at the site on the selected date will be selected for random testing.

13.9	The external third party contracted to administer the random selection process will communicate the names of individuals that were randomly selected to the Talisman’s Alcohol and Drug Program Manager.

13.10	The Talisman Alcohol and Drug Program Manager will advise the VP Operations responsible for operations at the selected site and the site Supervisor of the individuals randomly selected for testing.

13.11	The site Supervisor for the selected worksite will be responsible to ensure that a request for an Alcohol and Drug test is made for all Workers selected for random testing.

13.12	Workers are entitled to refuse to undergo an Alcohol and Drug Test. This will constitute a breach of the Talisman Alcohol and Drug Policy. Consequences will be imposed as outlined in section 8 of the Policy.

13.13	The testing company shall provide results of Alcohol and Drug testing to the Talisman Alcohol and Drug Program Administrator;

13.14	No Worker will be permitted to return to work until the Alcohol and Drug test is confirmed as a Negative Test (Fit for Duty) unless otherwise permitted under the provisions of the Policy.

13.15	The Talisman Alcohol and Drug Program Administrator will communicate Fit or Un-Fit for Duty status of Workers to the VP Operations and Site Supervisor that is responsible for the worksite.

13.16	Where a Contract Worker is not Fit for Duty (i.e. Positive Test), the test result will be communicated by the Talisman Alcohol and Drug Program Administrator to the Contractor.

13.17	Where a Contract Worker is not Fit for Duty (i.e. Positive Test), Talisman expects that this breach of the Talisman Alcohol and Drug Policy will be addressed in accordance with the terms of the Contractors own policy. The onus is on the Contractor to ensure that the Contract Worker is safely removed from site and escorted to a safe location.

78 of 156

Exhibit “D-3”

NAO DRIVING POLICY

TALISMAN

ENERGY

North American Operations

Health, Safety, Environment and Operational Integrity

Driving and Vehicle Practice
NAO-HSEOI-PRA-10-05

Management Endorsement: Dan Lebsack VP NAO Health, Safety, Environment & Operational Integrity Revision - September 20, 2010	Synopsis This document defines NAO minimum standards for safe operation of motor vehicles while conducting Talisman business.
Published by: North American Operations HSE/OI
Copyright is owned by Talisman Energy Inc. All rights are hereby reserved. This document (in whole or in part) may not be reproduced, stored in a retrieval system, or transmitted, in any form or means, without the prior written permission of Talisman, or as expressly permitted by law.

79 of 156

1	PURPOSE

To establish the minimum requirements for safe operation of motor vehicles while conducting Talisman business and provide a standard practice for NAO employees and contractors operating vehicles on behalf of Talisman that aligns with Golden Rule 9 – Operate Vehicles Safely.

Golden Rule 9 States:

We will never operate vehicles without:

1.1	Conducting a pre-trip inspection, assessing the risks and planning accordingly.

1.2	Ensuring the driver is properly licensed for the class of vehicle and free from fatigue, drug or alcohol impairment.

1.3	Driving with care at appropriate speeds for road conditions, and ensuring all occupants fasten seatbelts.

1.4	Avoiding the use of all mobile communications devices and other driving distractions.

1.5	Designating safe areas while working around mobile vehicles.

2	DEFINITIONS

Approved Defensive Driver Training Course: A driver training course deemed by Talisman as suitable to train and test driver competence. Approved courses shall be a minimum of one day, consist of a combination of classroom and hands on training and must contain a pass fail component. The vehicle driven in the course should be comparable to Talisman vehicles typically operated by the driver at work. A list of approved courses will be recorded in the Talisman Training Framework. NAO HSEOI will review new training vendors upon request.

Contractor: A person employed by a contractor or a contractor’s subcontractor who is directly involved in the execution of work under a contract with Talisman.

Contract Driver: Any contractor who drives on Talisman business.

Equipment Damage: Damage to a vehicle while that vehicle is parked. For example, a vehicle damaged while an operator loads an object into the cargo box is considered equipment damage. A stolen vehicle would also be classified as equipment damage and theft.

FTE: Talisman employee or contractor that is a full-time-equivalent.

Journey Management Plan: A site-specific plan used by a driver to highlight the reason for the trip, the journey hazards and how the hazards will be managed.

Motor Vehicle: Includes an automobile, truck or any other self-propelled vehicle designed for running on land but not on rails.

Motor Vehicle Incident: any incident involving a motor vehicle that results in injury, loss/damage, or harm to the environment; whether it impacts Talisman and/or its contractors directly, or a third party.

Near Miss - Vehicle: An occurrence that, under slightly different circumstances, had the potential to cause a vehicle incident or equipment damage.

Non-Recordable Vehicle Incident: Any incident involving a motor vehicle resulting in an injury, or loss/damage, or harm to the environment, whether it impacts Talisman and/or its contractors directly, or a third party that is “non-work related”.

Non-Recordable Vehicle Incidents will be classified based on actual and potential severity and investigated to determine root cause, corrective actions and shared learnings with the same rigor as a Recordable Vehicle Incident but will not be captured in the Talisman vehicle statistics for benchmarking driving performance against industry partners.

80 of 156

Professional Driver: A driver who typically drives on Talisman business for 10,000 km (6,213 miles) or more over a twelve-month period or as designated by their supervisor.

Road Hazard Assessment: A detailed description of the hazards related to driving on an access road to a Talisman operation site or project activity.

Recordable Motor Vehicle Incident: Any incident involving a motor vehicle resulting in an injury, or loss/damage, or harm to the environment, whether it impacts Talisman and/or its contractors directly, or a third party.

Exceptions:

•	Talisman work vehicles legally parked;

•	The journey is to or from the driver’s normal place of work;

•	Minor wear and tear (i.e. stone damage to windshield, minor paintwork damage);

•	An incident that is the result of vandalism or theft;

•	A company provided vehicle is driven on non work related activities.

SCM: Supply Chain Management.

Talisman Driver: Any FTE who drives on Talisman business.

Talisman Employee: A person employed directly by Talisman Energy North American Operations.

Talisman Vehicle: Any motor vehicle leased, rented or purchased by Talisman including field and mobile status vehicles.

3	SCOPE

This practice applies to all drivers operating vehicles on Talisman NAO business, including:

•	FTE’s using Talisman vehicles for company business;

•	FTE’s using rental and personal vehicles for company business.

It is expected that Talisman Contractors will have a safe driving practice that meets or exceeds the minimum requirements established in this practice. Contractor’s safe driving practices will be evaluated and scored during the contractor prequalification process outlined in the NAO Contractor HSE Management Practice. Contractors that do not have a suitable safe driving practice must comply with Talisman requirements.

4	MEASURES

4.1	KPI’s

Leading Indicators - measurement of activities or behaviors that occur before an outcome. These include:

•	Vehicle maintenance and inspection – scheduled and completed on time;

•	Ride arounds – quality leadership/peer observations focusing on driver behaviors;

•	Road hazard assessments - highlighting the hazards associated with access roads;

•	Journey management – driver hazard assessments;

81 of 156

•	Training – mandatory defensive driver training;

Lagging Indicators – measurement of actual statistics. Shall include:

•	Exposure - Total km (miles) driven;

•	Frequency - Total number of incidents/1,000,000 km (621,371 miles);

•	Severity - Incident Type and Injuries;

•	Total cost of incidents/1,000,000 km (621,371 miles).

Additional examples of leading and lagging indicators can be found in Appendix 1.

5	RESPONSIBILITIES

5.1	Local area management

Local area management shall:

•	Be accountable for implementing this practice and providing adequate resources to ensure compliance with the practice;

•	Ensure a program for tracking and reporting the leading and lagging indicators is in place;

•	Incorporate KPI’s and safe vehicle operating behaviors in the employee performance appraisal process;

•	Reinforce safe driving behaviors and emphasize driving risks with all employees and contractors;

•	Exercising due diligence and share all relevant information to contribute to the safe driving of all who are driving on Talisman business;

•	Be accountable to ensure all Talisman vehicles are fit for purpose, technically and mechanically sound and drivers equipped vehicles with appropriate safety equipment;

•	Ensure driver abstracts are reviewed and filed as outlined in the driver abstract section of the practice;

•	Ensure a system is in place to document road hazard assessments.

5.2	Talisman FTE’s

All Talisman FTE’s:

•	Are responsible for their own safe driving behaviors;

•	Are responsible to ensure vehicles they operate are fit for purpose, technically and mechanically sound and equipped with appropriate safety equipment;

•	Must ensure they are aware of and follow the expectations and guidelines established in the practice;

•	Shall report all vehicle incidents and near misses in accordance with the NAO Incident Reporting, Investigation & Analysis Practice NAO-HSEOI-PRA-11-01;

•	Shall advise management as soon as reasonably practicable (within next working day) of any loss of their driver’s license and inform their supervisor immediately if they have been charged with an impaired driving offense when operating a Company vehicle or driving on behalf of the Company;

82 of 156

•	Failure to report the loss of license or a charge will normally be grounds for discipline up to and including termination of employment.

6	TRAINING / COMPETENCY

6.1	Initial Training

All Talisman drivers shall maintain a valid North American driver’s license for the class of vehicle they operate. All drivers, where required by law, shall have a valid TDG or DOT certificate in their possession.

All Talisman drivers will successfully complete an Approved Defensive Driver Training Course (DDT). This requirement may be waived by local area management if a Talisman driver has completed an acceptable DDT course within the last three years and can provided valid certification.

Talisman drivers who have not taken a DDT course within the past three years will be scheduled on a priority basis to attend a DDT course. Priority will be given to those individuals considered to be Professional Drivers and/or to those whose driving record indicates high-risk driving behaviors.

The schedule within Business Group or Operating Area shall be set to ensure all Talisman drivers attend a DDT course prior to Dec 2013.

A temporary variance for the DDT requirement may also be granted within the Business Group or Operating Area if a Talisman driver successfully completes an external driver assessment and is enrolled in a DDT course within the following six months.

A risk assessment must also be performed at each job site to determine what type of additional driving training may be required. These could include:

•	Vehicles fit for purpose and conditions;

•	Adverse road conditions (gravel, lease roads, snow and ice, mud, etc.);

•	Winter Driving;

•	Backing;

•	Sloped surfaces;

•	Reverse skidding;

•	Fatigue and Journey Management;

•	Animal avoidance;

•	Understanding 4 X 4’s;

•	Vehicle recovery;

•	Radio communications.

6.2	Refresher Training

Talisman employees who are involved in a vehicle incident resulting in a minor classification as classified in the NAO Incident Reporting, Investigation & Analysis Practice Risk Matrix, or who have more than one citation for at risk driving behaviors shall be required to participate in a refresher DDT course as soon as possible after the related incident or citation. Refresher courses for employees will be at Talisman’s expense.

83 of 156

6.3	Driver Abstracts

Talisman Employees who operate a Talisman vehicle on company business shall provide driver abstracts to their supervisor upon request.

Supervisors shall review driver abstracts for professional drivers who are involved in minor motor vehicle incidents in order to determine if additional training should be taken to improve safe driving behaviors.

7	SAFE DRIVER ACTIVITIES

7.1	Road Hazard Assessments

A road hazard assessment is an inventory of road hazards that exist along the route to a Talisman location. All operating areas within the Talisman NAO operating group will identify high risk roads and communicate road hazards to Talisman and Contract drivers as a proactive measure.

Operating Areas and Delivery Units will assess and identify roads that will require written road hazard assessments, based on risk and use.

Target completion for initial road hazard assessments is the end of Q2 2011. Communication and updating of road hazard assessments will be ongoing.

Activities outside an existing operating area will require a project specific road hazard assessment.

Road hazards that should be considered and identified include:

•	Bridges (width, capacity, no post markers, approaches);

•	Adverse road conditions (gravel, lease roads, snow and ice, mud, etc.);

•	Identification of narrow road sections;

•	Blind corners and hilltops;

•	Reduced speed areas;

Chain up requirements and safe chain up areas.

Appendix 2 includes a sample Road Hazard Assessment Form.

If high hazard areas are identified on Talisman controlled roads, measures such as road crown enhancements, signage upgrades, or improved grading practices should be considered. If Talisman is not the primary road permit holder, the hazard information should be communicated to the permit holder through road use groups or by contacting the permit holder directly.

7.2	Journey Management

All Talisman employees shall question the need to drive and do so only when it is required and when safe driving conditions exist.

Prior to commencing a trip, drivers shall conduct a journey hazard assessment and complete a Journey Management Checklist when the journey is outside of their regular job duties, or schedule. A Journey Management Checklist (guideline) can be found in Appendix 3. The hazard assessment may include:

•	Current weather forecast;

•	Road conditions;

•	Level of alertness;

•	Traffic volume;

84 of 156

•	Trip duration and distance;

•	Working alone;

•	Emotional state.

Ask yourself, “is this trip necessary?”

Where travel is necessary, a trip plan shall be made to ensure that the following controls are in place:

•	An appropriate vehicle is available;

•	A vehicle safety kit is available (see Appendix 4);

•	Potential driving hazards have been identified;

•	The driver is well rested;

•	The route and estimated schedule are clearly communicated to direct supervisor or an appropriate designate such as an answering service;

•	Where applicable a local road hazard assessment map is available from the local Operating Area;

•	Drive during daylight hours wherever possible;

•	A vehicle inspection has been completed by the driver;

•	Ensure working alone requirements are met.

7.3	Seatbelts

•	All occupants shall wear seatbelts at all times when a vehicle is moving.

7.4	Speed

•	The posted speed limit shall be adhered to on all roads and a hazard assessment should govern speed on private roads where speed limits are not posted.

•	A hazard assessment should govern speed limit on any road in inclement weather or other hazardous conditions.

7.5	Cell Phones

Avoid the use of all mobile communications devices while driving.

The use of hand held cell phones or text messaging (or similar wireless devices) while driving are not permitted for any Talisman Driver.

Permitted cell phone practices include:

•	Phone must be a hands free device;

•	Calls may be answered but shall not be initiated by the driver while driving;

•	Calls shall be answered only when it is deemed safe to do so;

•	Where hazardous or congested road conditions exist the driver shall pull off the road to engage in conversation if it is safe to do so;

85 of 156

The process for complying with the above cell phone practice shall meet all local regulatory requirements as well as the NAO Driving Practice. Any conflict between the NAO Driving Practice and local regulatory requirements will be resolved by adopting the more stringent of the two, if not prohibited by law or regulation.

Use of a two-way radio to call km’s (miles) on a radio-controlled road is permitted in accordance with the road rules for the radio-controlled road.

7.6	Other Driver distractions

Drivers must also consider and manage other distractions including but not limited to:

•	Eating, drinking;

•	Vehicle controls, radios and cd players;

•	GPS Unit, MP3 players, two way radios;

•	Reading and writing;

•	Conversations with passengers;

•	Reaching for items;

•	Preoccupation with other things and outside surroundings.

7.7	Driver Fatigue and Alertness

All Talisman drivers must be appropriately rested and alert. Talisman drivers operating vehicles that fall within hours of service regulations must comply with duty hour requirements specified by local regulations.

All Talisman drivers will participate in Talismans fatigue awareness training. The fatigue awareness training is available on Insight for review during regular safety meetings or focused training sessions.

7.8	Securing of Loads

•	Talisman drivers carrying loose items in the passenger compartment and/or pickup truck box shall use sufficient restraints to ensure objects are secured to prevent a projectile hazard during an emergency braking situation, collision or during travel;

•	Flammables shall not be carried in the passenger compartment of a vehicle;

•	Where items are transported in a pickup truck or other cargo vehicle, they shall be stored and securely fastened as specified by law and local area policy;

•	Failure to use load binders properly may result in serious injury or even death to a driver or others – Appendix 5 includes a Load Binder Guideline.

7.9	Vehicle Walk-Around

•	Driver inspection of the vehicle by walking around is required.

•	Prior to driving, Talisman drivers shall engage in completing a mental checklist, guidelines for which are highlighted in Appendix 6.

7.10	Parking

All drivers will back into parking spaces unless a documented hazard assessment indicates otherwise. A vehicle walk-around prior to moving the vehicle will help to mitigate risk in these situations.

All vehicles with trailers should be equipped with chock blocks for use when parked.

86 of 156

7.11	Hazardous Areas

No vehicle shall be operated within 25 meters (82 feet) of any wellhead, piping, process vessel or tank containing combustible fluids unless required by a specific maintenance or operating function.

7.12	Backing Up Safely – Congested Areas

Backing up and maneuvering vehicles usually occurs at slow speeds, yet backing incidents account for a disproportionate number of minor low-speed collisions and have the potential for serious consequences.

•	Always use a spotter in a congested area;

•	Walk around vehicle before backing up;

•	Give audible notice that backing will occur if the vehicle is equipped with a back up alarm;

•	If the vehicle is not equipped with a back-up alarm, touch the horn lightly two times before beginning the back-up maneuver;

•	Check overhead, side and rear clearance;

•	Apply the brakes while shifting the vehicle to reverse;

•	Back up at a very low speed.

7.13	Spotters

A spotter shall be used when backing into an area with limited visibility, constricted or congested areas, within 25 meters (82 feet) of process equipment or where necessary to guide heavy equipment.

•	Spotter and backing vehicle do not move at the same time – if the spotter must change position, the driver must stop;

•	Use a spotter located at the left rear of the vehicle whenever backing up;

•	If using hand signals driver and spotter to agree on hand signals used;

•	The driver must be able to see the spotter through the mirror and vice versa;

•	The driver and the spotter must maintain eye contact;

•	If the spotter disappears from the mirror, the driver must immediately stop;

•	If there is no spotter available:

•	Reconsider backing up. Is it really necessary?

•	Make a reasonable attempt to get someone to act as a spotter;

•	If a spotter cannot be obtained, get out of the unit and walk around the unit completing a “circle of safety” and survey the backing area;

•	Hang a ribbon or other marker to indicate the safe backing up distance;

•	Follow the “backing up safely” steps (above).

87 of 156

7.14	Towing

Utilizing a tow-truck appropriately sized for the vehicle is the most desirable option for recovering a vehicle. Where a tow truck is not available, all Talisman drivers shall follow the towing procedures specified in Appendix 7.

The towing procedure in Appendix 7 applies only to light and medium-duty vehicles (1 Ton (907 kg) vehicles or lighter). A tow truck must be used for any heavy-duty vehicle (greater than a 1 Ton (907 kg)).

7.15	Boosting, Tire Changes and Chains

•	Talisman drivers should refer to the Owner’s manual provided with their vehicle or with their tire chains;

•	Manufacturers’ directions should be followed unless a hazard assessment by the driver indicates these directions would be unsafe to follow. Example: conditions associated with changing a tire on an unstable surface;

•	High visibility reflective clothing must be worn in all traffic areas;

•	Boosting activities will follow manufacturer’s specifications.

7.16	Smoking

•	Talisman drivers or passengers shall not smoke in Talisman vehicles at any time.

7.17	Radar Detectors

•	The use of radar detectors is prohibited by anyone driving a Talisman vehicle and/or travelling on Talisman business.

7.18	Firearms

Firearms including cross or compound bows shall not be carried in company vehicles while travelling on company business or while on Talisman premises expect for the following exceptions:

•	Where ‘Bear Watch’ or other area specific wild-life expertise is needed on site. Firearms safety will be addressed in a HSE Pre-job Plan and a third party trained and competent expert will be utilized;

•	Where flare guns are required, site-specific procedures must be developed for the storage, transport and operation of this equipment. Shotguns must not be used for flare guns.

7.19	Pets

Pets will not be permitted in company vehicles while traveling on Talisman business or while on Talisman premises.

7.20	Passengers

The number of passengers shall not exceed the manufacturer’s specifications for the vehicle or the number of seatbelts available.

7.21	Drugs and Alcohol

•	Drivers will not be under the influence of alcohol or drugs, or any other substance or;

•	Medication that could impair their ability to drive;

•	Read the label of all over-the-counter medications before considering driving;

•	Refer to Talisman Drug and Alcohol Policy;

88 of 156

•	Consult your physician if questions arise regarding prescription medication.

8	VEHICLES

8.1	Vehicle Selection

Talisman vehicles shall be selected as per the business generated selection list. Any personal or rental vehicles used in the course of Talisman business shall conform to site-specific needs as dictated by road conditions.

8.2	Vehicle Outfitting

Each Business Group or Operating Area shall specify the mandatory equipment to be installed in Talisman vehicles. The Business Group or Operating Area specific lists will align with the general guidelines highlighted in Appendix 8.

Each Business Group or Operating Area shall equip Talisman field and mobile status vehicles with a vehicle safety kit. The contents of the kit shall be specified by the Business Group or Operating Area and align with the general guidelines highlighted in Appendix 4. For guidance on equipping a rental or personal vehicle see 8.4 and 8.5 respectively.

8.3	Vehicle Inspection

The actual frequency of regular safety inspections will be specified by each Business Group or Operating Area and will be based on mileage driven, operating conditions such as terrain as well as driver feedback or concerns with the vehicle.

All normally scheduled vehicle inspection and maintenance service will be performed in accordance with manufacturers’ specifications and supply management requirements. A sample safety inspection checklist can be found in Appendix 9.

8.4	Vehicle Rentals

Rental vehicles shall be fit for purpose and selected based on a pre-trip hazard assessment. Where rental vehicles are used, the employee shall select from the preferred supplier list provided by Supply Management Group (SMG).

Vehicle safety kits should be obtained for use during the trip and can be obtained from NAO HSEOI in Calgary and are also available in all area field offices. A Vehicle Safety Kit Checklist can be found in Appendix 4.

When travelling from the rental facility to your destination where there is a reasonable expectation that help would be readily available if required, such as travelling on a main highway during daylight hours, or inter-city driving for training etc. a kit may not be required.

8.5	Personal Vehicles

It is preferable that individuals rent vehicles whenever required to travel on business. However, if one’s own vehicle is used, it must be sufficiently equipped and maintained to allow for safe driving in the area to which the employee is travelling.

An appropriate level of insurance coverage (as per SMG guidelines) must be in place. A Vehicle Safety Kit should also be carried.

When travelling to your destination where there is a reasonable expectation that help would be readily available if required, such as travelling on a main highway during daylight hours, or inter-city driving for training etc. a kit may not be required.

8.6	Vehicle Incidents

All incidents involving Talisman vehicles shall be reported in accordance with the NAO Incident Reporting, Investigation & Analysis Practice NAO-HSEOI-PRA-11-01.

89 of 156

Appendix 1: Key Performance Indicators (KPIs)

Competency	Specific		Lagging		Leading
Domain	Competencies		Indicators		Indicators
Driver Skills	•	Participate in driver	•	Change in # of	•	# of suggested
		training		incidents		improvements and
	•	Self-investigation of	•	# of formal		recommendations
		incidents		assessments required	•	Greater # of peer
	•	Awareness of distractions	•	# of clear abstracts		observations
	•	Minimizing distractions		on file
	•	Use of appropriate safety	•	# requiring mandatory
		procedures		retraining

Vehicle	•	Walk arounds	•	Reduction in vehicle	•	Appropriatelyequipp
	•	Load securement		damage reports		ed, road ready
	•	Parking	•	Gear safely stored		Vehicles
			•	Lower maintenance	•	Increased
				and repair costs		knowledge of towing,
boosting, tire change
procedures

Accountability	•	Journey management	•	Fewer incidents	•	Increased
and	•	Fatigue management	•	Positive statisticsfrom		communication of
Responsibility	•	Promoting opportunities		data provided through		travel plans
		for safe driving by self and		driver self-evaluation	•	Use of mental and
		others		surveys		physical checklists
	•	Engaging in	•	Completion	•	Increase in use of
		hazardassessment		ofchecklists		hazard assessment
					•	Awareness of safety
					•	Number of driver
self-evaluation
surveys complete

90 of 156

Appendix 2: Road Hazard Assessment

Risk Ranking
Low Risk	•	Exposure managed by application of existing policy, procedure or practice
	•	Exposure management within control of driver
Medium Risk	•	Exposure managed by enhancement of existing policy, procedure or practice and/or requires use of utility devices
	•	Exposure management remains within control of driver
	•	Control must be in place for journey to proceed
High Risk	•	Exposure mitigated through intervention by party or parties other than driver
	•	Control must be in place for journey to proceed

Assessed risk is based on ideal conditions. Escalating factors should be considered during pre-trip planning as they may impact risk ranking and required controls.

ROAD HAZARD ASSESSMENT

RHA Number:	Assessment Date:	Maximum advised speed(s) KPH/MPH

Start point: <intersection>	Radio Control:	KM/Mi

End Point: <gas plant>	Radio Frequency:	KM/Mi

Conditions at time of assessment

Road (average		Weather:	Light:

Temp:

Road directions & detail:

From:

Hazard Register
Detail, Control &
KM / Mi	Hazard	Risk Rank	Comments

91 of 156

Driving Surface Width & Integrity

Narrow (meeting or passing a vehicle difficult, no pull-off area)
High crowing-traffic migrates to the centre of the road
Excessive loose gravel
Paved or oiled surface breaking up
Washboard
Potholes/ruts

Shoulder Type	Sharp drop off
Washout
Soft
Avalanche risk (rock, mud slides, snow)

Passing other vehicles (poor visibility, dust, blowing snow)

Meeting other vehicles (logging trucks, weekend traffic, rural)

Animals (know areas and crossings)

Pedestrians (school zones, hikers, hunters, tourists)

Road Design / Intersections

Corners (blind, sharp, banked)
Intersection (blind, sharp)
Railway crossings (high angle, controlled)
Crest of hill (can’t see over)
Steep hill (runaway downhill, load limiting uphill)

Risk of grounding out	Crown of hill
Railroad grade crossing
Bridge approach
Very deep worn ruts

Inadequate or absence of appropriate signage
Line-of-sight obstruction (vegetation, structures)
Dust

Potential Collision Object

Trees/rocks
Encroaching road banks
Narrow bridge/bridge rails/tunnel or abutments/cattle guards
Height restriction (bridges, overpasses, low power lines)
Avalanche risk (rock mud slides, snow)
Passing other vehicles (poor visibility, dust, blowing snow)
Meeting other vehicles (logging trucks, weekend traffic, rural)
Animals (know areas and crossings)
Pedestrians (school zones, hikers, hunters, tourists)

Escalating Factors

Fog or smoke

Poor Drainage/frequent mud

Snow and ice	Shadowed areas (slow to thaw)

Known drifting location
Over-graded shoulders
Frost heaving (muskeg)
Runoff, thaw/freeze cycle

Crosswinds / Blowing snow
Weight Restrictions (road/bridges)
Sun (e.g. low angle in winter)
Road surface liable to deteriorate rapidly when wet
Low illumination
Driver experience
Fatigue/low alertness
Conflicting priorities (e.g. crew change)

Rain	Visibility, pooling on roads

Winds

92 of 156

Appendix 3: Journey Management Plan Guideline

JOURNEY MANAGEMENT CHECKLIST

Checklist Items	Complete	Exceptions
Safety & Loss Control Practices Orientation
Driver Skills Training up to date
Driver’s License current and valid
Talisman Road Safety Kit available through department or field office and should contain: Fleece Blanket, Basic Tool Kit, Booster Cables, Shovel, 2x Candles, Box of Matches, 3x Safety Flares, Cotton Work Gloves, 2x Bungee straps, 4x Zip Ties, Duct Tape, First Aid Kit, Flashlight, Puncture Sealant, Reflective Vest, Poncho, Emergency Water Bag, Reminder Instructions: “If You Become Stranded”, “Call Police” Banner, Reflective Triangle.
Talisman Contact Numbers you may need in transit:
File Travel Plans:
• Advise supervisor, designate (i.e. answering service) and/or field contact of your travel plans, routes, approximate travel time
• If traveling alone – check requirements of Department or Field Safety and Loss Control Working Alone Practice
• Check in with field office upon arrival
Check current and forecasted weather and driving conditions
Maximize daylight travel during trip
Ensure appropriate equipment for weather conditions:
• Parka, winter boots, sleeping bag, emergency rations, etc.
Two way communication device appropriate for and/or required in locale to which you are traveling:
• Cell phone; satellite phone; two way radio (be aware of radio controlled roads and required frequency for same)
Be Prepared for Emergencies:
• Know who to call
• Be aware of legislative and corporate requirements with respect to reporting incidents/accidents

93 of 156

Appendix 4: Vehicle Safety Kit Guidelines

VEHICLE SAFETY BAG CHECKLIST

Includes:

1.	First Aid Kit (St. John Ambulance Vehicle Kit)

2.	Booster cables

3.	Shovel

4.	Flashlight and batteries

5.	Candles

6.	Matches

7.	Emergency poncho

8.	Emergency water bag

9.	Safety Vest

10.	“Call Police” sign

11.	“If you become stranded” information card

12.	Reflective Triangle

13.	Puncture seal

14.	Duct tape

15.	Blanket

16.	Gloves

17.	Bungee cord

18.	Flares

19.	Small Tool Kit

20.	Tire gauge

21.	Ice scraper

22.	Tow rope (20 feet (6 meter) by 2 inch (5 cm) with loop ends, min 15,000 lb (6803 kg) break strength)

23.	Wipe cloth

Available through the Calgary Office

94 of 156

Appendix 5: Load Binder Guidelines

•	Failure to use load binders properly may result in serious injury or even death to a driver or others;

•	Do not operate a load binder while standing on the load;

•	Move the handle with caution. It may whip – Keep all body parts clear;

•	Keep yourself out of the path of the moving handle and any loose chain lying on the handle;

•	All drivers using load binders, must be familiar with local laws and regulations regarding size and number of straps required for securing loads on trucks;

•	Always consider the safety of nearby workers as well as yourself when using load binders while under tension, a load binder must not bear against an object, as this will cause side load;

•	Do not use a handle extender (cheater pipe) - see instructions;

•	Do not attempt to close or open the binder with more than one person.

95 of 156

Appendix 6: Walk Around Inspection Guidelines

WALK AROUND INSPECTION CHECKLIST

Vehicle Checklist	Complete	Attention Required	Exceptions

Preventative maintenance performed

All lights functioning

Tires in good condition

Brakes functioning

Windshield not broken or cracked

Towing equipment in good condition
(trailer hitch, towing strap, trailer lights, towing hooks)

Vehicle fire extinguisher easily accessible and in working condition

Vehicle clean and dry – interior and exterior

Vehicle registration and insurance in vehicle

Unnecessary items removed from truck box

Items properly secured in truck box

Tool box in good condition and appropriately equipped

Spare tire mount and securing devices in good condition

96 of 156

Appendix 7: Towing Guidelines for 1 Ton Vehicles or Less

Equipment:

1.	Vehicle tow hooks should be installed securely to the front.

2.	Vehicles should be equipped with a tow strap 2 inch (5 cm) by 20 feet (6 meter) with a rating of 15,000 lb (6803 kg) break strength.

3.	Vehicles should be equipped with a clevis that has a 40,000 lb (18143 kg) rating or higher that has a THREADED pin only.

4.	Super strap (rated for 15,000 lb (6803 kg)) with a 40,000 lb (18143 kg) rated clevis braided into it.

The following Guideline has been adapted from the Enform Vehicle Recovery and Towing Guideline for a full version of the document, visit the Enform web page.

97 of 156

98 of 156

Procedures

STEP BY STEP GUIDE FOR PULLING OUT A VEHICLE WITH A RECOVERY STRAP

1.	Stop, consider the task at hand and assess the hazards. If you have any questions or doubts at this point, call a tow truck, it remains your best option.

2.	If the vehicle recovery takes place on or near a roadway, you must implement a traffic warning or traffic control system (e.g., traffic cones or reflector flares).

3.	Ensure that you have the correct equipment—a recovery strap is essential. The recovery strap should be at least 6 m or 20 ft in length, with loops (not hooks) and in good working condition (no cuts or broken stitches). If you do not have a recovery strap like this at hand, call a tow truck.

4.	Check both vehicle weights and add the weights of any loads either vehicle is carrying. The vehicle doing the pulling must be of equal or, ideally, greater weight than the vehicle that is being pulled.

5.	Ensure the recovery strap has a Minimum Breaking Strength (MBS) that is 2-3 times the total weight of the stuck vehicle. If it is less, the danger is the strap may snap under high tension. If the MBS is greater, it will not function optimally (they are most effective when their elasticity enhances the pull).

Recovery straps are usually constructed so that each inch of width adds approximately 10,000 lbs (4,500 kg) of MBS (e.g., a 3 inch wide strap would usually have a rating of approximately 30,000 lbs [13,500 kg]).

6.	Ensure tow hooks, hitch receivers and any shackles used are rated to loads that exceed the recovery strap MBS. In the event of excessive loads, the recovery strap should always be the weakest link and snap first. A shackle should have a Working Load Limit (WLL) stamped on it (remember 1 ton = 2000 lbs or 900 kg).

7.	As much as possible, clear out mud, sand, or snow from under the stuck vehicle and in front of the tires in the direction of the pull.

8.	Position the pulling vehicle in line with the stuck vehicle—the pulling vehicle facing forward; the stuck vehicle being pulled from the front (ideally) or the back. You need to be within 10° of a straight line—side loading can lead to serious vehicle damage. You need to be sure you have a clear path straight forward free of any obstacles that is at east the length of the strap and stuck vehicle.

9.	Lay out the recovery strap between the two vehicles and loop the strap onto a tow hook bolted to the vehicle frame or put the loop on a shackle which is properly pinned to a frame mounted hitch rated for recovery. If using a threaded shackle, hand tighten the pin and then turn it back one quarter turn for ease of release later. Never tie the strap onto the vehicle, slip the strap over a ball hitch, or attach it to anything other than a tow hook or frame mounted hitch. Only use one recovery strap (never two in parallel)—however, there are two options for creating additional length with two recovery straps if needed:

Reduce the expected strength of the recovery straps by 25% if you are using two correctly joined straps.

10.	Drape a heavy coat or blanket over the middle of the strap to dampen any backlash if it snaps or releases.

11.	Agree on a plan and communication signals between the two drivers. Industry Recommended Practice Hand Signals for Directing Vehicles (IRP 12) provides a good system of signals to use.

99 of 156

12.	Ensure all other bystanders are at least 2 times the length of the recovery strap to the side of the vehicles—both the strap and the vehicles lurching forward unexpectedly present a hazard.

13.	The pulling vehicle accelerates slowly (to about 10-12 KPH) to build tension in the strap and provide a sustained pull. Once the slack is taken up, the stuck vehicle likewise applies acceleration in low gear to assist the pulling car. Neither vehicle should spin their tires. Steady momentum is most effective—never resort to jerking or take a long run and jerk. Maintain tension throughout the pull, do not allow slack to develop in the strap at any point. After three attempts to pull the vehicle loose, it is time to stop and call a tow truck.

14.	Do not remove straps until both vehicles are fully stopped and secured. It is a good idea to clean and dry out a recovery strap after use as dirt and moisture weaken the strap. Remember, if at any point in the process you have any safety concerns whatsoever or concerns about potential damage to either vehicle, stop and call a certified tow truck.

100 of 156

Appendix 8: Journey Management Plan Guideline

VEHICLE OUTFITTING CHECKLIST

Vehicle Checklist Items	Outfitted	Exception
½ ton 4 x 4, ext. cab, short box, small V8 OR ¾ ton 4 x 4, ext. cab, long box, practice spec V8
Light truck designation, all terrain tires, OEM sizing
Limited spin differentialDriver’s License current and valid
Skid plates
Towing package
Front seat cover
Heavy duty fender mount mud flaps
Rubber front floor mats
Wooden box liner
Summer grille insert
Tow 60” side mount steel tool boxes
Practice tie down configuration
Tail gate cap
30 # purple K fire extinguisher
Spare key
UHF Road channel radio OR VHF Communications radio

101 of 156

Appendix 9: Vehicle Inspection Guidelines

VEHICLE INSPECTION CHECKLIST

Attention
Vehicle Checklist	Complete	Required	Exception
First Aid Kit
• Fully stocked – tab in place
• Easily accessible
(see Vehicle safety bag Checklist – Appendix 4)
Fire Extinguisher:
• Cover intact
• In good working condition
• Easily accessible
Back up batteries available
ERP Manual
Federal and Provincial permit booklet (data up to date)
Materials in cab securely stored
Items properly secured in truck box
Tool box in good condition
All lights functioning
Brakes functioning
Tires in good condition
Windshield in tact
Towing equipment in good condition
Vehicle registration and ownership
Preventative maintenance up to date
Drivers’ Handbook on board
Incident Report forms on board
Inspection for body damage complete
Booster cables stowed and in good working condition

102 of 156

Appendix 10: BBS Observation Card

103 of 156

Exhibit “D-4”

TERMS AND CONDITIONS FOR HELICOPTER OPERATIONS

1	SCOPE

1.1	The following provisions apply to all helicopter operations associated with the Services or On-Site Work.

2	DEFINITIONS

“ADM” means aeronautical decision making training.

“AGL” means above ground level; in this case, the “ground” is the top of prevailing obstacles such as trees.

“Aviation Authority” means Canadian Federal Ministry of Transport, also known as Transport Canada.

“Category A”, with respect to transport category rotorcraft, means multiengine rotorcraft designed with engine and system isolation features specified in FAR/JAR 29 and utilizing scheduled takeoff and landing operations under a critical engine failure concept which assures adequate designated surface area and adequate performance capability for continued safe flight in the event of engine failure.

“Category B”, with respect to helicopters, means single-engine or multi-engine helicopters which do not fully meet all Category A standards. Category B helicopters have no guaranteed stay-up ability in the event of an engine failure and unscheduled landing is assumed.

“COM” means company operations manual.

“CRM” means cockpit resource management training.

“FAA” means Federal Aviation Administration (USA).

“Ground Proximity Event” means an approach and landing, a take-off and departure or an external load movement.

“Helicopter Operator” means the corporate entity that holds an air operator certificate issued by the local Aviation Authority. The Helicopter Operator provides helicopter operations within the scope of the service contract.

“Heli-portable” means onshore seismic operations where people are moved by helicopter; specifically, Passenger operations are required.

“Hostile Environment” means an environment in which:

•	a successful emergency landing cannot be assured, or

•	the occupants of the aircraft cannot be adequately protected from the elements, or

•	search and rescue response cannot be provided consistently, or at the level or frequency required to prevent injury given the anticipated exposure.

“HFACS” means human factors analysis classification system.

“HFDM” means helicopter flight data monitoring.

“Hover-In-Ground-Effect (HIGE)” means operating at such an altitude (usually one-half the rotor diameter above the surface) that the influence of ground effect is realized.

104 of 156

“Hover-Out-of-Ground-Effect (HOGE)” means hovering without the benefit of the ground effect cushion. For any given altitude, hovering out of ground effect takes more power than hovering in ground effect.

“IATA” means International Air Transport Association.

“ICAO” means International Civil Aviation Organization.

“IOSA” means IATA Operational Safety Audit.

“LOFT” means line oriented flight training. LOFT refers to aircrew training which involves a full mission simulation of situations which are representative of line operations, with special emphasis on situations which involve pilot decision making, communications, management and leadership. In short, LOFT means realistic, "real-time", full mission training.

“Long-Line” means a line or cable, usually 30-70m in length, used to connect the helicopter to the external load.

“Minimum Departure Standard (MDS)” means a document approved by the Company describing both the minimum equipment that must be functioning in accordance with manufacturer specifications and the period during which operation of a helicopter may continue with deferred maintenance of inoperable equipment.

“Minimum Equipment List (MEL)” means a document approved by the Aviation Authority that authorizes an operator to dispatch an aircraft with aircraft equipment inoperative under the conditions specified therein.

“MOPO” means matrix of permitted operations.

“Non-hostile Environment” means an environment in which:

•	a successful emergency landing can be reasonable assured, and

•	the occupants of the aircraft can be adequately protected from the elements, and

•	search and rescue response can be provided consistently, or at the level or frequency required to prevent injury given the anticipated exposure.

“OGP” means International Association of Oil and Gas Producers.

“Passenger” means anyone aboard the helicopter who is not one of the following: pilot, aircraft maintenance engineer (or mechanic), qualified flight navigators and cabin attendants who are required by Applicable Laws or the Helicopter Operator.

“Performance Class 1 (PC1) multi-engine helicopter” is a class of helicopter such that if an engine fails, the helicopter is able to land within the rejected take off area or to safely continue flight to an appropriate landing area (helicopters must be certified category A)

“Performance Class 2 with Defined Limited Exposure (PC2DLE) multi-engine helicopter” is a class of helicopter that if an engine fails, the helicopter is able to safely continue flight, except when the failure occurs early during take off or late in the landing, in which case a forced landing may be required. The period of time when a forced landing is required defines the “limited exposure”. The defined “limited exposure” must be less than a minute. (Helicopters must be certified Category A)

“Performance Class 3 (PC3) single engine or multi-engine helicopter” is a class of helicopter that if an engine fails, a forced landing is required for single engine helicopters and may be required for multi-engine helicopters. (Helicopters certified Category A or B)

“PIC” means pilot-in-command.

105 of 156

“Safety Management System” means a comprehensive system used to manage all aspects of health and safety throughout an organization, while providing a systematic approach for identifying hazards, controlling the risk those hazards present and ensuring continuous improvement of the system.

“SIC” means second-in-command.

“Successful Emergency Landing” means an unavoidable landing or ditching with reasonable expectancy of no injury to persons in the aircraft or on the surface.

“Vertical Reference/Long-Line flying” means the helicopter is out of ground effect, line length is 50 feet (15 meters) or greater, and the primary flight reference is vertical reference.

“Visual Flight Rules (VFR)” means flight operations where situational awareness is maintained with visual reference to the ground; conducted in visual meteorological conditions equal to or greater than the minima prescribed in Division VI of Subpart 2 of CARs, Part VI, expressed in terms of visibility and distance from cloud.

“VNE” means never exceed speed.

“Vertical Reference” is the method for a pilot to be oriented while looking down and not seeing a horizontal reference; commonly used when using a long-line to move people and material.

3	AVIATION SAFETY

The Contractor agrees that it is accountable to ensure that the Helicopter Operator complies with Applicable Laws and the terms of this Schedule.

3.1	The Helicopter Operator shall operate Performance Class 1 or Performance Class 2 Defined Limited Exposure (PC2DLE) for passenger transport over Hostile Terrain. An alternate means of compliance for this provision is described in Talisman Energy Guideline: “IEX: Onshore Helicopter Operations-Helicopter Performance Class, Passengers and Type of Terrain” (attached as Appendix 1 to this Exhibit “D-4”).

3.2	The following applies only to Heli-portable helicopter operations:

3.2.1	In order to conduct helicopter operations, the Helicopter Operator must ensure that it meets the requirements of the MEL. Where no MEL exists the Helicopter Operator must comply with the requirements of an MDS. In the absence of an MEL or MDS, full airworthiness and serviceability of all helicopter equipment is required for flight operations.

3.2.2	The Helicopter Operator will utilize a satellite-tracking device in all helicopters, preferably with voice and text communication, as one method of flight following. The Helicopter Operator will provide the Company access to a web-based map showing the live-position of aircraft flying for the Company

3.3	The Helicopter Operator shall have a documented and implemented aviation Safety Management System.

3.4	The Helicopter Operator shall implement a Safety Management System that is accepted, recognized and/or approved by the Authorities and the Company. The Company will utilize internationally recognized criteria (e.g. ICAO, IOSA, OGP) to assess the completeness and effectiveness of the Helicopter Operator’s Safety Management System. A Safety Management System shall include, but are not limited to, the following (see IOSA Standards Manual ORG 2.1.5, 4th edition):

3.4.1	Scope of Safety Management System

3.4.2	Safety policies and objectives

3.4.3	Safety accountabilities

3.4.4	Key safety personnel

106 of 156

3.4.5	Documentation control procedures

3.4.6	Coordination of emergency response planning

3.4.7	Hazard identification and risk management schemes

3.4.8	Safety assurance

3.4.9	Safety performance monitoring

3.4.10	Safety auditing (safety and quality may be combined)

3.4.11	Management of change

3.4.12	Safety promotion

3.4.13	Outsourced services

3.5	For external load operations, the Helicopter Operator shall ensure the combined weight of the helicopter and the external load (gross weight) does not exceed the maximum weight calculated from the appropriate HOGE performance charts from the rotorcraft flight manual

3.6	For internal load operations, prior to take-off and landing, the Helicopter Operator shall verify the fuel requirements are sufficient, and the helicopter performance has been calculated with known (for take-off) and estimated (for landing) altitudes and temperatures.

3.7	Utilizing known obstacles and planned flight paths, HOGE or HIGE performance charts will be used by the Helicopter Operator to calculate maximum weight. If the Helicopter Operator is not reasonably assured a HIGE flight path is possible, the Helicopter Operator will use the HOGE performance charts to calculate maximum weight. The Helicopter Operator shall ensure the take-off and landing helicopter weights are equal or less than the performance maximum weight calculated. At the request of the Company, the Helicopter Operator shall provide documentation to demonstrate compliance.

3.8	The Helicopter Operator shall ensure the helicopter's centre of gravity is within limits during all phases of flight. If the take-off and landing centre of gravity is not calculated prior to flight, an alternative means of ensuring conformity with centre of gravity limits must be approved by the Company prior to flight operations.

3.9	Before tender and during operations, the Helicopter Operator shall assess the pilot workload (duringflight) required to complete the project and communicate this assessment to the Company. For helicopters certified for single pilot operations, at the request of the Company, the Helicopter Operator will provide a second pilot. The Company will compensate the Contractor, at reasonable market rate, for the second pilot.

3.10	In order to conduct helicopter operations under VFR (daytime) the following weather minima, or the minima described in Applicable Laws shall be complied with, whichever is greater:

3.10.1	for routine flights in the local area with fuel available nearby and numerous adequate landing locations available, the minimum ceiling is 600’ AGL and the minimum flight visibility is 1 statute mile, or

3.10.2	for non-routine flights, those with a point of no-return fuel decision, or those with less than 3 locations where a safe landing can be reasonably assured available within a 1.2 statue mile (2 km) radius of the helicopter, the minimum ceiling is 600’ AGL and the minimum flight visibility is 2 statute miles, or

3.10.3	for both routine and non-routine flights over featureless terrain that could cause disorientation (e.g. glaciers or snow-covered ground) the minimum ceiling is 600’ AGL and the minimum flight visibility is 2 statute miles.

3.11	LOFT is required for all flight crew.

107 of 156

3.12	CRM training for multi-crew operations or ADM training for single pilot operations is required annually for all flight crew. The Company will utilize international standards (e.g. IOSA, FAA, HFACS) to determine if the Helicopter Operator’s CRM/ADM is adequate.

3.13	While flying for the Company, maximum pilot duty time shall be:

3.13.1	Unlimited rotational schedule: Maximum 28 consecutive days worked followed by an equal, or more number of days off, or

3.13.2	For a maximum 4 consecutive rotations: Maximum 28 consecutive days worked followed by 14, or more days off, or

3.13.2.1             1 day off (free from all duties) in every 7 day period.

Note: transition between schedules set out in this paragraph requires approval from the Company.

3.14	Pilot daily flight time, pilot’s actual flight hours shall not exceed the following:

3.14.1	Six (6) flight hours in any twenty-four (24) consecutive hours if the flight duty day commences between 2200 and 0500 local time.

3.14.2	Single pilot operations: Eight (8) flight hours in any twenty-four (24) consecutive hours.

3.14.3	Multi-crew operations (both pilots share flying duties): Ten (10) flight hours in any twenty-four (24) consecutive hours.

Note: At the pilot's discretion, the above-noted eight (8) hour and ten (10) hour restrictions may be extended (maximum twice in 7 day period) should unusual flight activities occur (e.g., field delays with work activities, medivac).

The extension is permitted only when the pilot is of the opinion that flight safety will not be compromised due to fatigue. In addition, the Company reserves the right to immediately suspend flight activity if any employee or contractor is of the opinion that the pilot appears to be fatigued. The number of, and circumstances of, the extension(s) shall be recorded by the Helicopter Operator and submitted to the Company. The number of hours extended shall be subtracted from the next day’s maximum duty hours to give the pilot(s) more time to rest.

3.15	The Helicopter Operator shall ensure a MOPO document is onboard the aircraft for every flight; the MOPO shall contain, but is not limited to:

3.15.1	Weather minima.

3.15.2	Flight and duty limitations.

3.15.3	Minimum helipad design and sizes.

3.16	Continuous engine trend monitoring system (equipment and incorporation of the data analysis into Safety Management System) is required if equipment is available for the helicopter make and model.

3.17	The Contractor must not utilize helipads that do not comply with the requirements of Applicable Laws or the following, whichever is LARGER:

3.17.1	A diameter 2x the length of largest helicopter with rotors turning, and

3.17.2	35m diameter.

3.18	The helicopter-landing zone (actual touchdown area) shall have a maximum slope of five (5) degrees, shall be firm, free of debris, and at least twice the width of the helicopter skid gear. The area within 5m of the tail rotor must not have any obstructions taller than ¼ the distance between the ground and the tail rotor.

3.19	Flight crew shall wear flight helmets approved for helicopter operations during flight operations. Flight crew shall wear Nomex flight suits and appropriate footwear during flight operations.

108 of 156

3.20	All Helicopter pilots must be certified and demonstrated as competent to the Contractor prior to being engaged in helicopter operations for the Company.

3.21	Evaluation of flight crew competencies shall be the responsibility of the Helicopter Operator. The Helicopter Operator will certify their pilots’ competency and are required to develop effective evaluation procedures that clearly demonstrate pilot competency for the required knowledge and skill. Furthermore, pilot training shall include documented corrective action plans and execution. For example, if a pilot is observed by a training pilot to approach too steeply, there shall be documented flight time and exercises where the pilot practices approaching less steeply.

3.22	The Helicopter Operator shall have a training and assessment program for external load operations where:

3.22.1	Pilots shall demonstrate a thorough understanding of how to competently execute external load operations. Specifically:

3.22.1.1	the evaluation of, and the theoretical and practical knowledge of, various loads presented for external transport;

3.22.1.2	the evaluation of practical skills, such as flying loads with precision placement on long-lines utilizing vertical reference; and

3.22.1.3	demonstration of competency for weight/balance control and performance planning.

3.23	Prior to engaging in flight operations where external loads are transported by Long-Line, the Helicopter Operator shall require pilots to demonstrate competency through the following exercise:

3.23.1	A test load shall be lifted from the ground (without the load being dragged or swung) and flown for a circuit at appropriate airspeed for the load or VNE (do not exceed speed), then placed back on the ground within a predetermined 10 feet x 10 feet (3 meters x 3 meters) area, while maintaining smooth coordinated flight. This exercise must be repeatable on the initial evaluation.

3.23.2	The pilot must gently place a test load on target (maximum 2 m diameter), a minimum 4 out of 5 times with a tolerance of +/- 5 feet (1.5 meters) within the target area.

3.23.3	Before engaging in flight operations for the Company which require precision load placement, the Helicopter Operator shall require its pilots to demonstrate competency through the following exercise:

3.23.3.1	A test load to be held on the end of a long-line, 100 feet (30 meters) in length or longer, over a pre- determined 3 feet x 3 feet (0.9 meters x 0.9 meters) area at a height of 3-4 feet (0.9 - 1.2 meters), Above Ground Level (AGL) for 30 seconds while maintaining smooth coordinated control. The tolerance is 1 foot.

3.24	No helicopter parts and/or inspections shall be on extension when transporting passengers.

3.24.1	Inspections shall be completed within the designated time period, being hours, cycles, or calendar.

3.24.2	All safety critical components (engine, hydraulics, transmissions, flight controls, fuel systems, fuel controls, engine governors) of aircraft contracted by the Company, on extension (beyond the recommended time between overhaul) or planned to be on extension, shall be approved by the Company.

3.25	The Helicopter Operator shall provide to the Company requested risk-exposure metrics. These metrics include, but are not limited to: number of take offs and landings, numbers of passenger movements, number of non-staging landings, hours flown and number of external loads moved.

109 of 156

3.26	During the period commencing with the execution of the Contract until the completion of all helicopter operations associated with the Services or On-Site Work, the Contractor shall ensure that the Helicopter Operator notifies the Company of any inspection, audit or investigation by the Aviation Authority of the operations of the Helicopter Operator. Similarly, the Contractor shall ensure that the Helicopter Operator notifies the Company of any actual or potential violation of Applicable Laws communicated to the Helicopter Operator by the Aviation Authority. In all cases notification of the Company by the Helicopter Operator must occur within 24 hours of inspection, audit, investigation or notification of a possible violation by the Aviation Authority. The Helicopter Operator must provide to the Company any documentation and/or information requested by the Company relevant to the inspection, audit, investigation or possible violation. For clarity, this obligation includes any audit, inspection, investigation, or possible violation associated with the operations of the Helicopter Operator and is not limited only to those contacts with the Aviation Authority that occur during the provision of the Services by the Contractor to the Company.

3.27	When flying for the Company, it is the responsibility of the Helicopter Operator to report any near miss, hazard, unsafe act, and/or unsafe operating procedures that directly impact safety of flight (shall be immediately verbally reported to the Company, and then reported in writing within 24 hours following the occurrence).

3.28	While engaged in flight operations for the Company, the Helicopter Operator shall notify the Company of any flight operations incidences, accidents or significant aviation safety events that occur with their aircraft (operating under same operations certificate) on non-Company flights within 24 hours of the event.

3.29	While engaged in flight operations for the Company, any aviation operational difficulties not reported as an incident or accident shall be reported to the Company within 24 hours of the event. Operational difficulties include, but are not limited to:

3.29.1	Exceedences of aircraft operating limitations (as described in flight manual).

3.29.2	Frequent (more than 1 per 1000 Ground Proximity Events) use of transient operating limits.

3.29.3	Precautionary landings.

3.29.4	Unscheduled maintenance.

3.29.5	Non-compliance with Helicopter Operator’s standard operating procedures and guidelines.

3.29.6	Use of MEL/MDS or deferred defects.

3.29.7	Deviation from routine practices.

3.29.8	Any new (within last 6 months) applicable Airworthiness Directives (ADs) and Service Bulletins (SBs).

3.29.9	Damage to the aircraft, from flight operations.

3.29.10	Intentional or commanded release of external load equipment resulting in injury and/or damage to equipment or property.

3.29.11	Unintentional or uncommanded release of external load equipment (hooks, long-line, bagrunners, slings, swivels).

3.29.12	Incorrect passenger manifests.

3.30	The Helicopter Operator shall have a documented and systematic method to investigate aviation occurrences, near misses, hazardous situations; the Helicopter Operator shall us a systematic risk assessment process to rank risks of hazardous situations and near misses. The Helicopter Operator shall utilize a severity-scale approved by the Company to classify occurrences.

3.31	The Helicopter Operator may be subject to periodic safety inspections/audits conducted by the Company personnel or an authorized representative of the Company and will cooperate fully with such audits.

3.32	The Helicopter Operator shall provide digital copies of all documents, records, manuals and reports, as requested by the Company, to assess the Helicopter Operator’s safety behaviours and systems.

110 of 156

3.33	The Helicopter Operator shall notify the Company of significant changes to flight or maintenance manuals.

3.34	The Helicopter Operator must demonstrate that they have sufficient resources available for, and documentation to show implementation of, independent quality assurance that includes, but is not limited to:

3.34.1	An internal/evaluation and surveillance program.

3.34.2	An established audit schedule.

3.34.3	A record of findings and corrective and/or preventative actions.

3.34.4	Assurance of appropriate corrective and/or preventative action.

3.34.5	Quantitative assessment of corrective action effectiveness.

3.34.6	All elements necessary to confirm the maintenance supplier or department is in compliance with the applicable regulations and the maintenance procedures manual.

3.34.7	The quality assurance program confirms all referenced procedures remain applicable and effective.

3.35	The Helicopter Operator shall provide maintenance procedures manual(s) to all representatives assigned to maintenance related duties. This manual must meet or exceed the requirements of all Applicable Laws.

3.36	The Helicopter Operator, or maintenance contractor, shall employ a director of maintenance (or similar title) or a supervisory aircraft maintenance technician. This individual must possess a minimum of five (5) years working experience on the type(s), or similar type(s) of aircraft operated by the Helicopter Operator for the Company, and recent knowledge and/or recent aircraft specific training on the type of aircraft (i.e., within the last five years).

3.37	The Helicopter Operator, or maintenance contractor, shall employ a sufficient number of qualified aircraft maintenance technicians. These individuals must have at least two (2) years working experience on the type(s), or similar type(s) of aircraft operated by the Helicopter Operator for the Company, or have attended a recent manufacturer's approved aircraft specific type rating course (i.e., within the last two years).

3.38	All personnel acting in any aircraft maintenance technician capacity must hold valid certification issued by the appropriate Authorities and/or approved maintenance organization/repair station, which is properly endorsed for the categories and types of aircraft operated by the Helicopter Operator (as applicable to local regulation).

3.39	The Contractor will ensure that the Helicopter Operator has a program of regular maintenance and inspection ensuring that all tools and Equipment, whether owned or rented, are fit for their intended purpose, are appropriately certified, and are stored and maintained such that risks to users and others and to the environment are minimized. The program must include the identifications of Equipment criticality, maintenance and inspection plans for this Equipment, schedule of maintenance and inspection activities, the roles and responsibilities for the maintenance and inspection activities, the relevant procedures for maintenance and inspection activities including repair and re-certification procedures, competency and training records for maintenance and inspection activities, and records of Equipment drawings. This program will include the requirement to visually inspect all auxiliary equipment (e.g., hooks, line, clevis, etc.) prior to use within each 24 hour period.

3.40	The program of regular maintenance and inspection for Complex lifting devices (e.g., carousel, bag-runner, extended electric hook) shall include a documented annual inspection.

3.41	The Helicopter Operator shall develop a formal preventative maintenance program to ensure both the electrical and manual hook release systems are inspected and tested prior to commencing slinging or long-line operations.

111 of 156

3.42	The Helicopter Operator shall ensure pilots attend daily safety meetings conducted by the Contractor, or such other meetings as directed by the Company. Contractor safety meetings must address the safe coordination of ground and helicopter operations.

3.43	All helicopters conducting single pilot, external load work for the Company shall be equipped with:

3.43.1	a load cell (device that displays the weight of equipment hanging from the helicopter), and

3.43.2	a device that both monitors and warns (visual and/or auditory) pilots of exceedences above the helicopter’s limitations, or

3.43.3	an instrument(s) that is within the direct view of a pilot during vertical reference flying, that displays critical parameters of the helicopter.

3.44	In order to be deemed competent pilots must meet the following minimum requirements:

		PIC	SIC
	PIC	Multi-Engine	Multi-Engine
	Single Engine	Helicopters	Helicopters
	Helicopters	<12,500 lbs or	<12,500 lbs or
		5,5700 kgs	5,5700 kgs
Type of Licence	Commercial	ATP Rotary[4]	Commercial

Helicopter Type Rating	Valid	Valid	Valid

Total Helicopter Flight Hours	1,500	3,000	500

Pilot-In Command Helicopters	1,000	1,500	250

Multi-Engine Helicopter Hours	n/a	500	50

Hours on Turbine Powered Helicopters	250	1,200	250

Hours on Helicopter Make & Type	50	100	50

Helicopter Hours Last 90 days[5]	50	50	50

Enhanced Flight Training Program and Formal Ground School Curriculum[6]	Recommended	Recommended	Recommended

Recurrent Flight Training	Annually	Annually	Annually

Hours Vertical Reference/Long-Line[7]	300	500	n/a

Vertical Reference/Long-Line	Yes	Yes	Yes

Instrument Rating	n/a	For IFR & Night	For IFR & Night

Accidents & Violations[8]	Two (2) Years Free of any Violations and any Human
	Error Cause Accidents

[4]	Commercial License permitted for day VFR flight.
[5]	The enhanced flight training program is expected to far exceed the minimum requirements specified by COM. Utilization of pilot self study only does not fulfill the enhanced ground school requirement.
[6]	Required when conducting Vertical Reference (Long-Line) flight operations; shall include operationally-focused flight training with measurable success criteria.
[7]	Vertical Reference operations must be approved and monitored by the chief pilot.
[8]	This requirement may be eliminated provided the pilot has completed annual recurrent training and a pilot proficiency check, as required by the appropriate Authorities, within the previous 90 days.

112 of 156

Appendix 1 to Exhibit “D-4”

GUIDELINE

IEX: Onshore Helicopter Operations- Helicopter Performance Class, Passengers and Type of Terrain

Rev.	Date	Revision/Review Description	Author/ Reviewer	Approved By

1	09-09-10	First draft	Author: Hernan Rodriguez

2	18-07-12	TLM Corporate Aviation Advisor Modifications	Author: Matthew Collins	Bruce McKenzie

113 of 156

1.	INTRODUCTION

1.1	PURPOSE OF THIS DOCUMENT

This document provides guidance in two main areas:

1.	for determining helicopter type and payload for safe operations;

2.	this guideline provides methods to minimize the probability and severity of an engine failure. If the preferred helicopter type is not utilized, this guideline includes an alternate means of compliance when using single engine helicopters for passenger transport over areas where forced landings are hazardous.

1.2	INTENDED AUDIENCE

This document is intended for helicopter service providers who provide services to Talisman. Additionally, it is for Talisman personnel tasked with managing aviation risk through contractor management.

1.3	USING THIS DOCUMENT

All content is structured by section. Sections are further divided into topics.

Besides introductory and appendix material, this document contains:

•	definitions related to helicopter use over varying geophysical environments;

•	expectations around helicopter use and selection, both at the pre-tender and operations stage. Expectations specify requirements that must be followed; and

•	mitigation measures for reducing risk when operating single-engine helicopters in hostile terrain.

Typographic Conventions

Italics are used to highlight:

•	publication titles; and

•	content taken verbatim from other sources.

1.4	RESOURCES

For more information or clarification, contact:

Position	Email
Manager HSSE/OA IEX	IEXHSE@talisman-energy.com
Corporate Aviation Advisor	Aviationsafety@talisman-energy.com

2.	DEFINITIONS

Non-hostile terrain: An environment in which;

•	a successful emergency landing can be reasonably assured, and

•	the occupants of the aircraft can be adequately protected from the elements, and

•	search and rescue response can be provided consistently, or at the level or frequency required given the anticipated exposure. (From OGP 390)

Hostile terrain: An environment in which;

•	a successful emergency landing cannot be assured, or

•	the occupants of the aircraft cannot be adequately protected from the elements, or

•	search and rescue response cannot be provided consistently, or at the level or frequency required given the anticipated exposure. (From OGP 390)

114	of 156
114 of 156

Successful emergency landing: An unavoidable landing or ditching with reasonable expectancy of no injury to persons in the aircraft or on the surface.

Passenger: Anyone aboard the helicopter who is not one of the following: Pilot, Aircraft Maintenance Engineer (or Mechanic), qualified Flight Navigators and Cabin Attendants who are required by local regulation or the Helicopter Operator.

Performance Class 1 (PC1) Multi-engine helicopter: If an engine fails, the helicopter is able to land within the rejected take off area or to safely continue flight to an appropriate landing area. (Helicopters must be certified Category A) (From OGP 390)

Performance Class 2 with Defined Limited Exposure (PC2DLE) Multi-engine helicopter: If an engine fails, the helicopter is able to safely continue flight, except when the failure occurs early during take off or late in the landing, in which case a forced landing may be required. The period of time when a forced landing is required defines the “limited exposure”. The defined “limited exposure” must be less than a minute. (Helicopters must be certified Category A)

Performance Class 3 (PC3) Single Engine or Multi-engine helicopter: If an engine fails, a forced landing is required for single engine helicopters and may be required for multi-engine helicopters. (Helicopters certified Category A or B) (From OGP 390)

Category A: with respect to transport category rotorcraft, means multiengine rotorcraft designed with engine and system isolation features specified in FAR/JAR 29 and utilizing scheduled takeoff and landing operations under a critical engine failure concept which assures adequate designated surface area and adequate performance capability for continued safe flight in the event of engine failure.

Category B: with respect to helicopters means single-engine or multi-engine helicopters which do not fully meet all Category A standards. Category B helicopters have no guaranteed stay-up ability in the event of an engine failure and unscheduled landing is assumed.

LOFT: Line Oriented Flight Training; LOFT refers to aircrew training which involves a full mission simulation of situations which are representative of line operations, with special emphasis on situations which involve pilot decision making, communications, management and leadership. In short, LOFT means realistic, "real-time", full mission training.

FAR/JAR 27/29: Harmonized airworthiness certification standards from the US (FAR) and Europe (JAR) that address aviation safety through helicopter design. Part 27 addresses smaller helicopters (9 and fewer passengers) Part 29 address larger (10 or more passengers).

Engine chips: Small pieces of metal suspended in engine oil attracted to a magnetic ‘chip detector’ that are large enough to activate a warning light in the cockpit.

Hover-Out-of-Ground-Effect (HOGE): hovering without the benefit of the ground effect cushion; for any given altitude, hovering out of ground effect takes more power than hovering in ground effect.

HFDM: Helicopter Flight Data Monitoring; HFDM is a reliable method of monitoring Flight Crew compliance with Standard Operating Procedures; it captures occurrences that take place during flight, even those which crews are unaware of, and identifies issues irrespective of a company’s reporting culture (Global HFDM Steering Group)

HUMS: Health Usage Monitoring System, HUMS is a program that measures aircraft parameters, with emphasis on vibrations, to identify mechanical problems before a failure occurs

Safety Management System: a comprehensive system used to manage all aspects of health and safety throughout an organization, while providing a systematic approach for identifying hazards, controlling the risk those hazards present and ensuring continuous improvement of the system.

OEM: Original Equipment Manufacturer

IHST: International Helicopter Safety Team

ICAO: International Civil Aviation Organization

CAP: Civil Aviation Publication (UK)

3.	EXPECTATIONS

3.1	Before tendering geophysical operations, Talisman will complete a risk assessment of the project, identifying aviation risks and characterizing the operating environment as Hostile or Non-Hostile.

115 of 156

3.2	The Talisman risk assessment, company characterization of the environment and minimum expectations (i.e., terms of risk controls to be applied), will be incorporated in tender documents. These documents will be provided to companies who have been invited to bid on Talisman geophysical projects.

3.3	Helicopter service providers must be audited by the TLM Corporate Aviation Advisor, his/her delegate and/or a qualified third-party auditor, preferably before tender award, but required before start-up of operations. Talisman will review the audit report to ensure that any identified deficiencies have been addressed.

3.1	3.4 HELICOPTER PERFORMANCE CLASS/PASSENGERS/TERRAIN

The following table describes the MINIMUM requirements for Performance Class. Performance is a combination of helicopter capability, payload and available landing areas. It is important to note that a helicopter capable of Performance Class 2DLE can be legally loaded to an extent, and/or without available landing areas, such that it operates in Performance Class 3.

	No Passengers	Passengers

Non-Hostile Terrain	Performance Class 3	Performance Class 3
	Single engine permitted	Single engine permitted

Hostile Terrain	Performance Class 3	Performance Class 2
	Single engine permitted	Defined Limited Exposure permitted[1], or

Performance Class 3
Single/Multi engine permitted with mitigations
(below)

1 Note: Requires appropriate flight profile to ensure obstacle clearance is adequate in case of an engine failure. Refer to Category A flight profiles in the Rotorcraft Flight Manual.

3.5	If Performance Class 3 helicopter operations are proposed to transport passengers over hostile terrain, TLM IEX

HSE must approve the alternate means of compliance.

3.6	If Single Engine helicopters are approved to transport passengers, the maximum payload of passengers and cargo must be no more than:

o	maximum payload (passengers and cargo) calculated using the Hover Out of Ground Effect (HOGE) performance charts or maximum internal weight for take off and landing, which ever is lesser, then reduce the maximum payload by 10%.

3.7	If TLM IEX approves the alternate means of compliance, the number of flights and people transported on each flight (from passenger manifests) will be submitted to TLM IEX HSE. These reports, including totals, will be submitted daily, weekly and monthly, or as directed by Talisman.

4.	USE THE FOLLOWING FLOW CHART TO SELECT APPROPRIATE MITIGATION MEASURES

Matrix of mitigation compliance for single engine, passenger operations over hostile terrain:

Note: Talisman will evaluate compliance with mitigation measures

116 of 156

5.	MITIGATION MEASURES

Measures to reduce risk when transporting passengers in a Performance Class 3 (Single or Multi engine helicopters) over hostile terrain:

A. Engine Maintenance Procedures

1.	No engine parts or inspections on extension, i.e. past prescribed hours/months from OEM Maintenance manual;

2.	Engine Spectrometric Oil Analysis Program (SOAP) at 2 times frequency required in the OEM Maintenance Manual;

3.	All engine chips (from chip detectors) require laboratory analysis within 20 flight hours from discovery; and

4.	All post-engine maintenance run-ups and test flights must be 2 times the normal duration or as required in OEM Maintenance Manual, which ever is longer

B. Continuous Engine Health Monitoring

The following table describes two possible mitigation measures based on HFDM status

117 of 156

HFDM Status	Required Aircraft Health Monitoring

1. HFDM Installed and Program Implemented	a) Continuous engine trend monitoring installed and program implemented, AND an engine power checks every 10 flight hours

2. No HFDM	a) HUMS installed and program implemented or
b) Both:
i. vibration health monitoring (VHM) installed and program implemented
ii. engine trend monitoring systems installed and program implemented

C. Flight Operations Affecting Engine Health

1.	Utilizing a Helicopter Flight Data Monitoring system in accordance with the IHST and Global HFDM Committee description of an effective HFDM.

2.	Participating in flight crew simulator training, as outlined in Section 3 of OGP’s Helicopter guidelines for land seismic & helirig operations (Report No. 420, June 2009). (For an excerpt, see Appendix 1.)

3.	Documented and implemented Line Oriented Flight Training (LOFT) program as described in CAP 720, adapted for onshore, helicopter seismic operations.

D. Engine-failure Focused Safety Management Systems

1.	Documented and implemented Safety Management System (SMS) in accordance with the ICAO SMS Document 9859; the risk of engine failure with Performance Class 3 operations must be thoroughly addressed in (but not limited to):

a.	Risk register with mitigations and measures of mitigation effectiveness;
b.	Maintenance Quality Assurance, including remote operations;
c.	Maintenance Personnel performance assessment;
d.	Recurrent maintenance training;
e.	Flight Operations Quality Assurance (FOQA);
f.	Operational Flight Training;
g.	Management review with tracking of action items; and
h.	Influence of helipad/staging design on single engine Performance Class 3 operations

Appendix 1 – OGP 420 Helicopter guidelines, Section 3

Where available for the type of aircraft, the Helicopter Provider (shall) establish a simulator training programme, using approved Synthetic Training Devices for all Flight crew at a preferred frequency of 12 months and not less than once per 24 months. Flight crew training should be conducted in a synthetic Training Device (STD) that replicates the model of aircraft being flown as closely as possible. It is preferred that the device be full motion with a visual screen that provides forward and peripheral imaging.

Level C or D Flight Simulators are preferred. Where a Flight Simulator in not available for the helicopter type, the use of Flight Training Devices (FTDs) during training is strongly encouraged.

While it is recognized that the use of simulators allows practice in handling emergencies that cannot be practiced in the air, the emphasis of this training should also be on the development of Crew Resource Management (CRM) for multi-crew aircraft or Aeronautical Decision Making (ADM) for single piloted aircraft, including practice of CRM/ADM principles. When appropriate, this should be in the form of Line Oriented Flight Training (LOFT), the exercise for which should be developed between the Helicopter Provider and the simulator operators to provide “real time” exercises using simulated local operational, weather and environmental conditions.

All pilots (shall) receive annual recurrent training to the standards of appropriate civil aviation authorities, and flight checks at not less than a frequency of every six months for long-term operations. These flight checks should include an annual instrument rating proficiency check/renewal (where applicable), a proficiency check (including emergency drills) and an annual route check. Where distinct climatic seasons exist, training related to the seasonal change is recommended.

Before being scheduled for flight duties in a new location, all crewmembers (shall) receive as a minimum a documented Line Check, which includes an orientation of local procedures/policies.

118 of 156

Exhibit “D-5”

Talisman Energy Inc.

POLICY ON BUSINESS CONDUCT AND ETHICS

PRESIDENT’S MESSAGE

The Policy on Business Conduct and Ethics (PBCE) is a statement of the principles to which Talisman Energy Inc. is committed to uphold across its operations worldwide. The Policy reflects our Values and commitment to conduct business safely, in an ethically, socially and environmentally responsible manner. It explains the way we do business and sets standards for everyone who works for, or on behalf of, Talisman to follow. It has also been developed to be consistent with internationally recognized standards that Talisman adheres to, including the United Nations Global Compact, the Voluntary Principles on Security and Human Rights and the Extractive Industries Transparency Initiative.

In the upstream business we are subject to many different laws and local customs in different parts of the world, and of course often what we do in one part of the world is reflected and played back in another. That is the benefit and price of being a global company. We must take great care to apply consistent standards to the way we do business everywhere. It is each employee’s accountability to know about this Policy and to apply it in all situations.

This Policy applies not only to Talisman employees, officers and directors, but also to independent contract workers to the extent they conduct activities at or for Talisman. The Company will make reasonable efforts to promote the application of these ethical business practices by our joint venture partners and third party suppliers. Everyone conducting work on the Company’s behalf is an ambassador of Talisman. You are encouraged to act in a manner that upholds the spirit of the Policy and demonstrates Talisman’s values every day. As such I ask that you take the time to read this Policy and consider what it means for you.

If at any time you have a question, are unsure about what to do, or have a concern that someone has undertaken an action inconsistent with the Policy you have the responsibility to raise the issue even if the message is difficult. Honest communication is critical. You can do this a number of ways including speaking with your Supervisor, Manager, Country Manager or Executive Vice President. Furthermore, you are strongly encouraged to report any business ethics concerns via Talisman’s Integrity Matters hotline. The hotline is operated by a third party host and all reports made in good faith and in the context of a breach of any of Talisman’s policies will be taken very seriously. All calls and reports will be treated in confidence and information will be shared with only those persons who need to know or persons who are required to know. Where permissible or required by law, anonymity of the reporter will be maintained at the request of the reporter. Please remember that non compliance with the Policy or retaliation against someone who raises an issue regarding the Policy will not be tolerated.

Maintaining the goodwill of our stakeholders, including employees, governments and communities is critical to our Company's objective of maximizing shareholder value. All activities undertaken by Talisman must, of course, be lawful and safe, but it is equally important that these be conducted in an ethical, honest and fair manner, free from deception and impropriety, and with constant regard for Talisman’s reputation. This is the foundation of our license to operate and without that we have no business.

By our continued commitment to the principles embodied in this Policy, we can ensure that Talisman is a welcome corporate citizen worldwide.

John A. Manzoni

President and Chief Executive Officer

Talisman Energy Inc.

December 10, 2010

119 of 156

1	INTRODUCTION

The Policy on Business Conduct and Ethics is a reference guide for employees, officers, directors and independent contract workers that conduct activities on Talisman’s behalf. The Policy defines Talisman’s standards in a variety of areas including: ethical business conduct; personal conduct; health, safety and environment; employee practices; human rights and community relations.

1.1	Scope

The Policy applies to Talisman employees, officers, directors and independent contract workers to the extent that they conduct activities on the Company’s behalf. It also applies to all subsidiaries of Talisman Energy Inc. In this document, the term “Talisman” and “the Company” shall refer to Talisman Energy Inc. and all of its subsidiaries.

1.2	Responsibilities

Everyone to whom this Policy applies must become familiar with the policies and procedures described in the Policy and review them periodically. To assist you in this regard both the complete Policy and the supporting policies and procedures referenced therein are available on the Talisman Intranet. In addition, certain geographical and functional areas of the Company have specific procedures for various purposes to adhere to local laws. It is your responsibility to be aware of, and comply with, all procedures applicable to your area.

Managers have additional responsibilities in regard to the Policy. Every Manager is expected to lead by example and must promote compliance with the Policy by providing clear guidance to employees regarding appropriate business conduct in all situations.

2	ETHICAL BUSINESS CONDUCT

To maintain Talisman's excellent reputation with our stakeholders, all dealings on Talisman's behalf must reflect high standards of ethical behaviour. In particular, the following specific principles must be observed:

2.1	Compliance with Laws

We must be aware of and comply with all applicable laws, rules and regulations as locally interpreted and administered in all jurisdictions in which the Company conducts business. We have a duty to inform ourselves of any laws relevant to our particular activities. Anyone with questions regarding legal issues should consult the Legal Department.

2.2	Integrity in Business Dealings

We must act with integrity in dealings with all persons inside and outside the Company, including government officials, customers, suppliers and members of the community. We must follow established standards in procurement, and must treat tenderers fairly and equally. Detailed procurement procedures apply in each jurisdiction and must be scrupulously followed.

Talisman adheres to antitrust and competition laws that promote and protect free and fair competition. We will not be complicit in price fixing and / or anti-competitive behaviour.

2.3	Gifts

No person may give to, or accept from, an associate any material or extravagant gift, prize or entertainment benefit. “Material” and “extravagant” relate to benefits of such value as to appear to an objective observer:

to be excessive;

perceived to constitute a personal enrichment for the recipient; and / or to be a factor in influencing that person’s behaviour.

120 of 156

Gifts, prizes and entertainment benefits are considered material and extravagant if they exceed the standard that Talisman customarily offers to its partners and business associates. As a general rule, the exchange or receipt of gifts, entertainment and prizes must be occasional, modest and consistent with standard industry practice. Any amounts spent on gifts, prizes or entertainment benefits must be properly recorded in Talisman's accounts.

In issues related to gifts, prizes and entertainment benefits, common sense and good judgment should be used at all times. If in doubt as to the appropriateness of giving or receiving any gift, entertainment benefit or prize to or from an associate, consultation with a Supervisor or Manager is recommended.

For additional information on the interpretation of materiality, please refer to the Gift and Entertainment Policy.

2.4	Questionable or Improper Payments

Where commissions, consultants' fees, retainers and similar payments are required to be made and can be justified in the normal course of business, those payments must clearly commensurate with the services performed and must be properly recorded in Talisman's accounts. No other payments may be given or received. In particular, we may not, in the context of our relationship with Talisman, receive any personal payment or compensation from a source other than Talisman.

2.5	Compliance With Accounting Policies

We must comply with the Company's accounting regulations, policies, procedures and related controls. All accounts must properly describe and accurately reflect the transactions recorded and all assets, liabilities, revenues and expenses must be properly recorded and fully disclosed in Talisman's books. No secret or unrecorded funds or other assets are to be established or maintained.

In furtherance of our commitment to comply with applicable accounting regulations and corporate governance principles relating to financial reporting, the Company has instituted procedures to deal with complaints regarding accounting, internal accounting controls and auditing matters as well as the confidential anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

2.6	Political Donations

All political contributions made on Talisman's behalf must be authorized by Talisman's Chief Executive Officer in accordance with the Company's established guidelines.

2.7	Political Activities

Talisman encourages its employees to be active members of their communities and exercise their freedom to participate in lawful political activities; however, employees choosing to participate in political activities must do so on their personal time and at their own expense.

2.8	Public Disclosure

Employees and officers responsible for financial and other disclosures must ensure that Talisman makes full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with or submitted to all regulatory bodies and in all other public communications.

Employees and officers are responsible for ensuring that information required in such reports and documents is recorded, processed, summarized and reported on a timely basis, and that any known or perceived weaknesses or breakdowns in the reporting chain are brought to the attention of their Manager or to a member of Senior Management.

In addition, employees, directors (and third parties to whom this Policy applies) are encouraged to promptly report to a member of Senior Management any information that they consider could be material to the business and affairs of Talisman.

For additional information, please refer to the Disclosure Policy.

121 of 156

2.9	Compliance with Anti-Bribery Legislation

In keeping with Talisman’s objective of fostering an honest and transparent approach to our business, Talisman has a zero tolerance approach to bribery and corruption and insists that employees comply with this obligation. This means that Talisman employees must not give or accept facilitation payments, bribes, kickbacks or other types of improper payment for any reason. Talisman will endeavor as far as is reasonable to encourage business partners and others to also observe this standard.

Employees should be aware that Talisman is subject to legislation in Canada, the United States and other jurisdictions that prohibit corrupt practices in dealing with foreign governments. These laws make it an offence to make or offer a payment, gift or other benefit to a foreign public official in order to induce favourable business treatment, such as obtaining or retaining business or some other advantage in the course of business.

Violation of this legislation may result in substantial penalties to Talisman and to individuals. Foreign public officials include all people who perform public duties or functions for a foreign state. This can include:

anyone "acting in an official capacity";

anyone under a delegation of authority from the government to carry out government responsibilities; or

officers and employees of companies that have government ownership or control, such as national oil companies, regardless of whether the government in question has majority ownership or control.

Talisman, as well as individual employees, officers and directors, must take all reasonable steps to ensure that the requirements of this legislation are strictly met. No payments, gifts or other benefits are to be given, directly or indirectly, to foreign public officials, political parties or political candidates for the purpose of influencing government decisions in Talisman's favour or for securing other improper advantages. Furthermore, no such payments are to be made to agents or other third parties in circumstances where it is likely that part or all of the payment will be passed on to a foreign public official, political party or political candidate.

3	PERSONAL CONDUCT

We must comply with the standards of ethical behaviour in all aspects of our activities at and for Talisman. This includes our dealings with people outside the Company as well as our relationships within Talisman. In addition, we must act ethically and with loyalty to the Company at all times. In particular, we must not:

•	misuse Company resources, including computer systems. Individuals should protect the Company's assets and endeavour to ensure their efficient use. It is acknowledged, however, that minimal use of Company local telephone, electronic mail and internet services for personal use may occasionally take place, provided that such use is consistent with the Talisman IT Global Security Policy;

•	engage in Insider Trading. Insider Trading means buying or selling securities in a company when you have knowledge of a material fact or material change regarding the company that has not been publicly disclosed. This includes knowledge you have about the business of Talisman and also applies to the shares of other companies you may have confidential information about as a result of your position with Talisman. Trading with such knowledge, or providing such information to other people, is unethical and illegal. Talisman's Insider Trading Policy provides additional guidance on materiality and restrictions in this regard; or

•	pursue improper personal gain or compensation from our employment activities, Company property, information or position.

3.1	Conflict of Interest

Actual or perceived conflicts of interest between an individual's personal interests and those of the Company may hinder that person's ability to perform his or her Talisman work effectively and objectively. Accordingly, in general, individuals representing Talisman must not enter into outside activities, including business interests or other employment, that might interfere with or be perceived to interfere with their performance at Talisman, or that might otherwise compromise loyalty to the Company.

122 of 156

We must not take opportunities for improper personal gain that are discovered through the use of Company property, information or position. We should not compete with the Company but should endeavor to advance its legitimate business interests when appropriate opportunities arise.

Any employee who wishes to serve on a board of directors for a business that is not affiliated with Talisman must obtain the approval of his or her immediate Supervisor or Manager and of the Executive Officer responsible for legal affairs. Any Executive Officer wishing to serve on a board of directors for a business that is not affiliated with Talisman must obtain the approval of the President and Chief Executive Officer. This limitation does not apply to independent directors of Talisman whose service on other companies' boards is taken into account in the Company's board evaluation process.

Conflicts of interest also arise when an employee, officer or director, or a member of his or her family, receives improper personal benefits as a result of his or her position in the Company. Loans to, or guarantees of obligations of such persons are prohibited.

All conflicts of interest, whether actual, possible or perceived, should be communicated to your immediate Supervisor, Manager or the Executive Vice President Legal and General Counsel at the earliest possible opportunity.

In addition to the above, the Conflict of Interest in Employment Policy provides additional guidance on other potential conflict of interest issues.

3.2	Corporate Information

All corporate information is the property of Talisman. Corporate information includes trademarks (e.g., the Talisman logo), patents, software developments and applications, strategic and operational knowledge and financial information. We are in a position of trust with respect to such corporate information in the same manner as with any other corporate property. We must take care to protect the confidentiality of corporate information, including any confidential information received by Talisman from third parties. In particular, we must not:

use corporate information that has not been disclosed to the public for personal gain;

disclose confidential corporate information other than in the necessary course of business and with appropriate safeguards;

reference material publicly undisclosed corporate information in public speeches, written presentations or other publications. Anyone who speaks publicly on behalf of Talisman must obtain approval from the appropriate Talisman authority (in most cases, the appropriate authority would be that employee's Executive Officer) and must remit to the Company any payments or material gifts received; or

participate in Internet chat rooms or newsgroups discussions on matters relating to Talisman’s corporate activities or its securities.

In order to ensure consistency and fair disclosure, all media and investor communications are to be handled by the Corporate Communications and Investor Relations departments unless otherwise approved by the Senior Officer responsible for Corporate Communications or the President and Chief Executive Officer.

For additional information, please refer to the Disclosure Policy, the Insider Trading Policy and the Gift and Entertainment Policy.

4	HEALTH, SAFETY AND ENVIRONMENT

Our goal is to create a working environment such that we cause no harm to people, and where we minimize our impact on the environment.

To achieve this we will:

always comply with the law, or Talisman standards, whichever are higher;

operate our business to ensure proactive risk mitigation and continuous improvement;

123 of 156

set goals and targets, and measure performance against them;

hold ourselves and our contractors accountable to meet Talisman standards; and

communicate openly with those who may be affected by our activities.

Safe operations in all company activities is a core value. If operational results and safety ever come into conflict, we all have a responsibility to choose safety over operational results and Talisman will support that choice.

Workplace health and safety and environmental protection are responsibilities shared by every member of the Talisman workforce. Our leaders create the capacity for effective individual performance through role clarification, training, and competency verification, and they are expected to lead by example.

For additional information, please refer to the Health, Safety and Environment Policy and the Protocol for reporting High – Profile HSE Incidents.

5	EMPLOYEE PRACTICES

Talisman recognizes that it must earn the loyalty that it expects from its employees. Talisman is committed to treating its employees ethically and fairly. In particular, Talisman strives, in conjunction with local legal requirements, to ensure the following:

no discrimination on the basis of gender, physical or mental disability, age, marital status, family status, sexual orientation, religious belief, race, colour, ancestry or place of origin;

consistency with universally accepted standards related to exploitation of child and / or forced or compulsory labour;

freedom of association and collective bargaining;

fair and competitive compensation;

promotion of a harassment-free workplace;

confidentiality of employee records; and

compliance with local employment laws in conjunction with internationally recognized best practices.

All employees, and particularly Managers, must maintain and promote these principles in their hiring practices and in their relationships with other employees. Talisman expects all contactors to comply with these practices.

For additional information, please refer to the Canadian Privacy Policy and your local policies and procedures.

6	HUMAN RIGHTS

Talisman will conduct its business activities with integrity and will show respect for human dignity and the rights of the individual, based on the following principles:

6.1	Promoting respect for the Universal Declaration of Human Rights

Talisman supports the principles of, and will promote respect for, the Universal Declaration of Human Rights. We will lead by example, demonstrating values of tolerance and respect in the conduct of our operations.

6.2	Reviewing potential human rights issues and their relationship to our operations

Talisman will review the human rights climate of countries and regions when proposing, planning and implementing new investments and projects. Talisman will review associated potential human rights issues and their relationship to our ongoing operations. Talisman will liaise with stakeholders to identify such potential issues.

124 of 156

6.3	Addressing human rights concerns within our sphere of influence

Talisman will promote adherence to and respect for human rights principles in our areas of operation and will not be complicit in human rights abuses. We will strive to advance best practices with host governments, partners and third parties and we will seek consistency with our Security Policy and Guidelines, which has been based on the Voluntary Principles on Security and Human Rights.

6.4	Respecting the diverse cultures and perspectives of indigenous peoples

Talisman recognizes and respects the diverse cultures and perspectives of indigenous peoples. We will work with indigenous communities in all countries where we operate to better understand each other’s cultures, perspectives and values. We recognize that our activities have the potential to overlap with the use of lands by indigenous or tribal peoples and that they should be consulted on decisions affecting rights to use lands and resources.

7	COMMUNITY RELATIONS

Talisman’s approach to community relationships is based on the principles described in our Global Community Relations Policy (GCRP). The GCRP recognizes cultural diversity and the potentially differing needs and aspirations of different communities, including those of indigenous and tribal peoples. The GCRP responds to the expectation that others have of Talisman: that we will assess and understand the cultural and economic context in which we are working; that we will do no harm; and that we will enhance social and economic well–being. Please refer to the GCRP. Talisman believes that being a responsible and welcome member of the communities in which we operate is an essential part of our business strategy. Strong and transparent relationships with communities, based on trust and respect, allow the Company to effectively and efficiently carry out operations to the mutual benefit of the Company and our neighbours.

8	ENSURING COMPLIANCE WITH THIS POLICY

8.1	Compliance Certificates

As part of the effort to ensure compliance with this Policy, all employees, officers, directors and independent contract workers are required to complete Talisman’s Online Ethics Awareness Training and a Compliance Certificate on a yearly basis certifying observance with this Policy.

The President and Chief Executive Officer and each member of the Board of Directors shall complete a Certificate and provide it to the Chairman of the Board of Directors. Employees whose positions may include involvement with foreign operations will be notified if additional Compliance Certificates are required to ensure compliance with anti-bribery legislation.

8.2	Questions

If you have any questions regarding this Policy, you are encouraged to speak to your Supervisor or Manager. In addition, a Vice President in the Legal Department, the Vice President Audit or an Executive Officer, whether the Executive Officer to whom you report, or the Executive Officer functionally responsible for the matter in question, is available to answer questions or concerns relating to this Policy.

8.3	Reports

Talisman values open and honest communication with its internal and external stakeholders. The Company understands that even though reporting an observed breach of this Policy may be a requirement, it is not always easy. Talisman welcomes you to raise your concerns in a number of ways, such as speaking with your Supervisor, Manager, Country Manager, Executive Vice President or by making a report via the Integrity Matters hotline.

8.4	Integrity Matters - Talisman’s Hotline

You are encouraged to utilize Integrity Matters as an alternative method of reporting any perceived breaches of the PBCE. The third party operated hotline can be reached by telephone at 1-877-213-1029 anywhere in Canada or the United States. Contact information and special directions to reach the Integrity Matters hotline from other countries where Talisman has operations can be found at www.talisman-energy.com. Reports can also be made electronically through the Internet at www.ethicspoint.com or through Talisman’s internal and external websites.

125 of 156

All reports made in good faith and in the context of a breach of Policy are reviewed in accordance with Talisman’s Global Investigation Policy. You may submit such a report or observation with the knowledge that the Company values your good faith actions and will not tolerate retaliation of any kind. Anonymity of the reporter will be maintained where permissible by law and as requested by the reporter. All reports and questions will be treated in confidence. Information will be shared with only those persons who need to know.

8.5	Waivers

The Governance and Nominating Committee of the Company's Board of Directors must approve any waiver of any of the provisions of this Policy for a Director or an Executive Officer. Material departures from this Policy by a Director or Executive Officer which constitute a material change to the Company will be promptly disclosed to shareholders.

8.6	Discipline

Breaches of this Policy will be dealt with in accordance with the Company’s Progressive Discipline Procedure.

126 of 156

Exhibit “D-6”

GOLDEN RULES FOR SAFE OPERATIONS

(TLM Safety Culture Global Standard)

Introducing the Talisman Golden Rules for Safe Operations

Safety is one of our core values, aimed at creating working conditions where we cause no harm to people. In March 2010, we introduced the 10 Golden Rules for Safe Operations. These rules are to help ensure that everyone working at Talisman goes home safely every day.

Everyone working at a Talisman site (including our partners and contractors) is expected to know and abide by the Golden Rules. They have been developed with the full participation of all our operations and have been extensively discussed with both the executive leadership and our Board.

If a procedure or rule is not workable or clear, you are responsible to stop and seek clarification. It is our expectation that office employees also learn about and be aware of the Golden Rules, and abide by those rules which apply to their work situation.

We are making great progress in improving our safety performance, and I am grateful to you for your focus on safety to date. The Golden Rules will help us build on our achievements and help us on our journey to become a top quartile safety performer.

John A. Manzoni

President and Chief Executive Officer

127 of 156

Exhibit “D-7”

HSE MANAGEMENT SYSTEM QUESTIONNAIRE

FORM 5 – HSE CAPABILITY ASSESSMENT

GUIDELINES FOR BIDDER FOR PREPARATION OF RESPONSE TO QUESTIONNAIRE

1.	The purpose of this Questionnaire is to obtain information required to assess the extent to which HSE and its management are organised by your company.

2.	Answers should cover all relevant activities and not only those conducted on Company sites.

3.	Please answer each question fully. Company wishes to stress that answers are to be substantiated by submitting the supporting documentation listed below. Responses and any supporting documentation must relate specifically to the policy and organisational arrangements of the bidder that would be the signatory of any contract.

4.	Your submission will be assessed and its value will be taken into consideration in the evaluation process leading to a contract award decision.

5.	Following receipts of your submission, we may wish to further clarify responses at a mutual convenient time. Company also reserves the right to conduct site inspections to verify the supporting evidence submitted.

6.	Your answers to these questions will form an integral part of any Contract entered into between Company and your company as a result of this HSE questionnaire.

PROJECT SPECIFIC HSE PLAN

Bidder MUST supply a draft Project Specific HSE Plan consistent with the requirements defined in Part 5.2 of the Contract Section VII HSE Requirements.

128 of 156

HSE QUALIFICATION QUESTIONNAIRE

Element 1: Leadership and commitment
Item 1.1 - Commitment to HSE through leadership:
a) Are senior managers personally involved in HSE management?	☐ Yes	☐ No
b) Is there evidence of commitment at all levels of the organization?	☐ Yes	☐ No
c) Is there a positive culture on HSE issues?	☐ Yes	☐ No
If the answer to one or more items is YES, please provide details.

Element 2: Policy and strategic objectives
Item 2.1 - HSE policy, access and responsibility:
a) Do you have a corporate HSE policy document? Do you have clearly stated HSE goals? If the answer is YES, please attach a copy.	☐ Yes	☐ No
b) Who has overall and ultimate HSE responsibility in the organization?

c) Who is the most senior manager in the organization with responsibility for ensuring your HSE policy is observed in the workplace and at Sites where your employees are working? Specify name, title and experience.

d) Describe the methods used to inform all employees about your HSE policy.

e) How are employees informed of changes to this policy?

Item 2.2 – Policy on Incidents and Losses:
What is your formal policy on avoiding Incidents and Losses?

Item 2.3 – Policy on disciplinary actions related to violation of HSE rules or lack of procedural adherence resulting in HSSE/OI related incidents:
What is your formal policy on disciplinary actions related to violation of HSE rules or lack of procedural adherence?

Element 3: Organization, resources and documentation
Item 3.1 – Employee contribution:
How do you provide for employee contribution when developing its HSE culture and HSE management system?

Item 3.2 - Organization and communication:

129 of 156

How is your Company structured to achieve effective HSE management and communication?

Item 3.3 - HSE training of managers and supervisors:
a) Has formal training been provided for managers and supervisors who will plan, supervise, check and implement the Work so that all, regardless of management level, are familiar with their responsibility for ensuring the Work is done in accordance with HSE requirements?	☐ Yes	☐ No

b) Does this training embrace relevant topics on health, the working environment, safety and the environment? If YES, provide details. Describe the content and duration of courses if your Company provides in-house training.	☐ Yes	☐ No

Item 3.4 - Personnel HSE induction program:
a) What arrangements have been made to ensure new employees are familiar with basic industrial HSE, and that this knowledge is kept up to date?

b) What arrangements do you have for ensuring new employees are informed about possible problem areas and specific hazards inherent in the activity?

Item 3.5 - HSE training program:
a) What training is provided by your Company to ensure personnel involved are familiar with all applicable, formal requirements, and the HSE knowledge is kept up to date for all personnel?

b) What arrangements are in place for emergency response training?

Item 3.6 - Specialized training:
Have you identified activities which call for special training to handle potential hazards? If the answer is YES, provide details of the training given.	☐ Yes	☐ No

Item 3.7 - Rules, regulations, standards and requirements:
a) Is there a clear explanation of the formal requirements which your Company shall meet?	☐ Yes	☐ No

b) How do you ensure these requirements are observed and verified?

c) Is there an overall structure for disseminating rules, regulations, standards and Company requirements, and for improving internal governing documentation?	☐ Yes	☐ No
Item 3.8 - Assessing the suitability of Subcontractors:
a) How do you assess Subcontractors for HSE policy, HSE expertise and HSE results?

130 of 156

b) Are the standards and requirements which your Company requires to be met clearly set out, and if so, where?	☐ Yes	☐ No

c) How do you ensure these standards and requirements are observed and verified?

Element 4: Evaluation and risk management
Item 4.1 - Risk assessment:
What techniques are used by your Company to identify and assess potential risk to personnel, the environment and assets?

Item 4.2 – Security management:
What systems do you have in place to protect the Company against security threats related to the Work?

Item 4.3 – Sickness absence:
What routines do you have for monitoring and preventing sickness absence?

Item 4.4 – Work related illness:
What routines do you have for monitoring and preventing work related illness?

Item 4.5 – Working environment surveys:
How do you carry out scheduled working environment surveys, and how are these followed up?

Item 4.6 – Use of overtime:
How do you ensure required restitution time is provided and extensive use of overtime does not become a working environment burden for its employees?

Item 4.7 – Chemicals:
How do you evaluate the health risks presented by the use, transport and disposal of chemicals?

Item 4.8 – HSE data sheets:
How do you ensure the quality of its Material Safety Data Sheets (MSDS)?

Item 4.9 - Personal protective equipment (PPE):
What systems do you have for provision and upkeep of PPE, both standard issue and items required for specialized activities?

Item 4.10 - Environmental Management System (EMS):

131 of 156

Is the EMS based on a recognized international standard?	☐ Yes	☐ No

Item 4.11 - Environmental impact assessment and monitoring:
How do you evaluate and monitor the environmental impact of the Work done, and how is this information used to minimize possible negative effects?

Item 4.12 - Selection of environmentally optimal solutions:
Do you operate a system that clearly identifies the best available environmental solutions? How are such evaluations documented?

Item 4.13 - The environment and management documentation:
Has your Company included environmental aspects in management documentation, including operational procedures?	☐ Yes	☐ No

Item 4.14 - Waste management:
Do you have established systems for identifying, classifying, managing and reducing waste? If YES, please describe.	☐ Yes	☐ No

Item 4.15 – Environmental properties of chemicals due to be discharged:
Do you have ecotoxicological data which meet official requirements for the chemicals due to be discharged? If YES, please describe.	☐ Yes	☐ No

Item 4.16 - Use of potentially environmentally harmful chemicals:
How do you ensure minimal use is made of chemicals which are potentially harmful to the environment? Are possible measures documented in environmental action plans or HSE programs?

Element 5: Planning and procedures
Item 5.1 - HSE working practices:
How do you ensure work instructions and procedures are aligned with its HSE management system and policy?

Item 5.2 - HSE program:
Do you have formal procedures or set practices for establishing and implementing contract-specific HSE programs? If YES, please provide details and describe how these procedures are presented to clients.	☐ Yes	☐ No

Item 5.3 - Equipment control and maintenance:

132 of 156

How do you ensure plant and equipment used by its employees at the Company’s premises, on Site or elsewhere are correctly registered, inspected and maintained in a safe working condition?

Item 5.4 – Emergency preparedness:
a) How do you provide for required notification in the event of a hazardous condition or an Incident?

b) What systems are established by your Company to provide immediate and long-term care for employees and relatives in the event of a hazardous condition or an Incident?

Element 6: Implementation and performance monitoring
Item 6.1 - Supervision and monitoring of work activities
a) What arrangements do you have for supervising and monitoring its operations from an HSE point of view?

b) What arrangements do you have for passing on possible results and findings from such supervision and monitoring to base management and to employees on site?

Item 6.2 – History of undesirable events/hazardous conditions:
Have you or any of your Subcontractors caused any notifiable events (safety, occupational health or environmental) over the past five years? If YES, please provide details, including dates, the most frequent types of event, causes and any preventive follow-up measures implemented.	☐ Yes	☐ No

Item 6.3 - Reporting events with a high loss potential:
How do you identify undesirable events with a high loss potential, and how are these followed up?

Item 6.4 - Reporting personnel injuries:
a) Which parameters are used by your Company to monitor injuries suffered by employees?

b) Has your Company developed procedures for alternative work? If YES, please provide details.	☐ Yes	☐ No

Item 6.5 - Incident follow-up systems:
What systems does the Contactor have for following up undesirable events?

Item 6.6 – Occupational health:
a) How do you monitor the working environment on a daily basis, and how are the results of such monitoring followed up?

133 of 156

b) How are employees informed of possible health hazards they might encounter during the Work?

Item 6.7 - HSE performance indicators:
What types of HSE key performance indicators (KPIs) do you apply, and why were these indicators chosen?

Item 6.8 - Handling non-conformances:
How do you deal with and report non-conformance with procedures, specifications, standards, contractual requirements, and official rules and regulations?

Item 6.9 - Experience transfer:
What arrangements do you have for ensuring lessons learned are systematically applied in future work, and which issues are addressed?

Item 6.10 - Investigation and reporting of Major Incidents:
a) Who heads investigations into undesirable events?

b) How are findings from investigations or undesirable events that occur elsewhere communicated to employees?

Element 7: Auditing and reviewing
Item 7.1 - Auditing and reviewing:
a) Do you have documented processes in place for its audit and review activities, which include its Subcontractors? If YES, please describe	☐ Yes	☐ No

b) Which methods are being used to prioritize audits and reviews?

c) How are the audits and reviews followed up by management?

134 of 156

PROVIDE HSE PERFORMANCE STATISTICS for the past THREE YEARS

FOR last (months)
	ACTIVITIES	12	24	36
1.	Average number of employees assigned to COMPANY
2.	Manhours worked (include subcontractors, if any)
3.	Manhours worked since last Loss Time Injury
4.	Number of lost time injuries (LTIs)
5.	Number of lost workdays due to LTIs
6.	Total Recordable Injuries (TRI)
7.	LTIf = Total Number of LTI’s x 1,000,000
Total Man-hours
8.	TRIf = Total Number of TRI’s x 1,000,000
Total Man-hours
9.	LTI Severity Rate = Total Number of Days Lost x 1,000,000
Total Man-hours

NOTE: Please include your company definitions of the above-mentioned terms. For clarification refer to the OGP Safety Performance Accident Data Report

135 of 156

HSE BRIDGING DOCUMENT	CONTRACTOR LOGO
TALISMAN –PROJECT NAME

Exhibit “D-8”

HSE INTERFACE DOCUMENT TEMPLATE

(See attached)

136 of 156

HSE BRIDGING DOCUMENT	CONTRACTOR LOGO
TALISMAN – PROJECT NAME

CONTRACTOR LOGO

TALISMAN ENTITY –

FULLNAME OF CONTRACTOR

(CONTRACTOR'S ABBREV)

PROJECT NAME

HSE Bridging Document

This document contains fields. You can enter all the information when the document opens or hit cancel and enter the information the first time you encounter a grey highlighted field. To edit, place your cursor inside the text of the first occurrence of the field and press F9. Enter the applicable text and click OK. Everywhere else that field is used will be automatically updated when you go to Print Preview or Print (please delete this note first).

The fields are:

Talisman Entity (Please note “Talisman” is the abbreviation used throughout)

Contractor’s Full Name

Contractor Abbreviation

Project Name

Country

Talisman Representatives

Please insert the Contractor’s Logo and any other information that is highlighted in red.

137 of 156

HSE BRIDGING DOCUMENT	CONTRACTOR LOGO
TALISMAN – PROJECT NAME

PREPARATION & APPROVAL
	Name	Title	Date	Signature
Author
Author
Reviewer
Reviewer
Reviewer
Reviewer
Approver
Approver
Approver
Approver
CHANGES TO THIS DOCUMENT SHALL ONLY BE MADE BY THE AUTHOR UNDER A MOC PROCEDURE

ISSUE SUMMARY
ISSUE
NUMBER	DATE	DESCRIPTION OF REVISION OR AMENDMENT

138 of 156

HSE BRIDGING DOCUMENT	CONTRACTOR LOGO
TALISMAN – PROJECT NAME

DISTRIBUTION (E=Electronic copy)
LOCATION /
NAME	FUNCTION	COMPANY	Copies

TOTAL Paper Copies:

139 of 156

HSE BRIDGING DOCUMENT	CONTRACTOR LOGO
TALISMAN – PROJECT NAME

140 of 156

HSE BRIDGING DOCUMENT	CONTRACTOR LOGO
TALISMAN – PROJECT NAME

INCLUDE CONTRACTOR’S HSE POLICY

141 of 156

HSE BRIDGING DOCUMENT	CONTRACTOR LOGO
TALISMAN – PROJECT NAME

1	INTRODUCTION

TALISMAN ENTITY (Talisman) has contracted Fullname Of Contractor , (CONTRACTOR'S ABBREV) for Project description

This Talisman – CONTRACTOR'S ABBREV HSE Bridging Document has been prepared to address Project Name HSE Project-specific bridging areas between Talisman and CONTRACTOR'S ABBREV. Both Talisman and CONTRACTOR'S ABBREV operate company-specific HSE management systems. For operations to proceed efficiently and safely, it is necessary to integrate both systems.

Talisman reviewed the CONTRACTOR'S ABBREV HSE MS against HSE components of Talisman’s Operating Management System (TOMS) and found the CONTRACTOR'S ABBREV HSE MS acceptable for use during the Project Name.

This document follows the framework established in the Talisman Global Standard of Contractor HSE Management (HSEOI-STD-07-01) for Tier 1 contractors.

This document will be agreed to by both parties involved and categorizes the division of responsibilities which will ensure a safe operation under the contract conditions.

2	HSE OBJECTIVEShse objectives

Talisman and CONTRACTOR'S ABBREV’s HSE objectives are aligned with each other, with the goal of continual improvement and development. Talisman and CONTRACTOR'S ABBREV’s senior management will cooperate to lead and engage the workforce in meeting HSE goals, implementing HSE improvement programs and demonstrate their management commitment.

INCLUDE TALISMAN AND CONTRACTOR HSE OBJECTIVES AND GOALS FOR THE PROJECT

3	ORGANIZATION

All Talisman, Contractor and Third Party employees have an obligation to participate in HSE management as defined in this Talisman–CONTRACTOR'S ABBREV HSE Bridging Document. It is important that each individual understand their particular roles and responsibilities.

The key levels at which Talisman and CONTRACTOR'S ABBREV will interface are shown in the Interface Organization Chart (see Figure 2). Detailed roles and responsibilities for key positions are provided in Appendix A1.

Figure 2: Interface Organization Chart (insert below)

3.1	Talisman’s Responsibilities and Accountability

Talisman is responsible and accountable for ensuring that CONTRACTOR'S ABBREV and all subcontractors fulfils its pledges and responsibilities as identified above and that the HSE objectives Project Name are fulfilled.

These responsibilities will be implemented through sound HSE management and a due diligence process that ensures all stakeholders are familiar with and understand their responsibilities.

3.2	CONTRACTOR'S ABBREV’s Responsibilities and Accountability

Contractor is responsible and accountable to Talisman and to Country’s regulations for:

•	the safe execution of the well;

•	compliance with HSE legislation;

142 of 156

HSE BRIDGING DOCUMENT	CONTRACTOR LOGO
TALISMAN – PROJECT NAME

•	the HSE arrangements at the rig (including emergency and Onboard spill response)

•	the safety of persons, property, operation, and adjacent environment(s) of the area.

3.4	CONTRACTOR'S ABBREV Management and 3rd Party Management

•	Communicate HSE vision and expectation to employees.

•	Demonstrate appropriate HSE leadership behaviour in support of this document.

•	Manage its 3rd party contractors and subcontractors.

•	Resolve conflicting policies and promote ownership of HSE plans and procedures.

•	Provides required resources and training to meet the HSE objectives

4	ENVIRONMENTAL MANAGEMENT PLAN

The Project will follow the Environmental Protection Agency – ENVIRONMENTAL MANAGEMENT PLAN approved Environmental Management Plan (EMP). The EMP describes environmental requirements that CONTRACTOR'S ABBREV must adhere to during the Project Name.

5	TALISMAN’S PERFORMANCE INDICATORS (PI)

The Project Name will follow (in addition to CONTRACTOR'S ABBREV’s HSE performance indicators) Talisman’s performance indicators as described in the following table. These indicators will be included in the periodic CONTRACTOR'S ABBREV reports from the rig.

Reporting Frequency
Number of fatalities:	Daily, Week, Monthly
Employees, contractors, third parties
Number of lost time injuries (LTIs):	Daily, Week, Monthly
employees, contractors
Number of restricted work day cases (RWCs):	Daily, Week, Monthly
employees, contractors
Number of medical treatment cases (MTCs):	Daily, Week, Monthly
employees, contractors
Number of first aid cases (FACs):	Daily, Week, Monthly
employees, contractors
Number of near misses:	Daily, Week, Monthly
employees, contractors
Number of high-profile incidents (HPIs):	Daily, Week, Monthly
employees, contractors
Number of exposure hours:	Monthly
employees, contractors
Number of overdue actions from high-profile incidents (HPIs)	Monthly
Number of hydrocarbon spills (≥ 0.5 barrel)	Daily, Week, Monthly
Total volume of hydrocarbon spills (≥ 0.5 barrel)
Number of other spills (≥ 0.5 barrel)
Total volume of other spills (≥ 0.5 barrel)
Number of unintentional hydrocarbon releases (gas)	Daily, Week, Monthly
Number of unintentional hydrocarbon releases (liquid)
Number of regulatory HSE/OA audits and inspections	Daily, Week, Monthly
Number of notices of non-compliance
Number of administrative orders
Number of judicial actions

143 of 156

HSE BRIDGING DOCUMENT	CONTRACTOR LOGO
TALISMAN – PROJECT NAME

6	INCIDENT REPORTING AND INVESTIGATION PROCESS

Verbal report (immediate): All work site incidents must be reported to the Talisman’s Representatives ([insert Names of Reps]) immediately. The incidents will be reported to Talisman following the TSLBV Incident Classification Matrix (see Appendix 2).

Written report (less than 12 hours): The contractor has 12 hours to report the incident to Talisman’s Representatives in the CONTRACTOR'S ABBREV’s incident report template. The Talisman HSE Coordinator will complete the Talisman Incident report form (see Appendix 3).

High Profile Incident (HPI) is an Incident classified as a critical Incident, potential critical Incident, or Major Incident according to the Talisman Incident Classification Matrix (see Appendix 2). All high profile incidents will be investigated also by Talisman with contractor support. The Talisman investigation team will use TapRooT® for root-cause analysis of high-profile, serious and potential major incidents.

Non-High Profile Incidents will be investigated by Contractor with Talisman oversight.

7	EMERGENCY RESPONSE AND MEDEVAC (Depending project)

Talisman’s response priorities in order of importance are:

•	People (workers, public)

•	Environment (sea. air)

•	Property (company, private and public)

The Project Name will follow CONTRACTOR'S ABBREV Emergency Response Plan for the employees and contractors on the rig.

Talisman’s Emergency Response Plan (ERP) and Medical Emergency Response Plan (MERP) will be used for Talisman employees and direct contractors.

ADJUST

In case of oil spill Tier 1, CONTRACTOR'S ABBREV Oil Spill Contingency Plan will be used.(inboard)

In case of oil spills Tier 2 and 3, Talisman Oil Spill Contingency Plan will be used.

8	CONCURRENCE STATEMENT

The Project Name HSE management system detailed in this HSE Bridging Document is to remain in place for the duration of the operations or until such time as this HSE Bridging Document is re-issued because of a change, following the Talisman Management of Change procedure.

It is the responsibility of the Talisman and CONTRACTOR'S ABBREV to ensure that this HSE Bridging Document is subject to detailed review and revision upon significant changes in the work program.

This HSE Bridging Document is acceptable to the respective companies, as acknowledged by the signatures on page 2.

144 of 156

Error! No text of specified style in document. TALISMAN - TALISMAN - PROJECT NAME	CONTRACTOR LOGO

9	HSE BRIDGING ELEMENTS

System Primacy
	(Talisman,	Governing Documentation
HSE Element	Contractor or Joint)	TALISMAN	CONTRACTOR'S ABBREV	Comments and Follow-up

1. Set Interfacing Policy/Objectives

HSE Policies	JOINT	Talisman Global HSE Policy and Golden Rules (Video or presentation)		Talisman HSE Policy and Golden rules video or presentation will be included in new employee training matrix and for existing employees before starting operations.

Talisman and contractor HSE objectives	JOINT	Included in this document

Major risk controls	CONTRACTOR'S ABBREV

Joint statement of commitment	JOINT			The signature of this HSE Bridging Document by both Talisman and Stena senior management means acceptance and commitment to full implementation.

Mobilization HSE capability

2. Organization

Contractor sponsor (TSLBV)	TSLBV

Contractor liaison (Contractor)	CONTRACTOR'S ABBREV

Roles and responsibilities	JOINT

HSE Communication of interfacing arrangements to workforce

145 of 156

Error! No text of specified style in document. TALISMAN - TALISMAN - PROJECT NAME	CONTRACTOR LOGO

System Primacy
	(Talisman,	Governing Documentation
HSE Element	Contractor or Joint)	TALISMAN	CONTRACTOR'S ABBREV	Comments and Follow-up

3. Planned Work Standards

Hazard identification and risk control process in place

Behavioural Based Systems

Task-control documents (procedures, rules and practices)

Task risk assessment and/or job safety analyses

Talisman’s Golden Rules (Include the name of the procedure to be used according to each rule):	JOINT	Talisman’s Golden Rules for Safe Operations		Talisman Golden Rules (Video) will be included in the HSE initial training for all personnel.

oil, gas and chemical leaks

risk assessment

permit to work

energy sources isolation

safe lifting operations

confined space entry

work at height

dropped objects

operate vehicles safely

control ground disturbance

Disciplinary action policy/procedure for HSE violations	JOINT	Talisman Safety Culture Standard (Just Culture)

146 of 156

Error! No text of specified style in document. TALISMAN - TALISMAN - PROJECT NAME	CONTRACTOR LOGO

System Primacy
	(Talisman,	Governing Documentation
HSE Element	Contractor or Joint)	TALISMAN	CONTRACTOR'S ABBREV	Comments and Follow-up

3. Planned Work Standards (cont’d)

Management of change process for changes related to the HSE Bridging Document, key personnel, critical tasks and equipment modifications	JOINT

Managing subcontractors

Managing new and inexperienced workers

Worker training and competence development programs

Emergency response and Medevac capability

Provision of support vessel (PSVs) + suitable Stand-by vessel

Incident reporting and investigation process with closure for addressing corrective actions	JOINT	Talisman will use TapRoot for High Profile Incidents

Occupational health: Hygiene Management program, health surveillance, malaria prevention and management.

Fitness to work

Camp Living Conditions, Food and water handling.

147 of 156

Error! No text of specified style in document. TALISMAN - TALISMAN - PROJECT NAME	CONTRACTOR LOGO

System Primacy
	(Talisman,	Governing Documentation
HSE Element	Contractor or Joint)	TALISMAN	CONTRACTOR'S ABBREV	Comments and Follow-up

3. Planned Work Standards (cont’d)

Pre-assignment medical assessment, onsite medical, first aid services (personnel and equipment).

Weapons, Drugs and Alcohol policies are in place

Community and social responsibility is addressed

Environmental protection systems: Environmental management plan (EMP) Worksite, chemical and fluid, Spills, Waste, Water, Air quality and noise management Flora and fauna protection and management Abandonment Reclamation, etc.

Aviation Safety: Standards and/or SOPs to follow for Air transport of personnel and cargo

4. Measure Performance

HSE monitoring program

Process for capturing and implementing improvement initiatives

148 of 156

Error! No text of specified style in document. TALISMAN - TALISMAN - PROJECT NAME	CONTRACTOR LOGO

System Primacy
	(Talisman,	Governing Documentation
HSE Element	Contractor or Joint)	TALISMAN	CONTRACTOR'S ABBREV	Comments and Follow-up

4. Measure Performance cont’d

Inspection and/or audits schedule and action plan follow up

Effectiveness of interfacing arrangements

Management reviews targets and improvement plans

149 of 156

Error! No text of specified style in document. TALISMAN - TALISMAN - PROJECT NAME	CONTRACTOR LOGO

Appendices

A1	Talisman and CONTRACTOR'S ABBREV HSE Roles and Responsibilities

A2	Talisman Incident Classification Matrix

Broad Category	Health / Safety	Environment	Process Safety / Business Loss / Community Impact / Reputation
Sub Category			Unintentional
Incident	Personal Injury /	Environmental	Hydrocarbon Release			Community
Classification	Illness	Releases	Liquid	Gas	Business Loss	Impact	Reputation	Regulatory

Critical Incident	Fatality or multiple Fatalities	Acute damage resulting in long-term (>five years) environmental management.	Leak which measured > 9,000kg	Leak which measured > 1,000kg	Total cost of Incident > $10 million USD	International Public concern or disruption and/or international media attention		Infraction resulting in Judicial Action; or adverse risk to license to operate

Major Incident	Major Injury or Permanent Disablement	Acute damage resulting in mid-term (one to five years) environmental management.	Leak which measured < 9,000 kg and > 60 kg	Leak which measured < 1,000 kg and > 300 kg	Total cost of Incident > $1 million USD	National Public concern or disruption and/or national media attention		Infraction resulting in Administrative Order

Serious Incident	Lost Work Day Case (LWDC)	Acute damage resulting in short-term (< one year) environmental management.	Leak which measured < 60 kg and > 10 kg	Leak which measured < 300 kg and > 1 kg	Total cost of Incident > $100,000 USD	Area Public concern or disruption and/or area media attention		Infraction resulting in Notice of Non- Compliance or active onsite regulatory investigation

Minor Incident	Restricted Work Day Case (RWDC) or Medical Treatment Case (MTC)	Temporary damage; minimal and quick clean up efforts.	Leak which measured < 10kg	Leak which measured < 1kg	Total cost of Incident > $10,000 USD	Local Public concern or disruption and/or local media attention		Infraction resulting in Warning

Negligible Incident	First aid treatment or (for Illness) other not involving LWDC, RWDC or MTC	Unintended release of non-damaging material; none or minimal clean-up required.	NA	NA	Total cost of Incident < $10,000 USD	Local Public awareness, but no concern		Self disclosure or compliance item immediately corrected.

Near Miss	No actual injury, but potential to cause injury (e.g. dropped object from height)	Release of material into containment; potential to cause environmental damage	NA	NA	No disruption of community or damage or remediation costs, but potential for either

150 of 156

HSE BRIDGING DOCUMENT TALISMAN - TALISMAN - PROJECT NAME	CONTRACTOR LOGO

A3	Talisman Incident Report Form
151 of 156

Exhibit “D-9”

LOCAL BENEFITS AND STAKEHOLDER RELATIONS REQUIREMENTS

1	LOCAL BENEFITS REQUIREMENTS

1.1	Definitions

“Local Benefits” shall mean employment (local labour) and business opportunities (provision of goods and services) generated through the normal course of Talisman’s seismic, drilling, completions, operations or reclamation activities.

“Local Labour” shall mean people living in reserves, villages, towns and cities (collectively referred to hereafter as “communities”) in close physical proximity to the work to be done.

“Land Stakeholder” shall mean those people owning, occupying or utilizing land physically impacted by Talisman’s operations through the construction of rig locations, drilling camps or related operational facilities such as water pumping stations, bridges, etc. Whenever possible, land interests shall be determined through verification of lands records held by provincial authorities. Those land stakeholders living in close proximity to the work to be done shall be given the same opportunities, no less and no more, for field labour positions and for the provision of goods and services as those living in close physical proximity to the work to be done who do not own or occupy land.

“Provision of Goods and Services” shall mean goods and services normally available in communities within the relevant operating area and in close proximity to the work to be done.

“Category A” shall mean vendors within directly impacted communities within the Municipal District, County or First Nation Traditional Land (as defined by the regulator).

“Category B” shall mean vendors within adjacent Municipal Districts, County or First Nation Traditional Land (as defined by the regulator).

“Category C” shall mean vendors within the province/state, outside of Category A or B.

“Good Neighbour Program” shall mean Talisman’s North American Operations program that identifies operating guidelines in areas where Talisman operates to reduce the impact on roads, dust levels, traffic and noise.

1.2	Talisman’s Philosophy Regarding Local Benefits and Impacts

Talisman’s corporate philosophy regarding local benefits is based on Talisman’s Policy on Business Conduct and Ethics (“PBCE”) (Exhibit “D-5”), Global Community Relations Policy (“GCRP”) and Shale Operating Principles, which are accessible to Contractor on the Company’s external website at www.talisman-energy.com. Talisman is committed to reducing the impact of our operations on roads, dust levels, traffic, and noise and lease maintenance. All employees and contracts are expected to comply with the Good Neighbour Program.

1.3	Application / Review

This Exhibit “D-9” is sets out minimum expectations and standards of procurement of local labour and goods and services for the Services. This Exhibit “D-9” will be reviewed and updated on as needed basis or, at least annually, by Talisman to ensure completeness, appropriateness and applicability.

1.4	Requirements for Local Hiring

Whenever reasonable, considering Local Benefits Requirements, market prices, skills levels, availability and Talisman’s Global Contractor Management Practice, Local Labour shall be will be used in the Services. This includes all local labour hired by Talisman’s contractors, subcontractors and service providers.

152 of 156

Notices of general hiring of local labour at the start of any project will be advertised in advance using the appropriate method for the area. This could include advertisements in newspapers or employment agencies. As appropriate, the announcement will include a brief description of the positions available, physical requirements, education/experience requirements and other pertinent information pertaining to the work and the application.

When a significant number of jobs are to be offered at one general time, a meeting or series of meetings with communities may be convened to explain and conduct the recruitment process.

1.5	Key Performance Indicators

1.5.1	Key Performance Indicators (“KPI’s”) shall be used to track performance in the area of local content and local hiring.

1.5.2	KPI’s shall be calculated according to the chart below and reported to Talisman on a monthly or weekly basis, at Talisman’s discretion, depending on the length of the project. The scorecard attached as Appendix 1 to this Exhibit “D-9” shall be used to track such KPI’s.

1.5.3	KPI List

KPI Title	Local Content - % Spend

KPI Description	[***]

Calculation	[***]

Target	[***]

Reporting Frequency	[***]

Reported by	[***]

Additional Information	[***]

KPI Title	Local Content – Local Hiring

KPI Description	[***]

Calculation	[***]

Target	[***]

Reporting Frequency	[***]

Reported by	[***]

1.5.4	KPI Remedial Actions

1.5.4.1	If any of the above KPI’s do not meet or exceed the target in any one reporting period, Contractor shall provide Talisman with a complete summary of the performance deficiency and reasons for missing the target, and clearly outline actions taken to bring performance back up to the targeted level in a timely manner.

1.5.4.2	Contractor shall meet the Talisman’s contract sponsor and Local Economic Engagement Coordinator to review the plan. Upon approval of the plan, Contractor shall immediately implement any agreed changes in the Contractor’s operating practices to bring Contractor’s performance back up to the target level(s).

1.5.4.3	If Contractor does not correct all of the performance deficiencies in the following reporting period, then:

1.5.4.3.i	A senior executive of each Party shall meet to discuss Contractor’s overall performance. Immediately after such meeting, Contractor shall have 10 days to bring Contractor’s performance up to the target level(s) (the “Cure Period”);

153 of 156

1.5.4.3.ii	If, following the Cure Period, Contractor is still not meeting all KPI target(s), the executive responsible for Canadian operations of the Contractor shall meet with designated representatives of Talisman’s Stakeholder Relations and Supply Chain functions at the offices of Talisman in Calgary.

1.5.4.3.iii	Without prejudice to any other remedies Talisman may have under this Contract, if, after the Cure Period, Contractor is still not meeting all KPI target(s), Company may, in its sole discretion and by written notice to Contractor, immediately suspend this Contract without penalty to Talisman.

154 of 156

Appendix 1

KPI Scorecard

[To be inserted.]

155 of 156

SCHEDULE “E”

attached to and made part of the Master Contract for Seismic Acquisition Services in Western Canada (No. TEI11362) dated the «Cnctrctdate» between TALISMAN SASOL MONTNEY PARTNERSHIP and SAEXPLORATION (CANADA) LTD.

FORM OF PERFORMANCE GUARANTEE

[see attached]

156 of 156